                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant  [ x ]
Filed by a party other than the Registrant  [  ]

Check the appropriate box:

[X ]  Preliminary Proxy Statement             [ ]  Confidential, for Use of the
                                                   Commission Only (as permitted
[ ] Definitive Proxy Statement                     (by Rule 14a-6(e)(2))
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12)

                           AccuMed International, Inc.
                ------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                                 Not applicable
                     ---------------------------------------
                     (Name of Person Filing Proxy Statement,
                          if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

        [ ] No fee required.
        [X] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1) Title of each class of securities to which transaction applies:

                           Not applicable
            --------------------------------------------------------------------

        (2) Aggregate number of securities to which transactions applies:

                           Not applicable
            --------------------------------------------------------------------

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

                           Not applicable
            --------------------------------------------------------------------

        (4) Proposed maximum aggregate value of transaction:

                           $15,750,000
            --------------------------------------------------------------------

        (5) Total Fee paid:

                           $3,150 .
            --------------------------------------------------------------------

        [ ] Fee paid previously with preliminary material:   Not applicable.
                                                             --------------

        [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1)    Amount previously paid:

                           Not applicable.
            --------------------------------------------------------------------

        (2)    Form, Schedule or Registration Statement No.:

                           Not applicable.
            --------------------------------------------------------------------

        (3)    Filing party:

                           Not applicable.
            --------------------------------------------------------------------

        (4)    Date filed:

                           Not applicable.
            --------------------------------------------------------------------

                           ACCUMED INTERNATIONAL, INC.
                      900 North Franklin Street, Suite 401
                             Chicago, Illinois 60610


Dear Stockholder:

        On behalf of the Board of Directors, you are cordially invited to attend the Special Meeting of Stockholders (including any adjournment or postponement thereof, the "Meeting") of AccuMed International, Inc. (the "Company") to be held at 10:00 a.m. (Chicago time) on December 21, 1998 at the offices of the Company located at 900 North Franklin Street, Suite 401, Chicago, Illinois.

        At the Meeting, you will be asked to consider and vote upon approval of the sale by the Company of substantially all the assets and certain liabilities related to its Microbiology Division, including the Company's wholly-owned subsidiary AccuMed International Ltd., an English registry company (collectively, the assets and certain liabilities to be sold are referred to as the "Microbiology Business"), to AMI Acquisition Corp., a Delaware corporation (the "Purchaser"). The consideration to be received by the Company, in addition to the assumption of certain liabilities by the Purchaser, will be an initial purchase price of $15,150,000 in cash which will be paid to the Company in immediately available funds at the closing. An additional $600,000 in cash will be deposited by the Purchaser into an escrow account at the closing. The initial purchase price may be increased or reduced following computation of the net working capital of the Microbiology Business at the closing date (see "TERMS OF THE PROPOSED SALE--Purchase and Sale; Adjustment to Initial Purchase Price"). The Company's Microbiology Division accounted for approximately $15.4 million (99.5%) of the first nine months of 1998 revenues and $18.1 million (94.8%) of 1997 revenues. Important details regarding the structure of the transaction and other matters are described more fully in the accompanying Proxy Statement.

        Following the transactions, you will continue to be a stockholder of the Company. Nevertheless, because of the importance of the business being sold, Delaware law requires that the Company seek your approval before proceeding. The business to be sold does not include the Company's Cytopathology Division. Portions of the net cash proceeds of the sale will be used (i) to repay indebtedness under the Company's secured debt facilities (approximately $5.5 million), and (ii) to repay the Company's 12% Convertible Promissory Notes due 2000 (approximately $3.3 million). The balance of the proceeds, approximately $6.95 million, will be used to pay expenses related to the transaction, for working capital, including reduction of outstanding accounts payable, and general corporate purposes to fund the continuing operations of the Company's Cytopathology Division.

        THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED, AND RECOMMENDS THAT YOU VOTE "FOR," THE PROPOSED SALE OF THE COMPANY'S MICROBIOLOGY BUSINESS. In arriving at its recommendation, the Board of Directors has given careful consideration to a number of factors described in the enclosed Proxy Statement.

        The Board of Directors has for some time considered the strategic direction of the Company in light of, among other things, the competitive conditions facing the Company and the Company's financial condition and leverage. Based on these and other considerations more fully described in the enclosed Proxy Statement, the Board of Directors believes that the proposed sale is expedient and fair and in the best interests of the Company and its stockholders.

        The approval of the proposed sale requires the affirmative vote of the holders of at least a majority of the outstanding shares of common stock, par value $0.01 per share.

        You are urged to carefully consider all the material in the Proxy Statement and mark, sign, date and return the enclosed proxy as soon as possible, regardless of whether you expect to attend the Meeting. Giving a proxy will not prevent you from voting in person at the Meeting.

                                    Very truly yours,


                                    PAUL F. LAVALLEE
                                    Chairman of the Board, President
                                    and Chief Executive Officer

Dated:  December ___, 1998

                           ACCUMED INTERNATIONAL, INC
                      900 North Franklin Street, Suite 401
                             Chicago, Illinois 60610

                             ----------------------

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         To be Held on December 21, 1998

                             ----------------------


Dear Stockholders:

        NOTICE IS HEREBY GIVEN THAT A SPECIAL MEETING (the "Meeting") OF STOCKHOLDERS OF ACCUMED INTERNATIONAL, INC., a Delaware corporation (the "Company"), will be held at the Company's offices located at 900 North Franklin Street, Suite 401, Chicago, Illinois, on December 21, 1998 at 10:00 a.m. (Chicago time), to consider and act upon the following matters.

        1. PROPOSED SALE. To consider and vote upon approval of the sale (the "Proposed Sale") by the Company to AMI Acquisition Corp., a Delaware corporation (the "Purchaser"), of substantially all of the assets and liabilities related to the Company's Microbiology Division, including all of the issued and outstanding ordinary shares of AccuMed International Ltd., an English registry company and wholly-owned subsidiary of the Company, pursuant to the terms and conditions of Asset Purchase Agreement dated as of November 20, 1998 between the Company and the Purchaser.

        2. OTHER BUSINESS. To transact such other business and to consider and take action upon any and all other matters that may properly come before the Meeting or any adjournment or postponements thereof.

        The Board of Directors knows of no matters, other than those set forth in paragraph (1) above that will be presented for consideration at the Meeting.

        The Board of Directors has fixed the close of business on November 18, 1998 as the record date for the determination of stockholders entitled to vote at the Meeting.

        WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE MARK, DATE, SIGN AND MAIL THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE. THE PROXY IS REVOCABLE AND WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                                            By Order of the Board of Directors


Chicago, Illinois                           JOYCE L. WALLACH
December ____, 1998                         General Counsel and Secretary

                                 PROXY STATEMENT
                                       OF
                           ACCUMED INTERNATIONAL, INC.
                      900 NORTH FRANKLIN STREET, SUITE 401
                             CHICAGO, ILLINOIS 60610

                             -----------------------

                         SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON DECEMBER 21, 1998

                             -----------------------


                                  INTRODUCTION

GENERAL

        This Proxy Statement is being furnished to holders of common stock, par value $0.01 per share (the "Common Stock"), of AccuMed International, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Company's Board of Directors for use at a Special Meeting of Stockholders scheduled to be held at the Company's principal offices located at 900 North Franklin Street, Suite 401, Chicago, Illinois on December 21, 1998 and at any and all adjournments or postponements thereof (the "Meeting").

        It is anticipated that this Proxy Statement and the accompanying form of proxy will first be sent to stockholders on or about December 1, 1998. Only stockholders of record at the close of business on November 18, 1998 are entitled to vote at the Meeting.

        At the Meeting, stockholders will be asked to (i) consider and vote upon a proposal to approve the principal terms of the sale (the "Proposed Sale") by the Company to AMI Acquisition Corp., a Delaware corporation (the "Purchaser"), of substantially all of the assets (the "Acquired Assets") and liabilities (the "Acquired Liabilities") related to the Company's Microbiology Division, including all of the issued and outstanding ordinary shares of AccuMed International Ltd., an English registry company and wholly-owned subsidiary of the Company, (the Acquired Assets and Acquired Liabilities, collectively, are referred to as the "Microbiology Business"), pursuant to the terms and conditions of the Asset Purchase Agreement dated as of November 20, 1998 between the Company and the Purchaser (the "Asset Purchase Agreement"), and (ii) to consider such other business as may properly come before the Meeting.

        A copy of the Asset Purchase Agreement is attached to this Proxy Statement as Appendix A.

        The consideration to be received by the Company in the Proposed Sale, in addition to the assumption of the Assumed Liabilities by the Purchaser, will be an initial purchase price of $15,150,000 in cash which will be paid to the Company in immediately available funds at the closing. An additional $600,000 in cash will be deposited by the Purchaser into an escrow account at the closing. The initial purchase price may be increased or reduced following computation of the net working capital of the Microbiology Business at the closing date (see "TERMS OF THE PROPOSED SALE--Purchase and Sale; Adjustment to Initial Purchase Price"). The Company's Microbiology Division accounted for approximately $15.4 million 99.5%) of the first nine months of 1998 revenues and $18.1 million (94.8%) of 1997 revenues. The Proposed Sale does not include the Company's Cytopathology Division. See "TERMS OF THE PROPOSED SALE." Portions of the net cash proceeds of the Proposed Sale will be used (i) to repay indebtedness under the Company's secured debt facilities (approximately $5.5 million), and (ii) to repay the Company's 12% Convertible Promissory Notes due 2000

(approximately $3.3 million). The balance of the proceeds, approximately $6.95 million, will be used to pay expenses related to the transaction, for working capital, including reductions in outstanding accounts payable, and general corporate purposes to fund the continuing operations of the Company's Cytopathology Division.
See "USE OF PROCEEDS."


                               VOTING AND PROXIES

REVOCABILITY OF PROXIES

        A proxy for use at the Meeting is enclosed. Any stockholder who executes and delivers such proxy may revoke it at any time prior to its use by: (i) filing with the Secretary of the Company a notice of revocation of proxy or a valid proxy bearing a later date, or (ii) by attending the Meeting and voting in person.

SOLICITATION OF PROXIES

        This proxy solicitation is being made by the Board of Directors of the Company. The expense of the solicitation will be paid by the Company. The Company has retained Corporate Investor Communications, Inc. ("CIC") to conduct a broker search, distribute the proxy materials and act as proxy solicitor in connection with the Meeting. For such services, the Company will pay CIC a fee of $4,500 and reimburse CIC for certain out-of-pocket expenses, estimated not to exceed $800. To the extent necessary to assure sufficient representation at the Meeting, proxies may be solicited by any appropriate means by CIC and, in addition, by directors, officers, regular employees of the Company and the stock transfer agent for the Common Stock, who will not receive any additional compensation therefor. CIC will request that banks, brokers and other fiduciaries distribute proxy materials to their customers who own beneficially the Common Stock listed of record in names of nominees and, although there is no formal arrangement to do so, the Company will reimburse such persons the reasonable expenses of such distribution.

OUTSTANDING SECURITIES

        The Board of Directors has fixed November 18, 1998, as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Meeting. At the close of business on the Record Date, there were outstanding and entitled to vote 5,485,453 shares of Common Stock.

VOTE REQUIRED AND VOTING PROCEDURES

        Each holder of Common Stock will be entitled to one vote, in person or by proxy, for each share standing in its name on the books of the Company as of the Record Date on each of the matters duly presented for a vote at the Meeting.

        In connection with the solicitation by the Board of Directors of proxies for use at the Meeting, the Board of Directors has designated Paul F. Lavallee, Chairman of the Board, President and Chief Executive Officer, and Leonard R. Prange, Chief Operating Officer and Chief Financial Officer, as proxies. Shares represented by all properly executed proxies will be voted at the Meeting in accordance with the instructions specified thereon. If no instructions are specified, the shares represented by any properly executed proxy will be voted FOR the proposal to approve the Proposed Sale.

        The Board of Directors is not aware of any matters that will come before the Meeting other than as described above. However, if such matters are presented, the named proxies will, in the absence of instructions to the contrary, vote such proxies in accordance with the judgment of such named proxies with respect to any such other matter properly coming before the Meeting.

        A majority of the outstanding shares of Common Stock must be represented in person or by proxy at the Meeting in order to constitute a quorum for the transaction of business. The affirmative vote of holders of a majority of the outstanding shares of Common Stock is required for the approval of the Proposed Sale.

        With regard to the Proposed Sale, votes cast against the proposal will be counted for purposes of determining (i) the presence or absence of a quorum and (ii) the total number of votes cast with respect to such proposal. Abstentions will be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of votes cast with respect to such proposal. Accordingly, abstentions as to the approval of the Proposed Sale will have the same effect as a vote against such proposal.

        A proxy submitted by a stockholder may indicate that all or a portion of the shares of Common Stock represented by such proxy are not being voted by such stockholder with respect to a particular matter. This could occur, for example, when a broker is not permitted to vote stock held in street name on certain matters in the absence of instructions from the beneficial owner of the stock. The shares subject to any such proxy which are not being voted with respect to a particular matter would be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of votes cast with respect to such proposal. Accordingly, such non-votes as to the approval of the Proposed Sale will have the same effect as a vote against such proposal.

INSPECTOR OF ELECTIONS

        The Board of Directors has appointed Joyce L. Wallach, General Counsel and Secretary of the Company, or her designee, as the Inspector of Elections for the Meeting. The Inspector of Elections will determine the number of shares of Common Stock represented in person or by proxy at the Meeting, whether a quorum exists, the authenticity, and validity and effect of proxies, and will receive and count the votes.

                                THE PROPOSED SALE


REASONS FOR THE SALE; FAIRNESS OF PURCHASE PRICE; APPROVAL BY THE
BOARD OF DIRECTORS

     The Company's Board of Directors has unanimously approved the Asset Purchase Agreement, which defines the terms and conditions governing the sale. The Board of Directors has also unanimously determined that the Proposed Sale is advisable, expedient and fair and in the best interests of the Company and its stockholders, and unanimously recommends that the stockholders vote FOR approval of the Proposed Sale in accordance with terms of the Asset Purchase Agreement.

        In reaching its unanimous decision in favor of the Proposed Sale, the Board of Directors considered numerous factors, both internal and external to the Company. These factors relate to current and future stockholder value, the funds required to continue to support development of microbiology products, and expenditures required to purchase plant and equipment necessary to maintain the Microbiology Division. In addition, the Board considered that the Company's primary competition in the clinical microbiology marketplace consists of companies, that are far larger and have significantly greater financial resources and product marketing and distribution capabilities. The Board also considered the ability of the Company to raise the capital necessary to fund the aforementioned requirements through sources available to the Company.

     EARLY HISTORY OF THE COMPANY. From its inception in 1988 through the time of the merger with AccuMed, Inc. at December 29, 1995, the Company expended substantial funds to develop the alamarBlue(TM) family of microbiology products. In late 1995, the Company licensed the alamarBlue(TM) technology to Becton Dickinson and Company ("Becton") for its exclusive use in the clinical infectious disease market place. The Company received $3.0 million for the license, and is entitled to receive royalty payments from Becton, including an initial advance royalty payment of $500,000 received in early 1996, on all sales of products, during a specified period, using the technology. With the exception of the advance payment, no royalty payments have been received by the Company to date. (Also, in September 1998, the Company and Becton entered into a letter of intent which contemplates several transactions including amending the license to eliminate any future royalty payments.) While the granting of this license did not prohibit the Company from continuing to develop alamarBlue products, it did provide an opportunity for a formidable competitor in the clinical field. During 1996, the Company continued the development of a clinical alamarBlue product at its facility in England. The Company determined that it could not manufacture the product in a cost-effective manner and transferred the manufacturing process and related equipment in December 1996 to Salcom S.A., an Italian company, in exchange for $150,000 and future royalty payments. The Company has not received any royalty payments to date under this arrangement. The Company currently generates less than $400,000 in annual revenue from alamarBlue products.

     MICROBIOLOGY RESEARCH AND DEVELOPMENT EXPENDITURES. During 1996, the Company began development of Fluortone(TM), a new microbiology MIC/ID (minimum inhibitory concentration identification) product. The development costs for this product were originally funded through a private placement of notes in RADCO Ventures, Inc., a research and development entity, 10% of which was owned by the Company. Concurrent with the closing of an underwritten public offering of Common Stock completed in October 1996, the Company purchased the remaining 90% of RADCO Ventures, Inc. and repaid the outstanding RADCO notes at an aggregate cost of $1.4 million in cash. The acquired research and development costs represented by the purchase price were written-off in 1996. The Company expended additional funds through mid-1997 on continuing development of Fluortone(TM), taking the process to a point where a substantial capital investment in manufacturing technology was required.

        The Company was unable to fund the required capital and the development process was postponed indefinitely. To complete the development process, acquire the necessary manufacturing equipment, and bring the product through the process of Food and Drug Administration ("FDA") clearance and market introduction, would require the expenditure of substantial funds, which the Company does not have, cannot generate from internal sources, and does not believe that it can obtain from external sources.

     ACQUISITION OF ESP II BLOOD CULTURE SYSTEM. On March 3, 1997, the Company completed the acquisition of certain assets relating to the ESP(TM) II blood culture system from Difco Laboratories Systems, Inc. and affiliates ("Difco"). The purchase price of $6.0 million was funded through the issuance of $8.5 million in original principal amount of 12% Convertible Promissory Notes due 2000 (the "Notes"). The $2.5 million in excess funds generated by the Notes, was used for transition services and working capital for the new ESP(TM) business. Included in the acquired ESP(TM) related assets was certain manufacturing equipment used to produce the ESP(TM) consumable media product at the Sun Prairie, Wisconsin manufacturing plant (the "Sun Prairie Facility") owned by Difco. At the time of the acquisition, Difco was unwilling to include the plant in the acquired assets. Therefore, the Company entered into a Manufacturing Agreement with Difco whereby Difco was required to provide the ESP(TM) consumable product to the Company through March 3, 1999. It was the Company's intention to relocate the manufacturing equipment and process to its own facility, or to another third-party supplier. In early 1998, Becton (which acquired Difco in 1997) informed the Company that it was willing to consider selling to the Company the Sun

Prairie Facility and certain shared manufacturing equipment. The estimated purchase price for these assets is in the range of $3.0 million. The Company does not have sufficient capital to fund the entire purchase price of the assets, and would be required to use outside funding, which may prove costly, to finance the acquisition of the Sun Prairie Facility.

        The ESP instruments are currently manufactured by a third-party supplier at a cost to the Company which puts the product at a competitive disadvantage in the market. The Company will be required to invest funds in the start up of a manufacturing process for the ESP(TM) instruments. Such investment will include space, potentially in the Sun Prairie Facility if the Company is able to purchase or lease it from a third party purchaser, engineering and support personnel, and direct manufacturing personnel. The Company believes that the assumption of instrument manufacturing directly is in the best interests of the Microbiology Division.

     GENERAL MICROBIOLOGY DIVISION ISSUES. In addition to the specific projects outlined above and their related funding requirements, the ESP(TM) and Sensititre(TM) microbiology product lines are continually being upgraded with enhancements and additions. This process is funded through current operations.

        The accompanying pro forma financial statements indicate that, while the Microbiology Division is profitable, it cannot generate sufficient free cash to fund the development of the new products and the capital asset purchases required to maintain the existing business. Based on the Company's current financial condition, the Board believes that the Company will not be able to obtain additional cash from external sources to fund these projects.

     CYTOLOGY AND CYTOMETRY DIVISION. The Board also believes that the investment community's current perception of the Company is that it is engaged primarily in the field of automated cytology instruments used in laboratories, with a sub-focus on women's health issues. Accordingly, the Company is included in an investment market segment with companies that are focused on these same areas. Since this market segment is still in the development stages of product introduction, revenue and profit performance for the segment as a group have not met expectations. Factors contributing to this lack of performance are longer development cycles, product costs, market acceptance of new technologies, and longer than anticipated FDA clearance times. Accordingly, this market segment, exclusive of general market conditions, has experienced a significant decline in stockholder value.

        The Board believes that the future of the Company and the best opportunity to increase stockholder value is in the continued development and marketing of cytology and cytometry instruments, related data management systems, and individual patient tests utilizing the instrument and software technology. One of these products, the AcCell(TM) Cytopathology System, is currently being supported at three test "beta" sites at which data on productivity and quality performance is being accumulated to support the marketing concept behind the system. Others, such as the current and future generation TracCell(TM) Slide Mapping System are nearing completion and awaiting market introduction or are in various stages of development. The Company, in conjunction with its wholly-owned subsidiary Oncometrics Imaging Corp. is currently marketing the AcCell(TM) Savant research instrument used in DNA measurement tests and is involved in research and development of a lung sputum test for the early detection of lung cancer. The Board believes that the resources of the Company should be committed to the completion of the development and market introduction of these products.

     PAST AND FUTURE CAPITAL FUNDING. The Company, despite the revenue and profit performance of the Microbiology Division, has also experienced a significant decline in stockholder value. The Board believes that it is difficult for the investment community to evaluate the current contribution and future potential of the Microbiology Division due to a lack of companies with comparable business segmentation. Hence, little credit is given to the Microbiology Division in the calculation of the Company's investment value. Therefore, the Company has limited, if any, ability to raise additional funds, to meet the current and future needs of the combined business, in the public or private investment markets without significant dilution to current stockholders.

     THE PROPOSED SALE. From time to time the Company has received inquiries from various parties as to whether the Microbiology Division was available for sale. Most recently, in mid-1997, the Company had preliminary meetings with a potential buyer, including discussions of a possible purchase price. The Board believes that the Company will not be able, via internal or external means, to provide adequate funding to meet the current or future needs of the Microbiology Division. Failure to meet these needs could result in a decline in the financial performance of the Microbiology Division and contribute to a decline in its overall value. Since the Microbiology Division's current financial performance is at an all time high level, thus enhancing its value, the Board felt that it was an opportune time to explore the possibilities of selling the Microbiology Division.

        On March 3, 1998, the Board unanimously voted to authorize management to begin the search for a potential buyer. Management contacted numerous parties and was contacted by others who had seen the information release concerning the Company's interest in selling the division. In all, 19 potential buyers were evaluated and numerous preliminary due diligence procedures were performed. Several offers were received, some for segments of the Microbiology Division and several for the entire Microbiology Division. The Board evaluated all of the offers and determined that it was in the best interests of the Company to sell the Microbiology division in its entirety. The offer review process involved extensive work by management and the Board during which factors of price, timing, terms and conditions, employee retention, and many other factors were evaluated in detail. The Board believes that the all cash offer of $15.75 million (subject to adjustment) from the Purchaser offers the Company and the stockholders the best value.

     RISKS OF NON-APPROVAL. The foregoing discussion of information and factors considered and given weight by the Board of Directors is not intended to be exhaustive. In view of the variety of factors considered in connection with its evaluation of the Proposed Sale, the Board did not find it practicable to and did not quantify or otherwise assign relative weights to the specific factors considered in reaching its determination.

        THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE PROPOSED SALE.


GOVERNMENTAL AND REGULATORY APPROVALS

        The Company is not aware of any governmental or regulatory approvals required for the consummation of the Proposed Sale.


                           TERMS OF THE PROPOSED SALE

        The detailed terms and conditions of the Proposed Sale are contained in the Asset Purchase Agreement, which is attached hereto as Appendix A and made a part of this Proxy Statement. THE FOLLOWING DISCUSSION SETS FORTH A DESCRIPTION OF CERTAIN MATERIAL TERMS AND CONDITIONS OF THE ASSET PURCHASE AGREEMENT AND IS QUALIFIED BY THE MORE COMPLETE INFORMATION SET FORTH IN THE ASSET PURCHASE AGREEMENT. THE COMPANY'S STOCKHOLDERS ARE URGED TO READ THE ASSET PURCHASE AGREEMENT IN ITS ENTIRETY.

PURCHASE AND SALE; ADJUSTMENT TO INITIAL PURCHASE PRICE

        Pursuant to the Asset Purchase Agreement, the Company has agreed to sell to the Purchaser, and the Purchaser has agreed to acquire, substantially all the assets (the "Acquired Assets") and certain liabilities (the "Acquired Liabilities" and together with the Acquired Assets, the "Microbiology Business") related to the Company's Microbiology Division, including all the stock of the Company's wholly-owned subsidiary AccuMed International Ltd., an English registry company ("AccuMed UK"). In addition to the assumption of certain liabilities by the Purchaser, the initial purchase price will be $15,150,000 in cash (the "Initial Purchase Price") paid to the Company in immediately available funds upon consummation of the Proposed Sale (the "Closing"). The Purchaser will deposit an additional $600,000 in cash (the "Escrow Funds") into an escrow account at National City Bank, Cleveland, Ohio at the Closing. The Initial Purchase Price may be increased or reduced in accordance with the procedures described below.

        Within 60 days following the Closing, Ernst & Young LLP will prepare a statement including a computation of the current assets over current liabilities of the Microbiology Business at the Closing (the "Net Working Capital"). Following receipt of such statement, the Company will have 15 days to propose any adjustments thereto. If the Company and the Purchaser are unable to agree as to the treatment of such proposed adjustment during the subsequent 15 days, the question will be submitted to the binding determination of an independent so-called "big five" public accounting firm (other than the Company's auditors or Ernst & Young LLP).

        If the Net Working Capital exceeds $4.5 million, the Initial Purchase Price shall be increased by the excess amount (the "Additional Purchase Price"). If the Additional Purchase Price is $600,000 or less, such amount shall be released from the Escrow Funds to the Company (and the balance, if any, of the Escrow Funds shall be returned to the Purchaser). If the Additional Purchase Price exceeds $600,000, all the Escrow Funds shall be released to the Company and the amount of the Additional Purchase Price in excess of $600,000 shall be paid to the Company by the Purchaser in immediately available funds.

         If, however, the Net Working Capital is less than $4.5 million, an amount equal to such deficiency (the "Deficiency") shall be released from the Escrow Funds to the Purchaser, up to $600,000. If the Deficiency is greater than $600,000, the balance of the Deficiency shall be paid to the Purchaser directly by the Company, effectively reducing the Initial Purchase Price.

CONDUCT OF BUSINESS PENDING THE PROPOSED SALE

        The Company has agreed that during the period from the date of the Asset Purchase Agreement through the Closing, that the Company will and will cause AccuMed UK, among other things, to: (i) conduct the Microbiology Business as a going concern and maintain and operate the Acquired Assets diligently and in the ordinary course consistent with past practice; (ii) to consult with the Purchaser as to any matters relating to the Microbiology Business which are material or outside the ordinary course of business; and (iii) use reasonable best efforts to cause the conditions to closing to be performed by the Company to be satisfied by the date on which the Closing occurs (the "Closing Date").

        The Company has also agreed that during such period, neither the Company nor AccuMed UK shall: (i) in connection with the Microbiology Business and Acquired Assets, (a) assume or incur any debt (except as permitted under existing credit facilities), (b) become liable for the obligation of any other person, or (c) make any loans, advances or capital contributions to any person (except trade payables); (ii) in connection with any employees of the Microbiology Business, (a) increase their compensation, (b) make any payment pursuant to an employee benefit plan (except as required thereby), (c) enter into any collective bargaining agreement, or (d) commit to any additional employee benefit plan or employment or consulting agreement; (iii) dispose of or agree to dispose of any Acquired Assets (except inventory in the ordinary course of business consistent with past practice);
(iv) fail to maintain the Acquired Assets in good working condition (normal wear and tear excepted); (v) enter into any agreements or undertakings relating to the Microbiology Business (except in the ordinary course of business consistent with past practice, (vi) create a lien in any of the Acquired Assets; (vii) cause any of the insurance policies related to the Microbiology Business to terminate, lapse or be cancelled; (viii) settle any litigation, claim or investigation relating to the Microbiology Business (except in the ordinary course of business or by insurers involving amounts not exceeding $10,000); (ix) cause any of the Company's representations and warranties made in the Asset Purchase Agreement to be untrue or incorrect as of the Closing; (x) in connection with the Microbiology Business, engage in any transactions relating to the purchase or sale of goods, raw materials, inventories or other operating or production items with any affiliate (except in the ordinary course of business); (xi) declare or pay any dividend; (xii) authorize for issuance, issue, sell or deliver any capital stock (except shares of the Company's Common Stock upon exercise or conversion of options, warrants, convertible preferred stock, and convertible notes outstanding on the date of the Asset Purchase Agreement); (xiii) amend the charter documents of AccuMed UK; (xiv) change its accounting policies or practices or fail to maintain its books, accounts and records for the Microbiology Business in accordance with generally accepted accounting principles; (xv) fail to (a) preserve any existing permits (except those no longer required), (b) operate the Microbiology Business in accordance with its existing permits and applicable laws, or (c) file with the FDA any application, registration, filing or report required to be filed in connection with operation of the Microbiology Business; (xvi)delay or postpone payment of accounts payable and other liabilities or institute any unusual collection efforts with respect to accounts receivable, beyond normal practice; (xvii) permit any of their employees who are not employees of the Microbiology Business to transfer employment to the Microbiology Business; or (xviii) agree or commit to do any of the foregoing.

NO SOLICITATION

        The Company has agreed that, from the date of the Asset Purchase Agreement through the termination of the Agreement or the Closing, neither the Company nor any of its affiliates, employees, officers, agents or advisors shall (except to the extent contemplated by the letter on intent between the Company and Becton dated as of September 25, 1998) (i) solicit, initiate or encourage any inquiries, proposals or offers from any person relating to acquisition of the Acquired Assets or the Microbiology Business, or any securities of, or merger, consolidation or business combination with, the Company or AccuMed UK, or (ii) with respect to any attempt by another person to seek any of the foregoing, (a) participate in any discussions or negotiations, (b) furnish any information with respect to, or afford access to the properties, books or records relating to the Company, AccuMed Uk, the Acquired Assets or the Microbiology Business, or (c) otherwise cooperate in any way with or encourage such effort. The Company has agreed to promptly notify the Purchaser of any such proposal or inquiry.

NON-COMPETE AND NON-SOLICITATION ARRANGEMENT

        The Company has agreed that, during the period ending on the third anniversary of the Closing Date, it shall not: (i) engage in any business that competes with the Microbiology Business, (x) within a 100 mile radius of an office or manufacturing facility operated by the Microbiology Business or (y) with any customer of the Microbiology Business during the two years prior to the Closing Date (collectively, the "Restricted Territory"); (ii) solicit customers, active prospects, business or patronage for any business that competes with the Microbiology Business in the Restricted Territory; or (iii) solicit, or otherwise take away, any customers, former customers, active prospects, business, patronage or orders of the Microbiology Business. The Company has also agreed that during such period it shall not and shall cause its affiliates not to at any time solicit or induce or attempt to solicit or induce any employee, representative or agent of the Microbiology Business to terminate his, her or its employment, representation or other association with the Microbiology Business.

REPRESENTATIONS AND WARRANTIES

        The Company and the Purchaser have made various representations and warranties of the kind customary in agreements for sale of a division such as the Microbiology Business, including, among other things, (i) their organization, existence, good standing, corporate power and similar corporate matters, (ii) their authorization, execution, delivery and performance of the Asset Purchase Agreement and related agreements, and (iii) the absence of conflicts, violations and defaults under their certificates of incorporation and by-laws and certain other agreements and documents.

        The Company has represented and warranted (subject to specified exceptions) to the Purchaser, concerning, among other matters (i) ownership of the Acquired Assets and Acquired Liabilities, (ii) the absence of certain changes and events, and (iii) operations of the Microbiology Business.

CLOSING AND CLOSING CONDITIONS

        The Closing will occur at the offices of the Purchaser's counsel not later than the third business day after all the Closing conditions set forth in the Asset Purchase Agreement have been satisfied or waived or at such other place and date as the parties shall agree in writing.

        The obligations of the Company and the Purchaser to consummate the Proposed Sale are subject to the satisfaction or waiver of certain conditions, including among others, (i) approval of the Proposed Sale by holders of a majority of the shares of Common Stock, (ii) absence of an injunction, restraining order or other decree prohibiting the Closing, (iii) all representations and warranties of the other party being true on the closing Date, and (iv) performance and compliance with all covenants and agreements required to be performed or complied with by the other party at or prior to the Closing Date.

        The obligations of the Purchaser to consummate the Proposed Sale are subject to the satisfaction or waiver of certain additional conditions, including among others, (i) delivery of certain third-party consents, (ii) delivery of certain documents, (iii) absence of a material adverse change in the condition, results of operations, properties, assets, liabilities, business or prospects of the Microbiology Business, (iv) delivery of a covenant not to sue pertaining to alleged patent infringement by the Company, (v) execution of the following agreements (in form and substance reasonably satisfactory to the Purchaser) between the Company and Becton or an affiliate thereof, (a) Exchange Agreement and Amendment, (b) Manufacturing Agreement, (c) Option to Purchase the Sun Prairie Facility, and (d) Purchase and Sale Agreement (see "--Related Agreements with Becton"), (vi) the Purchaser's satisfaction with the results of its due diligence investigation of the environmental condition of the Sun Prairie Facility, (vii) release of all liens on the Acquired Assets and the assets of AccuMed UK, (viii) execution and delivery of a Sublease between the Company and the Purchaser, (ix) Purchaser's satisfaction with its due diligence investigation of the environmental condition of AccuMed UK's leased real property, (x) delivery of a solvency letter from an independent third party to the effect that the Company will be solvent upon consummation of the Proposed Sale, (xi) execution and delivery of a Transition Services Agreement between the Company and the Purchaser, (xii)execution and delivery by the Company of a release relating to AccuMed UK, (xiii) the Purchaser's satisfaction with the Company's estimated statement of current assets and current liabilities of the Microbiology Business as of the Closing Date, and (xiv) the Purchaser's satisfaction with evidence that other potential buyers of the Microbiology Business have returned or destroyed all confidential information provided by or on behalf of the Company or AccuMed UK.

INDEMNIFICATION

        The Purchaser has agreed to indemnify, defend and hold harmless the Company, its affiliates, and their respective directors, officers, representatives, employees and agents from and against any and all liabilities incurred by them resulting or arising from (i) failure of the Purchaser to assume, pay, perform and discharge the Assumed Liabilities, (ii) failure of the Purchaser to report the purchase of the Acquired Assets in accordance with the allocations specified in the Asset Purchase Agreement, (iii) breach of a representation, warranty, covenant, obligation or agreement of the Purchaser contained in the Asset Purchase Agreement or another document contemplated thereby, and (iv) conduct of the Microbiology Business following the Closing.

        The Seller has agreed to indemnify, defend and hold harmless the Purchaser, AccuMed UK, and their respective affiliates and directors, officers, representatives, employees and agents from and against any and all liabilities incurred by them resulting or arising from (i) failure of the Company to assume, pay, perform and discharge its liabilities other than the Acquired Liabilities,
(ii) failure of the Company to report the purchase of the Acquired Assets in accordance with the allocations specified in the Asset Purchase Agreement, (iii) breach of a representation, warranty, covenant, obligation or agreement of the Company contained in the Asset Purchase Agreement or another document contemplated thereby, (iv) failure to comply with bulk transfer laws applicable to the transfer of the Acquired Assets, (iv) conduct of the Microbiology Business prior to the Closing, and (v) certain other matters.

TERMINATION

        The Asset Purchase Agreement may be terminated at any time prior to the Closing by (i) mutual written consent of the Company and the Purchaser, (ii) by either party if the Closing has not occurred on or before March 31, 1999 (the "Termination Date"), (iii) by the Purchaser if there has been a material breach by the Company of any of its representations, warranties, covenants, obligations or agreements contained in the Asset Purchase Agreement or any other writing delivered by the Company pursuant thereto, (iv) by the Company if there has been a material breach by the Purchaser of any of its representations, warranties, covenants, obligations or agreements contained in the Asset Purchase Agreement or other writing delivered by the Purchaser pursuant thereto, (v) by either party if consummation of the transactions contemplated by the Proposed Sale shall violate any non-appealable final order, decree or judgment of any court or governmental authority having competent jurisdiction, (vi) by either party if stockholder approval of the Proposed Sale has not been obtained by the Termination Date, and (vii) by either party if any of its respective conditions to closing is not satisfied and has not been waived by it on or prior to the Termination Date.

FEES AND EXPENSES

        All fees and expenses incurred in connection with the Proposed Sale will be paid by the party incurring such fees and expenses, whether or not the Proposed Sale is consummated. Expenses payable to independent auditors to resolve disputes, if any, regarding the net working capital at Closing will be shared equally by the Purchaser and the Company.

PURCHASER

        The Purchaser, AMI Acquisition Corp., is a newly-created Delaware corporation that was created to acquire, and, following the Closing, to conduct, the Microbiology Business. The Purchaser's mailing address is c/o Key Equity Capital Corporation, 127 Public Square, Cleveland, Ohio, and its telephone number is 216-689-4873. The stockholders of the Purchaser are Key Equity Capital Corporation, certain of its affiliates, and certain person who will be members of the management of the Microbiology Business following the Closing (including Michael D. Burke). Mr. Burke is a stockholder and former executive officer of the Company.

        The Purchaser intends to finance its purchase of the Microbiology Business with a combination of debt and equity. The Purchaser's acquisition of the Microbiology Business is not contingent upon financing.

RELATED AGREEMENTS WITH BECTON

        The Company and Becton have entered into a letter of intent dated September 25, 1998, pursuant to which the parties have been drafting definitive documentation to consummate, among other things, the following transactions.

        EXCHANGE AGREEMENT. The Company and Becton would enter into a definitive Exchange Agreement whereby Becton would (i) offset $500,000 against accounts payable owed by the Company to Becton, and (ii) convey Becton's right, title and interest in certain manufacturing equipment used in the production of ESP bottle disposables at Becton's Sun Prairie Facility. In exchange, the License Agreement dated October 10, 1995 between the Company and Becton would be amended to (i) expand Becton's exclusive field of use (subject only to the Company's reserved rights) to include mycobacteria, and (ii) provide that the license is fully-paid up and not subject to royalty payments.

        REAL ESTATE PURCHASE OPTION. The Company and Becton would enter into a Purchase Option pursuant to which the Company or its assignee reasonably acceptable to Becton would be entitled to purchase from Becton the Sun Prairie Facility whereat Becton currently manufactures ESP bottle disposables pursuant to the Manufacturing Agreement dated March 3, 1997 with the Company (the "Old Manufacturing Agreement"). The Company would also purchase certain personal property currently used at the Sun Prairie Facility.

        NEW MANUFACTURING AGREEMENT. The Old Manufacturing Agreement would be terminated and the parties would enter into a new manufacturing agreement pursuant to which Becton would supply certain component ingredients used in the ESP bottle disposables to the Company or its assignee. The Company would purchase inventories, raw materials and work-in-process used in manufacturing the ESP bottle disposables from Becton upon termination of the Old Manufacturing Agreement.


                                 USE OF PROCEEDS

        Portions of the net cash proceeds of the sale will be used (i) to repay indebtedness under the Company's secured debt facilities (approximately $5.5 million), and (ii) to repay the Company's 12% Convertible Promissory Notes due 2000 (approximately $3.3 million). The balance of the proceeds, approximately $6.95 million (assuming a final purchase price of $15.75 million), will be used to pay expenses related to the Proposed Sale, for working capital, including reductions in outstanding accounts payable, and general corporate purposes to fund the continuing operations of the Company's Cytopathology Division.


                         FEDERAL INCOME TAX CONSEQUENCES

        For federal income tax purposes, the Company will recognize income or gain as a result of the Proposed Sale. After reduction of deferred tax valuation allowances, the Company expects that the Proposed Sale will not result in any income tax expense.

        Additionally, the Company has determined that the Proposed Sale will not have any federal income tax consequences to the stockholders of the Company.


                              ACCOUNTING TREATMENT


        The Proposed Sale will be treated as a sale for accounting purposes.

                           ACCUMED INTERNATIONAL, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                                         UNAUDITED             AUDITED
                                                      --------------        -------------
                            ASSETS                    Sept. 30, 1998        Dec. 31, 1997
                                                      --------------        -------------
        CURRENT ASSETS
          Cash and cash equivalents                    $    114,339         $    469,639
          Accounts receivable, net                        4,289,957            4,664,152
          Prepaid expenses                                  319,768              183,817
          Production inventory                            5,194,688            3,464,190
                                                       ------------         ------------
             TOTAL CURRENT ASSETS                         9,918,752            8,781,798
                                                       ------------         ------------

        FIXED ASSETS, NET                                 3,655,305            5,178,528
                                                       ------------         ------------

        Notes receivable                                    164,199              164,199
        Deferred financing costs                            196,824              640,224
        Purchased technology                              5,244,573            4,950,753
        Other assets                                        812,165              833,215
                                                       ------------         ------------

                                                       $ 19,991,818         $ 20,548,717
                                                       ============         ============

          LIABILITIES AND STOCKHOLDERS' EQUITY

        CURRENT LIABILITIES
          Accounts payable                             $  2,519,842         $  3,590,022
          Payroll and related accruals                      120,000              458,794
          Accrued interest                                   94,865              441,100
          Other current liabilities                         753,924              660,842
          Notes payable                                   1,636,582            1,888,273
          Long term debt, current portion                   802,900              700,000
                                                       ------------         ------------
             TOTAL CURRENT LIABILITIES                    5,928,113            7,739,031
                                                       ------------         ------------

        Warranty reserves, non-current                      430,626              467,299
        Long term debt                                    6,289,139           11,454,755
        Minority interest                                        --              154,560
                                                       ------------         ------------
                                                          6,719,765           12,076,614
                                                       ------------         ------------
        STOCKHOLDERS' EQUITY
          Preferred stock, series A convertible           4,329,466                   --
          Common stock, $0.01 par value                      54,855              227,289
          Additional paid-in capital                     59,539,595           51,953,823
          Other comprehensive income                         14,783               22,586
          Accumulated deficit                           (56,378,022)         (51,253,889)
          Treasury stock                                   (216,737)            (216,737)

                                                       ------------         ------------
             TOTAL STOCKHOLDERS' EQUITY                   7,343,940              733,072
                                                       ------------         ------------

                                                       $ 19,991,818         $ 20,548,717
                                                       ============         ============

     See accompanying notes to condensed consolidated financial statements.

                           ACCUMED INTERNATIONAL, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
--------------------------------------------------------------------------------

                                                            THREE MONTHS ENDED SEPT. 30,         NINE MONTHS ENDED SEPT. 30,
                                                           ------------------------------      ------------------------------
                                                               1998              1997              1998              1997
                                                           ------------      ------------      ------------      ------------
        SALES                                              $  4,917,491      $  4,914,004      $ 15,451,174      $ 14,157,306
        COST OF SALES                                        (2,784,895)       (3,331,740)       (8,825,530)       (8,905,595)
                                                           ------------      ------------      ------------      ------------
           Gross profit                                       2,132,596         1,582,264         6,625,644         5,251,711
                                                           ------------      ------------      ------------      ------------

        OPERATING EXPENSES:
           General and administrative                         1,666,923         1,833,732         4,928,149         6,280,715
           Research and development                             767,393         1,340,234         2,621,889         3,639,509
           Goodwill writeoff                                         --                --                --         3,582,068
           Sales and marketing                                  872,244         1,125,213         2,560,261         3,215,636
                                                           ------------      ------------      ------------      ------------
        TOTAL OPERATING EXPENSES                              3,306,560         4,299,179        10,110,299        16,717,928
                                                           ------------      ------------      ------------      ------------

        OPERATING (LOSS)                                     (1,173,964)       (2,716,915)       (3,484,655)      (11,466,217)
                                                           ------------      ------------      ------------      ------------

        OTHER INCOME (EXPENSE):
           Interest expense                                    (343,304)         (472,851)       (1,267,913)       (2,960,893)
           Other income                                         549,012           102,090           796,515           342,042
                                                           ------------      ------------      ------------      ------------
        TOTAL OTHER INCOME (EXPENSE)                            205,708          (370,761)         (471,398)       (2,618,851)
                                                           ------------      ------------      ------------      ------------

        LOSS BEFORE INCOME TAXES FROM
        CONTINUING OPERATIONS                                  (968,256)       (3,087,676)       (3,956,053)      (14,085,068)

        INCOME TAX EXPENSE                                           --                --                --                --
                                                           ------------      ------------      ------------      ------------

        LOSS BEFORE EXTRAORDINARY ITEM                         (968,256)       (3,087,676)       (3,956,053)      (14,085,068)

        EXTRAORDINARY ITEM - DEBT EXTINGUISHMENT LOSS                --                --        (1,168,080)               --
                                                           ------------      ------------      ------------      ------------

                  NET LOSS                                 $   (968,256)     $ (3,087,676)     $ (5,124,133)     $(14,085,068)
                                                           ============      ============      ============      ============

        BASIC LOSS PER SHARE BEFORE EXTRAORDINARY ITEM     $      (0.18)     $      (0.82)     $      (0.80)     $      (3.92)

        EXTRAORDINARY LOSS PER SHARE
           FROM DEBT EXTINGUISHMENT                                  --                --             (0.24)               --
                                                           ------------      ------------      ------------      ------------

        BASIC NET LOSS PER SHARE                           $      (0.18)     $      (0.82)     $      (1.04)     $      (3.92)
                                                           ============      ============      ============      ============

        WEIGHTED AVERAGE COMMON SHARES OUTSTANDING            5,485,453         3,747,051         4,950,396         3,595,683
                                                           ============      ============      ============      ============



     See accompanying notes to condensed consolidated financial statements.

                           ACCUMED INTERNATIONAL, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                     FOR THE NINE MONTHS ENDED SEPTEMBER 30,


                                                                                    UNAUDITED
                                                                         ------------------------------
                                                                             1998              1997
                                                                         ------------      ------------
        OPERATING ACTIVITIES:
            Net income (loss)                                            $ (5,124,133)     $(14,085,068)
            Adjustments to reconcile net loss to net cash used in
            operating activities:
              Depreciation and amortization                                 2,379,000         2,161,617
              Write-off of debt discount                                           --         1,966,340
              Debt extinguishment loss                                      1,168,080                --
              Write-off of impaired goodwill                                       --         3,582,068
              Minority interest                                              (191,560)         (303,785)
              Non-cash gain on settlement                                          --           (22,272)
              Changes in assets and liabilities:
                Decrease in restricted cash                                        --           100,000
                Decrease (Increase) in accounts receivable                     58,195          (679,152)
                Decrease (Increase) in prepaid expenses and deposits         (135,951)         (436,495)
                Decrease (Increase) in production inventory                (1,414,498)         (457,178)
                Decrease (Increase) in other assets                            (7,770)         (571,147)
                Decrease (Increase) in deferred financing costs                (1,100)         (821,884)
                Increase (Decrease) in accounts payable                      (971,180)        2,387,921
                Increase (Decrease) in other current liabilities             (411,708)          (61,844)
                Increase (Decrease) in warranty reserves                      (36,673)         (435,908)
                                                                         ------------      ------------
        CASH USED IN OPERATING ACTIVITIES                                  (4,689,298)       (7,676,787)
                                                                         ------------      ------------

        INVESTING ACTIVITIES:
            Purchase of fixed assets                                         (164,580)         (898,372)
            Purchase of Oncometrics stock                                    (528,000)               --
            Acquisition of business, net                                           --        (6,000,000)
                                                                         ------------      ------------
        CASH USED IN INVESTMENT ACTIVITIES                                   (692,580)       (6,898,372)
                                                                         ------------      ------------

        FINANCING ACTIVITIES:
            Proceeds from issuances of common stock, net                    4,852,394           556,466
            Notes receivable (issued) collected                                    --           (11,427)
            Payment of capital lease obligation                                    --           (32,870)
            Proceeds from issuance of notes payable                         1,362,550        14,750,000
            Proceeds from bridge loan                                              --         6,000,000
            Payment of notes payable and bridge loan                       (1,188,366)       (7,938,455)
                                                                         ------------      ------------
        CASH PROVIDED BY FINANCING ACTIVITIES                               5,026,578        13,323,714
                                                                         ------------      ------------

        NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                 (355,300)       (1,251,445)
        CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                      469,639         2,801,359
                                                                         ------------      ------------

        CASH AND CASH EQUIVALENTS AT END OF PERIOD                       $    114,339      $  1,549,914
                                                                         ============      ============

     See accompanying notes to condensed consolidated financial statements.

                  ACCUMED INTERNATIONAL, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


1.   Preparation of Interim Financial Statements

     In the opinion of the management of AccuMed International, Inc. and Subsidiaries ("the Company"), the accompanying unaudited condensed consolidated financial statements include all normal adjustments considered necessary to present fairly the financial position as of September 30, 1998, and the results of operations for the three months and nine months ended September 30, 1998 and cash flows for the nine months ended September 30, 1998 and 1997. Interim results are not necessarily indicative of results for a full year.

     The condensed consolidated financial statements and notes are presented as permitted by Form 10-Q, and do not contain certain information included in the Company's audited consolidated financial statements and notes for the fiscal year ended December 31, 1997.

2.   Basis of Presentation

     The condensed consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany balances, transactions and stockholdings have been eliminated.

     Since June 1998, the Company has been actively negotiating to sell the Company's microbiology division to a third party. Consummation of such sale is subject to approval by the Board of Directors of terms of a definitive agreement and execution and delivery of such agreement, stockholder approval and certain other approvals and other conditions to closing. The Company will present the operating results of the microbiology division and discontinued operations if the stockholders approve the proposed sale.

     During the quarter ended March 31, 1998, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income". SFAS No. 130 establishes standards for the reporting and display of comprehensive income and its components (revenues, expenses, gains and losses) in a full set of general-purpose financial statements, and requires a total for comprehensive income to be provided in condensed financial statements of interim periods. Comprehensive income includes all changes in stockholders' equity during the period except those resulting from investments by owners and distributions to owners. Comprehensive loss consisted of the following:

                                                3 Months Ended Sept. 30,      9 Months Ended Sept.30,
                                               -------------------------    ----------------------------
                                                 1998           1997            1998            1997
                                               ---------     -----------    -----------     ------------
Net loss                                       $(968,256)    $(3,087,676)   $(5,124,133)    $(14,085,068)
Other comprehensive income (loss):
  Foreign currency translation adjustments        (5,991)             --         (7,803)              --
                                               ---------     -----------    -----------     ------------
Comprehensive loss                             $(974,247)    $(3,087,676)   $(5,131,936)    $(14,085,068)
                                               =========     ===========    ===========     ============

3.   Reverse Stock Split

     On May 19, 1998, the stockholders approved a reverse one-for-six stock split, which was effected by the Board of Directors as of May 21, 1998. The reverse split covered all outstanding common shares and all agreements concerning stock options, warrants, convertible notes and other commitments payable in shares of the Company's common stock. All references to per-share information in the condensed consolidated financial statements have been adjusted to reflect the reverse split on a retroactive basis.

4.   Inventories

     Inventories are summarized as follows:

                                             September 30,    December 31,
                                                 1998             1997
                                                 ----             ----
     Raw material and packaging               $1,694,034       $  999,561
     Finished good and work in process         3,500,654        2,464,629
                                              ----------       ----------
     Total inventories                        $5,194,688       $3,464,190
                                              ----------       ----------

5.   Debt Conversion

     On February 23, 1998, the Company exchanged $5,275,000 in principal amount of its 12% Convertible Promissory Notes (the "Convertible Notes") plus accrued interest thereon of $329,030 for 1,245,340 shares of Series A Convertible Preferred Stock (the "Preferred Stock") and 5-year warrants to purchase 207,557 shares of Common Stock at an exercise price of $6.75 per share. The Preferred Stock is convertible into 830,227 shares of Common Stock at a conversion price of $6.75 per share. The Company has registered the resale of the shares of Common Stock underlying the Preferred Stock and Warrants with the Securities and Exchange Commission during 1998.

     Related to the debt conversion, the Company incurred an extraordinary loss of $1,168,080, including stock, warrants and fees paid to the placement agent, warrants issued as an inducement to the converting noteholders, accounting fees, and the write-off of a proportional amount of deferred financing costs associated with the issuance of the Convertible Notes. The placement agent received fees of $175,000, 8,334 shares of Common Stock valued at $40,000, 7-year warrants to purchase 58,334 shares of Common Stock at $6.75 per share valued at $84,000, and repricing of previously issued 4-year warrants to purchase 33,334 shares of Common Stock at an exercise price of $18.75 per share to $6.75 per share, valued at $26,000. The converting noteholders received 5-year warrants to purchase 207,557 shares of Common Stock at an exercise price of $6.75 per share, valued at $37,380.

     The Company utilized the Black-Scholes pricing model to determine the fair value of warrants issued. The following assumptions were incorporated into the model: risk-free rate - 6%, expected volatility - 20%, and expected dividend - zero. The risk-free rate is determined based on the interest rate of U.S. government treasury obligations with a maturity date comparable to the life of the warrant issued. Other assumptions, relating to warrant life, strike price and stock price, are determined at the date the warrant was issued.

6.   Private Placement

     During March 1998, the Company consummated a private placement of 1,447,778 shares of Common Stock and 7-year warrants to purchase an aggregate of 1,447,778 shares of Common Stock at an exercise price of $4.50 per share for gross proceeds of $6,515,000, including $1,000,000 in notes payable converted into Common Stock, and net proceeds of $5,864,000 after payment of fees, commissions and expenses related thereto.

     Such securities were sold in units (the "Units"), each Unit consisting of 22,223 shares of Common Stock, and seven-year warrants to purchase 22,223 shares of Common Stock at an exercise price of $4.50 per share (the "Unit Warrants"). The Company has registered the resale of the outstanding Common Stock and the Common Stock underlying the Unit Warrants with the Securities and Exchange Commission.

     If the Common Stock is delisted from The Nasdaq SmallCap Stock Market at any time on or prior to December 31, 1998, original purchasers of the Units will be entitled to receive, at their option, in exchange for the Units, units (the "Alternate Units"), each Alternate Unit consisting of (i) shares of Series B Convertible Preferred Stock, par value $0.01 per share of the Company (the "Series B Preferred"), having an aggregate stated value of $100,000 (the "Series B Stated Value"), convertible into shares of Common Stock at an initial conversion price of $4.50 per share (the "Series B Conversion Price"), and (ii) warrants (the "Alternate Warrants") exercisable to purchase the number of shares of Common Stock issuable upon exercise of the Unit Warrants at the same initial Unit Warrant exercise price.

     The Series B Preferred, if issued, will be immediately convertible at the option of the holder into shares of Common Stock at the Series B Conversion Price.

7.   Acquisition

     On June 29, 1998, the Company acquired the remaining 33% of the outstanding capital stock of Oncometrics Imaging Corp. ("Oncometrics") it did not already own. The Company paid $342,000 in cash and $342,000 in a convertible 18-month note bearing interest at a rate of 2% over the Canadian prime rate in exchange for the stock and a loan payoff to the seller of $154,000. The note is convertible, in whole or in part, into Common Stock of the Company at a price of $1.79 per share.

     The acquisition was accounted for using the purchase method of accounting with the purchase price allocated to the net assets acquired based on their estimated fair values at the date of acquisition. The excess purchase price consists of $700,000 of purchased technology recorded on the condensed consolidated balance sheet in the second quarter. The operating results of Oncometrics have been included in the statement of operations from the date of acquisition.

     Oncometrics was formed in 1995 and is currently developing an automated instrument, using the Company's AcCell(TM) workstation, designed for use in the detection, diagnosis and prognosis of early-stage cancer by measuring the DNA in cells on microscope slides. Prototypes of the instrument are currently being tested with scientists at cancer research and patient care institutions.

8.   Supplemental Disclosures of Cash Flow Information

                                                           9 Months ended
                                                            September 30,
                                                       -----------------------
                                                          1998          1997
                                                       ----------     --------
     OPERATING ACTIVITIES
       Interest paid                                   $1,024,918     $655,632
     NON-CASH INVESTING AND FINANCING ACTIVITIES
       Deposit reclassified to fixed assets            $  140,000           --

     The Company extinguished debt with a carrying value of $4,818,800 through the issuance of preferred stock and warrants with a fair value of $5,986,880 including transaction fees, resulting in an extraordinary loss of $1,168,000.

     The Company satisfied its obligation under a $1,000,000 note payable through the issuance of 222,223 shares of Common Stock and seven-year warrants to purchase 222,223 shares of Common Stock.

                                               Fiscal years Ended December 31, (1)
                                              (in thousands, except per share data)
                                    -----------------------------------------------------------
                                     1997         1996         1995         1994         1993
                                    -------      -------      -------      -------      -------
        INCOME STATEMENT DATA:
           Net Sales                 19,110        6,222          515        1,162          419
           Gross Profit (loss)        7,259        2,231         (916)        (388)        (493)
           Operating (Loss)         (13,819)     (14,230)      (3,707)      (3,146)      (3,192)
           Interest expense,
           (income), net              3,584          408           38          (36)         (48)
           (Loss) before income
           taxes                    (16,919)     (11,574)      (3,759)      (3,112)      (3,144)
           Income taxes                  --           --           --            1            1
           Net income               (16,919)     (11,574)      (3,759)      (3,113)      (3,145)
        PER SHARE DATA:
          Net (Loss)                  (4.62)       (4.08)       (3.54)       (3.90)       (6.00)
           Weighted average
           shares outstanding
           (000's)                    3,676        2,829        1,063          796          522
        BALANCE SHEET DATA:
           Working capital
           (deficit)                  1,043        3,378         (246)         817        3,531
           Total assets              20,549       14,480        2,989        2,049        4,543
           Long-term debt            11,455          231          111          184           41
           Shareholders' equity         733       10,136        1,098        1,345        4,144

    (1) The Company changed from a September 30 fiscal year end to a December 31 fiscal year end effective in 1995. Fiscal years 1995, 1994 and 1993 are September 30 year-end amounts. For the three months ended December 31, 1995, the Company's net loss was $5,742,000, or $2.94 per share.

      INTRODUCTION TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

        On the Closing Date, AccuMed International, Inc. ("the Company") will sell all of the net assets related to its Microbiology Division, pursuant to an Asset Purchase Agreement dated November 20, 1998 (the "Agreement") between the Company and the Purchaser.

        The accompanying condensed consolidated financial statements illustrate the effect of the divestiture ("Pro Forma") on the Company's financial position and results of operations. The condensed consolidated balance sheet as of December 31, 1997 is based on the historical balance sheet of the Company on that date and assumes the divestiture took place on that date. The condensed consolidated statements of operations for the years ended December 31, 1997, and 1996, and nine months ended September 30, 1998 are based on the historical statements of continuing operations of the Company as of those dates and assumes the divestiture took place on the first day of operations in the period.

                  ACCUMED INTERNATIONAL, INC. AND SUBSIDIARIES
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                                                                   (1)                (2)
                                               (Audited)       Asset Sale         Loan Payoff
                   ASSETS                  December 31, 1997   Adjustments         Adjustments      Pro Forma
                                           -----------------  ------------        ------------     ------------
CURRENT ASSETS
   Cash and cash equivalents                 $    469,639     $ 15,662,344        $(15,095,628)    $  1,036,355
   Accounts receivable, net                     4,664,152       (4,178,251)                             485,901
   Prepaid expenses and deposits                  183,817         (141,419)                              42,398
   Production inventory                         3,464,190       (2,070,866)                           1,393,324
                                             ------------     ------------        ------------     ------------
      TOTAL CURRENT ASSETS                      8,781,798        9,271,808         (15,095,628)       2,957,978
                                             ------------     ------------        ------------     ------------

FIXED ASSETS, NET                               5,178,528       (3,236,799)                           1,941,729
                                             ------------     ------------        ------------     ------------

Notes receivable                                  164,199               --                              164,199
Deferred financing costs                          640,224               --            (640,224)              --
Purchased technology                            4,950,753               --                            4,950,753
Other assets                                      833,215          (32,709)                             800,506
                                             ------------     ------------        ------------     ------------

                                             $ 20,548,717     $  6,002,300        $(15,735,852)    $ 10,815,165
                                             ============     ============        ============     ============

   LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
   Accounts payable                          $  3,590,022     $ (1,399,182)                        $  2,190,840
   Payroll and related accruals                   458,794         (103,655)                             355,139
   Accrued interest                               441,100               --            (441,100)              --
   Other current liabilities                      660,842         (586,917)                              73,925
   Notes payable                                1,888,273               --          (1,888,273)              --
   Long term debt, current portion                700,000               --            (700,000)              --
                                             ------------     ------------        ------------     ------------
      TOTAL CURRENT LIABILITIES                 7,739,031       (2,089,754)         (3,029,373)       2,619,904
                                             ------------     ------------        ------------     ------------

Warranty reserves, non-current                    467,299         (267,299)                             200,000
Long term debt                                 11,454,755               --         (11,228,255)         226,500
Minority interest                                 154,560                                               154,560
                                             ------------     ------------        ------------     ------------
                                               12,076,614         (267,299)        (11,228,255)         581,060
                                             ------------     ------------        ------------     ------------
STOCKHOLDERS' EQUITY

   Common stock, $0.01 par value                  227,289                                               227,289
   Additional paid-in capital                  51,953,823                                            51,953,823
   Accumulated other comprehensive income          22,586                                                22,586
   Accumulated deficit                        (51,253,889)       8,359,353(4)       (1,478,224)     (44,372,760)
   Treasury stock                                (216,737)                                             (216,737)

                                             ------------     ------------        ------------     ------------
      TOTAL STOCKHOLDERS' EQUITY                  733,072        8,359,353          (1,478,224)       7,614,201
                                             ------------     ------------        ------------     ------------

                                             $ 20,548,717     $  6,002,300        $(15,735,852)    $ 10,815,165
                                             ============     ============        ============     ============

           See accompanying notes to pro forma condensed consolidated financial statements.

                  ACCUMED INTERNATIONAL, INC. AND SUBSIDIARIES
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 1998


                                                 Unaudited         Adjustments            Pro Forma
                                                ------------       ------------          ------------
SALES                                           $ 15,451,174       $ 15,379,864 (3)      $     71,310
COST OF SALES                                     (8,825,530)        (8,353,362)(3)          (472,168)
                                                ------------       ------------          ------------
     Gross profit (loss)                           6,625,644          7,026,502              (400,858)
                                                ------------       ------------          ------------

OPERATING EXPENSES:
     General and administrative                    4,928,149            914,213 (3)         4,013,936
     Research and development                      2,621,889            567,490 (3)         2,054,399
     Sales and marketing                           2,560,261          1,474,299 (3)         1,085,962
                                                ------------       ------------          ------------
TOTAL OPERATING EXPENSES                          10,110,299          2,956,002             7,154,297
                                                ------------       ------------          ------------

OPERATING INCOME (LOSS)                           (3,484,655)         4,070,500            (7,555,155)
                                                ------------       ------------          ------------

OTHER INCOME (EXPENSE):
     Interest expense                             (1,267,913)          (886,322)(3)          (381,591)
     Other income (expense)                          796,515             13,189 (3)           783,326
                                                ------------       ------------          ------------
TOTAL OTHER INCOME (EXPENSE)                        (471,398)          (873,133)              401,735
                                                ------------       ------------          ------------

LOSS BEFORE INCOME TAXES                          (3,956,053)         3,197,367            (7,153,420)

INCOME TAX EXPENSE                                        --                 --                    --
                                                ------------       ------------          ------------

NET LOSS FROM CONTINUING OPERATIONS             $ (3,956,053)      $  3,197,367          $ (7,153,420)
                                                ============       ============          ============

BASIC NET LOSS PER SHARE
     FROM CONTINUING OPERATIONS                 $      (0.80)                            $      (1.44)
                                                ============                             ============

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING         4,950,396                                4,950,396
                                                ============                             ============



           See accompanying notes to pro forma condensed consolidated financial statements.

                  ACCUMED INTERNATIONAL, INC. AND SUBSIDIARIES
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1997


                                                 Unaudited          Adjustments           Pro Forma
                                                ------------       ------------          ------------
SALES                                           $ 19,109,661       $ 18,108,885 (3)      $  1,000,776
COST OF SALES                                    (11,850,692)       (10,293,517)(3)        (1,557,175)
                                                ------------       ------------          ------------
     Gross profit (loss)                           7,258,969          7,815,368              (556,399)
                                                ------------       ------------          ------------

OPERATING EXPENSES:
     General and administrative                    7,891,320          1,692,655 (3)         6,198,665
     Research and development                      5,315,411          1,632,008 (3)         3,683,403
     Asset impairment                              3,582,068                --  (3)         3,582,068
     Sales and marketing                           4,289,447          2,861,712 (3)         1,427,735
                                                ------------       ------------          ------------
TOTAL OPERATING EXPENSES                          21,078,246          6,186,375            14,891,871
                                                ------------       ------------          ------------

OPERATING INCOME (LOSS)                          (13,819,277)         1,628,993           (15,448,270)
                                                ------------       ------------          ------------

OTHER INCOME (EXPENSE):
     Interest expense                             (3,584,160)        (2,570,557)(3)        (1,013,603)
     Other income (expense)                          484,861            (26,284)(3)           511,145
                                                ------------       ------------          ------------
TOTAL OTHER INCOME (EXPENSE)                      (3,099,299)        (2,596,841)             (502,458)
                                                ------------       ------------          ------------

LOSS BEFORE INCOME TAXES                         (16,918,576)          (967,848)          (15,950,728)

INCOME TAX EXPENSE                                        --                 --                    --
                                                ------------       ------------          ------------

NET LOSS FROM CONTINUING OPERATIONS             $(16,918,576)      $   (967,848)         $(15,950,728)
                                                ============       ============          ============

BASIC NET LOSS PER SHARE
     FROM CONTINUING OPERATIONS                 $      (4.60)                            $      (4.34)
                                                ============                             ============

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING         3,675,488                                3,675,488
                                                ============                             ============



           See accompanying notes to pro forma condensed consolidated financial statements.

                  ACCUMED INTERNATIONAL, INC. AND SUBSIDIARIES
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1996


                                                 Unaudited          Adjustments            Pro Forma
                                                ------------       ------------          ------------
SALES                                           $  6,222,449       $  4,810,193 (3)      $  1,412,256
COST OF SALES                                     (3,991,430)        (2,664,038)(3)        (1,327,392)
                                                ------------       ------------          ------------
      Gross profit (loss)                          2,231,019          2,146,155                84,864
                                                ------------       ------------          ------------

OPERATING EXPENSES:
      General and administrative                   4,927,657          1,301,993 (3)         3,625,664
      Acquired research and development            5,957,927                 -- (3)         5,957,927
      Research and development                     3,110,426            636,018 (3)         2,474,408
      Sales and marketing                          2,464,668          1,131,122 (3)         1,333,546
                                                ------------       ------------          ------------
TOTAL OPERATING EXPENSES                          16,460,678          3,069,133            13,391,545
                                                ------------       ------------          ------------

OPERATING INCOME (LOSS)                          (14,229,659)          (922,978)          (13,306,681)
                                                ------------       ------------          ------------

OTHER INCOME (EXPENSE):
      Interest expense                              (458,214)           (21,242)(3)          (436,972)
      Other income (expense)                       3,114,060             95,513 (3)         3,018,547
                                                ------------       ------------          ------------
TOTAL OTHER INCOME (EXPENSE)                       2,655,846             74,271             2,581,575
                                                ------------       ------------          ------------

LOSS BEFORE INCOME TAXES                         (11,573,813)          (848,707)          (10,725,106)

INCOME TAX EXPENSE                                        --                 --                    --
                                                ------------       ------------          ------------

NET LOSS FROM CONTINUING OPERATIONS             $(11,573,813)      $   (848,707)         $(10,725,106)
                                                ============       ============          ============

BASIC LOSS PER SHARE
      FROM CONTINUING OPERATIONS                $      (4.09)                            $      (3.79)
                                                ============                             ============

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING         2,829,242                                2,829,242
                                                ============                             ============



           See accompanying notes to pro forma condensed consolidated financial statements.

                  ACCUMED INTERNATIONAL, INC. AND SUBSIDIARIES
         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE A - DESCRIPTION OF DIVESTITURE

        On the Closing Date, AccuMed International, Inc. ("the Company") will sell all of the net assets related to its microbiology division, pursuant to an Asset Purchase Agreement dated November 20, 1998 (the "Agreement") between the Company and the Purchaser.

        The accompanying condensed consolidated financial statements illustrate the effect of the divestiture ("Pro Forma") on the Company's financial position and results of operations. The condensed consolidated balance sheet as of December 31, 1997 is based on the historical balance sheet of the Company on that date and assumes the divestiture took place on that date. The condensed consolidated statements of operations for the years ended December 31, 1997, and 1996, and nine months ended September 30, 1998 are based on the historical statements of operations of the Company as of those dates and assumes the divestiture took place on the first day of operations in the period.

        The pro forma condensed consolidated financial statements may not be indicative of the actual results of the divestiture. In particular, the pro forma condensed consolidated financial statements are based on management's estimate of the final purchase price, the actual amount of which may differ based on a final audit reporting the value of the assets purchased and liabilities assumed by the Purchaser.

        The accompanying condensed consolidated pro forma financial statements should be read in connection with the historical financial statements of the Company.

NOTE B - PRO FORMA ADJUSTMENTS

    The following adjustments are reflected in the Pro Forma Condensed Consolidated Financial Statements under the columns headed "Adjustments".

(1)     Sale of Net Assets of the Microbiology Division.

        To reflect receipt of the $15.8 million cash from the sale of the Microbiology Division. The final sales price may be adjusted per terms of the Agreement depending on the value of net working capital transferred as determined by independent audit. The additional adjustments to accounts receivable, prepaid expenses, production inventory, property and equipment, current liabilities and warranty reserves in the Pro Forma Condensed Consolidated Balance Sheet as of December 31, 1997 are based on the Microbiology Division book values of those items as of that date assumed by the Purchaser.

(2)     Debt retirement

        A portion of the funds received from the sale of the Microbiology Division will be used to retire debt secured by the assets sold, the related unsecured debt issued to acquire such assets and the related accrued interest thereon. The unamortized deferred financing costs and debt discount associated with the retired debt will also be written off. The adjustments to deferred financing costs, accrued interest and debt in the Pro Forma Condensed Consolidated Balance Sheet as of December 31, 1997 are based on the book values of those items as of that date.



(3)     Eliminate Microbiology Division revenues and expenses

    All recorded revenues and expenses of the Microbiology Division are eliminated to reflect the sale of the division as of the first day of the reported period. Interest expense associated with the debt of the division is also eliminated.

(4)     Record gain on Microbiology Division disposal

    The estimated gain on the disposal of the Microbiology Division is reported as a discontinued operation. The gain is based on the estimated sales price and the net book value of the assets to be sold to and liabilities to be assumed by the Purchaser as of the date of the balance sheet presented.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT



        The following table contains certain information regarding beneficial ownership of the Company's Common Stock as of November 18, 1998 (the "Reference Date"), of (i) each person known to the Company to own beneficially 5% or more of the Common Stock, (ii) each director of the Company, (iii) the Chief Executive Officer and each other executive officer named in the compensation tables set forth in the Company's proxy statement filed in connection with the 1998 annual meeting of stockholders, and (iv) all directors and executive officers as a group. The content of this table is based upon information supplied by the persons identified in the table. On the Reference Date, there were 5,485,453 shares of Common Stock outstanding.

                                                                               NUMBER          PERCENT OF
                                                                              OF SHARES          SHARES
                                                                             BENEFICIALLY     BENEFICIALLY
               NAME AND ADDRESS OF BENEFICIAL OWNER(1)                         OWNED(2)         OWNED(2)
----------------------------------------------------------------------       ------------     ------------

Bellingham Capital Industries(3) ......................................       1,333,334             21.7%
   P.O. Box 323
   St. Helier Jersey, Chan. Islands

Robert L. Priddy(4) ...................................................         921,149             15.2%

Michael Falk(5) .......................................................         629,575             10.6%
   c/o Commonwealth Associates
   830 Third Avenue
   New York, NY 10022

Commonwealth Associates(6) ............................................         421,106              7.3%
   830 Third Avenue
   New York, NY 10022

Peter P. Gombrich(7) ..................................................         391,072              7.1%
   c/o Inpath L.L.C.
   900 N. Franklin, Suite 206
   Chicago, IL 60610

Edmund Shea(8) ........................................................         307,556              5.4%

Paul F. Lavallee(9) ...................................................          91,000              1.6%

Harold S. Blue(10) ....................................................          62,223              1.1%

Leonard M. Schiller(11) ...............................................          35,360                *

Leonard R. Prange(12) .................................................          23,966                *

Norman J. Pressman(13) ................................................          20,834                *

Jack H. Halperin(14) ..................................................          20,065                *

J. Donald Gaines(15) ..................................................           6,667                *

Mark Banister(16) .....................................................           3,333                *

Joyce L. Wallach, Esq(17) .............................................           1,252                *

All directors and executive officers as a group (12 persons)(18) ......       1,185,846             18.0%


----------

   * Represents less than 1%.

(1) Except as otherwise noted, the address for each person is c/o AccuMed International, Inc., 900 North Franklin Street, Suite 401, Chicago, Illinois 60610.

(2) Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock listed as beneficially owned by them. A person is deemed to be the beneficial holder of securities that can be acquired by such person within 60 days from the Reference Date upon the exercise of warrants or options or the conversion of convertible preferred stock. Each beneficial owner's percentage ownership is determined by including shares, underlying options or warrants which are exercisable or preferred stock which is convertible by such person currently, or within 60 days following the Reference Date, and excluding shares underlying options, warrants and convertible preferred stock held by any other person.

(3) Includes 667,667 shares underlying warrants held by Bellingham Capital Industries which are exercisable currently or within 60 days following the Reference Date.

(4) Includes 322,897 shares underlying warrants and 236,031 shares underlying Series A Convertible Preferred Stock held by Mr. Priddy that are exercisable or convertible currently or within 60 days following the Reference Date.

(5) Mr. Falk directly owns 72,593 shares of Common Stock and warrants to purchase up to 119,210 shares of Common Stock. The number shown includes an additional 120,926 shares, and 300,180 shares underlying warrants that are exercisable currently or within 60 days following the Reference Date, held by Commonwealth Associates (excluding securities held in Commonwealth Associates' trading account). Mr. Falk is a control person of the corporate general partner of Commonwealth Associates and may be deemed to be beneficial owner of securities held by Commonwealth Associates. The number of shares also includes an additional 16,667 shares underlying warrants that are exercisable currently or within 60 days following the Reference Date held by Anne Falk, Mr. Falk's spouse. Mr. Falk disclaims beneficial ownership of the securities held by Commonwealth Associates except to the extent of his percentage ownership interests in Commonwealth Associates. Certain shares and warrants held directly by Mr. Falk were transferred to him by Commonwealth Associates.

(6) Includes 300,180 shares underlying warrants held by Commonwealth Associates that are exercisable currently or within 60 days following the Reference Date. Excludes securities held in Commonwealth Associates' trading accounts.

(7) Includes 52,078 shares held of record by Gwenda Gombrich, Mr. Gombrich's wife, directly or as custodian for a minor child, as to which Mr. Gombrich disclaims beneficial ownership.

(8) Includes 85,334 shares underlying 12% Convertible Promissory Notes due 2000 and 111,112 shares underlying warrants which are currently convertible or exercisable or within 60 days following the Reference Date.

(9) Includes 91,000 shares underlying stock options held by Mr. Lavallee that are exercisable currently or within 60 days following the Reference Date.

(10) Includes 55,556 shares underlying warrants and 6,667 shares underlying stock options held by Mr. Blue that are exercisable currently or within 60 days following the Reference Date.

(11) Includes 12,500 shares underlying warrants and 10,833 shares underlying stock options held by Mr. Schiller that are exercisable currently or within 60 days following the Reference Date.

(12) Includes 16,667 shares underlying stock options held by Mr. Prange that are exercisable currently or within 60 days following the Reference Date.

(13) Includes 16,667 shares underlying stock options held by Mr. Pressman that are exercisable currently or within 60 days following the Reference Date.

(14) Includes 12,216 shares underlying stock options held by Mr. Halperin that are exercisable currently or within 60 days following the Reference Date.

(15) Includes 6,667 shares underlying stock options held by Mr. Gaines that are exercisable currently or within 60 days following the Reference Date.

(16) Includes 3,333 shares underlying stock options held by Mr. Banister that are exercisable currently or within 60 days following the Reference Date.

(17) Includes 1,000 shares underlying stock options held by Ms. Wallach that are exercisable currently or within 60 days following the Reference Date.

(18) Includes 236,031 shares underlying Series A Convertible Preferred Stock and 862,682 shares underlying warrants or options held by executive officers and directors that are exercisable currently or within 60 days of the Reference Date.

                                    DIVIDENDS


     The Company has never declared or paid a cash dividend on the Common Stock and is currently prohibited from paying any dividends on the Common Stock under the terms of its credit agreements. The Board of Directors does not anticipate paying any cash dividends in the foreseeable future.


                             INDEPENDENT ACCOUNTANTS


     KPMG Peat Marwick LLP ("KPMG") has been the Company's principal accountants for the fiscal years ended December 31, 1996 and 1997 and have been selected by the Board of Directors to serve as the principal accountants for the 1998 fiscal year. Representatives of KPMG are expected to be present at the Meeting, will have the opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.

                                  OTHER MATTERS

     The Company does not know of any matter other than those discussed in the foregoing materials contemplated for action at the Meeting. Should any other matter be properly brought before the Meeting, the holders of the proxies herein solicited will vote thereon in their discretion.


           SUBMISSION OF STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

     In accordance with Rule 14a-8 of the proxy rules of the Securities and Exchange Commission, stockholders are advised that any proposal which a stockholder wishes to have presented at the 1999 Annual Meeting of Stockholders and included in the Company's proxy statement and form of proxy for such meeting must be received by the Company, at its principal executive office, 900 North Franklin Street, Suite 401, Chicago, Illinois 60610, Attn: Secretary, no later than January 1, 1999.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     This Proxy Statement incorporates by reference the following documents filed by the Company with the Securities and Exchange Commission (i) Annual Report on Form 10-K for the year ended December 31, 1997 (a copy of which accompanies this Proxy Statement), (ii) Quarterly Report on Form 10-Q for the quarter ended March 31, 1998, (ii) Quarterly Report on Form 10-Q for the quarter ended June 30, 1998, (iii) Quarterly Report on Form 10-Q for the quarter ended September 30, 1998, (iv) Current Report on Form 8-K dated February 23, 1998, (v) Amendment No. 6 to Current Report on Form 8-K dated March 3 ,1997, and (vi) all documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the date of the Meeting.

                                            By Order of the Board of Directors


                                            JOYCE L. WALLACH,
                                            General Counsel and Secretary

                                                                      APPENDIX A



================================================================================




                              ---------------------




                            ASSET PURCHASE AGREEMENT

                                 BY AND BETWEEN

                           ACCUMED INTERNATIONAL, INC.

                                       AND

                              AMI ACQUISITION CORP.





                          DATED AS OF NOVEMBER 20, 1998




                              --------------------





================================================================================

                                TABLE OF CONTENTS

                                                                                          Page
ARTICLE 1.  PURCHASE AND SALE OF ASSETS

        1.1  Sale and Transfer of Assets.....................................................1
               (a)  Cash and Cash-Equivalents................................................1
               (b)  Prepaids.................................................................1
               (c)  Accounts Receivable......................................................2
               (d)  Purchased Inventory......................................................2
               (e)  Fixed Assets.............................................................2
               (f)  Intellectual Property Rights.............................................2
               (g)  Business Records.........................................................2
               (h)  Customer List............................................................2
               (i)  Supplier List............................................................3
               (j)  Catalogs and Advertising Materials.......................................3
               (k)  Contracts................................................................3
               (l)  Permits..................................................................3
               (m)  Insurance................................................................3
               (n)  Goodwill.................................................................3
               (o)  Real Property............................................................3
               (p)  Leased Property..........................................................4
               (q)  AccuMed UK...............................................................4
               (r)  Shared Tools and Equipment...............................................4
               (s)  Miscellaneous............................................................4
        1.2  Retained Assets.................................................................4
               (a)  Non-Assigned Contracts...................................................4
               (b)  Retained Names...........................................................4
               (c)  Corporate Records........................................................4
               (d)  Rights Under G&G Collaboration Agreement.................................5
               (e)  Rights Under BioKit License Agreement....................................5
        1.3  Assignability and Consents......................................................5
               (a)  Required Consents........................................................5
               (b)  Nonassignable Items......................................................5

ARTICLE 2.  LIABILITIES

        2.1  Assumption of Liabilities.......................................................6
               (a)  Certain Balance Sheet Liabilities........................................6
               (b)  Contracts and Permits....................................................6
               (c)  Certain Other Liabilities................................................6
        2.2  Retained Liabilities............................................................7
               (a)  Pre-Closing..............................................................7
               (b)  Liabilities Relating to this Agreement...................................7
               (c)  Employee-Related Liabilities.............................................7

                                                                                          Page
                                                                                          ----
               (d)  Litigation...............................................................7
               (e)  Product and Safety Liability.............................................8
               (f)  Taxes....................................................................8
               (g)  Breach of Agreement......................................................8
               (h)  Liabilities Relating to Retained Assets..................................8
               (i)  Post-Closing Liabilities.  ..............................................8
               (j)  Shutdown Costs...........................................................8
               (k)  Indebtedness.............................................................9
               (l)  Liabilities Relating to the G&G Collaboration Agreement..................9
               (m)  Liabilities Relating to the BioKit License Agreement.....................9
               (n)  MDRs.....................................................................9
               (o)  Miscellaneous............................................................9

ARTICLE 3.  PURCHASE PRICE

        3.1  Payment.........................................................................9
               (a)  Closing Payment..........................................................9
               (b)  Escrow Funds............................................................10
        3.2  Adjustment of Purchase Price...................................................10
               (a)  Closing Statement.......................................................10
               (b)  Closing Net Working Capital.............................................10
               (c)  Cooperation.............................................................11
               (d)  Review of Auditor Statement.............................................11
               (e)  Adjustment and Payment Procedures.......................................11
        3.3  Purchase Price Allocation......................................................12

ARTICLE 4.  CLOSING

        4.1  General........................................................................12
        4.2  Documents to be Delivered by Seller............................................12
        4.3  Documents to be Delivered by Buyer.............................................14

ARTICLE 5.  REPRESENTATIONS AND WARRANTIES

        5.1  Representations and Warranties of Seller.......................................14
               (a)  Organization; Standing and Authorization................................14
               (b)  Effect of Agreement.....................................................15
               (c)  Articles and By-Laws....................................................15
               (d)  Capitalization of AccuMed UK............................................15
               (e)  Conflicts; Defaults.....................................................15
               (f)  Acquired Assets; Title to the Acquired Assets...........................16
               (g)  Real Property...........................................................17
               (h)  Contracts...............................................................18
               (i)  Financial Statements; SEC Filings.......................................18
               (j)  SEC Filings.............................................................19

                                                                                          Page
                                                                                          ----
               (k)  Disclosure Documents....................................................19
               (l)  Liabilities.............................................................20
               (m)  Accounts Receivable; Collection; Trade Payables.........................20
               (n)  Litigation..............................................................20
               (o)  Regulatory Compliance...................................................21
               (p)  Intellectual Property...................................................21
               (q)  Permits.................................................................21
               (r)  Employee Relations; Collective Bargaining Agreements....................21
               (s)  Employees and Employee Plans............................................22
               (t)  Environmental Matters...................................................24
               (u)  Absence of Certain Changes..............................................25
               (v)  Taxes...................................................................25
               (w)  Insurance...............................................................26
               (x)  Approvals...............................................................26
               (y)  No Other Agreements to Sell the Acquired Assets or the Business.........26
               (z)  No Brokers..............................................................26
               (aa)  Solvency...............................................................26
               (bb)  Millennium Compliance..................................................26
               (cc)  Confidential Information...............................................27
        5.2  Representations and Warranties of Buyer........................................27
               (a)  Organization and Standing; Corporate Power and Authority................27
               (b)  Conflicts; Defaults.....................................................27
               (c)  No Brokers..............................................................27
        5.3  General........................................................................28

ARTICLE 6.  CONDITIONS TO CLOSING

        6.1  Conditions to the Obligations of Each Party....................................28
               (a)  Seller Stockholder Approval.............................................28
               (b)  No Injunction...........................................................28
               (c)  Governmental Consents...................................................28
        6.2  Conditions to Buyer's Obligations..............................................28
               (a)  Representations and Warranties..........................................28
               (b)  Covenants...............................................................28
               (c)  Consents................................................................28
               (d)  Certificate of Seller...................................................28
               (e)  Documents; Approvals....................................................28
               (f)  Material Adverse Change.................................................29
               (g)  Agreement with Akzo Nobel...............................................29
               (h)  Sun Prairie Facility....................................................29
               (i)  Elimination of Certain Liens............................................29
               (j)  Sublease................................................................29
               (k)  UK Environmental Review.................................................29
               (l)  Solvency Letter.........................................................29
               (m)  Release.................................................................29

                                                                                          Page
                                                                                          ----
               (n)  Closing Statement.......................................................29
               (o)  Return of Confidential Information......................................30
               (p)  Concerning Intellectual Property........................................30
        6.3  Conditions to Seller's Obligations.............................................30
               (a)  Representations and Warranties..........................................30
               (b)  Covenants...............................................................30
               (c)  Certificates of Buyer...................................................30
               (d)  Certificates; Documents.................................................30

ARTICLE 7.  COVENANTS OF SELLER

        7.1  Conduct of Business............................................................31
               (a)  Obligations for Borrowed Money..........................................31
               (b)  Employee Matters........................................................31
               (c)  Sale of Assets..........................................................31
               (d)  Failure to Maintain Assets..............................................31
               (e)  Contracts...............................................................31
               (f)  Encumbrances............................................................32
               (g)  Insurance...............................................................32
               (h)  Litigation..............................................................32
               (i)  Representations and Warranties..........................................32
               (j)  Affiliate Transactions; Dividends.......................................32
               (k)  Charter Amendments......................................................32
               (l)  Accounting Methods......................................................32
               (m)  Permits.................................................................32
               (n)  Accounts Payable and Receivable.........................................33
               (o)  Transfer of Employees...................................................33
               (p)  Commitments.............................................................33
        7.2  Disclosure Supplements.........................................................33
        7.3  Closing........................................................................33
        7.4  Confidentiality................................................................33
        7.5  Maintenance of Insurance.......................................................34
        7.6  Trade Names....................................................................34
               (a)  License.................................................................34
               (b)  Use of Tradenames by Seller.............................................34
               (c)  Remedies................................................................35
        7.7  Maintenance of, and Access to, Records.........................................35
        7.8  Non-Competition................................................................35
               (a)  Period and Conduct......................................................35
               (b)  Restricted Territory....................................................35
               (c)  Tolling of Covenants....................................................35
               (d)  Nonsolicitation.........................................................36
               (e)  Non-Competition - Direct or Indirect....................................36
               (f)  Remedies................................................................36
               (g)  Subsidiaries, Division and Affiliates...................................36

                                                                                          Page
                                                                                          ----
               (h)  Severability............................................................36
        7.9   Accounts Receivable...........................................................37
        7.10  No Solicitation...............................................................37
        7.11  Plant Closing Obligations.....................................................37
        7.12  No Interference...............................................................37
        7.13  Sublease......................................................................37
        7.14  Further Assurances; Customer and Supplier Relationships; Assertion of
               Claims.......................................................................37
        7.15  Confidential Information......................................................38
        7.16  Solvency Letter...............................................................38

ARTICLE 8.  COVENANTS OF BUYER

        8.1  Maintenance of, and Access to, Records.........................................39
        8.2  Closing........................................................................39

ARTICLE 9.  CERTAIN ADDITIONAL COVENANTS

        9.1  Due Diligence Investigation....................................................39
               (a)  Access to Records and Properties........................................39
               (b)  Confidentiality.........................................................39
        9.2  Proxy Material; Stockholder Meeting............................................40
               (a)  Preparation of Proxy Statement..........................................40
               (b)  Stockholder Meeting.....................................................40
        9.3  Bulk Transfer Laws.............................................................40
        9.4  Press Releases and Disclosure..................................................40
        9.5  Regulatory Approvals...........................................................41
        9.6  Employee Matters...............................................................41
               (a)  Employee Benefits.......................................................41
               (b)  Future Employment.......................................................41
               (c)  No Employment by Seller.................................................41
               (d)  Employee Information....................................................41

ARTICLE 10.  TERMINATION

        10.1  Termination...................................................................42
               (a)  Mutual Consent..........................................................42
               (b)  Closing Date............................................................42
               (c)  Seller Misrepresentation or Breach......................................42
               (d)  Buyer Misrepresentation or Breach.......................................42
               (e)  Court Order.............................................................42
               (f)  Buyer's Conditions......................................................42
               (g)  Seller's Conditions.....................................................43
               (h)  Solvency Letter.........................................................43
        10.2  Effect of Termination.........................................................43

                                                                                          Page
                                                                                          ----
ARTICLE 11.  INDEMNIFICATION

        11.1  Indemnification by Buyer......................................................43
        11.2  Indemnification by Seller.....................................................43
        11.3  Notice of Claim; Right to Participate in and Defend Third Party Claim.........44

ARTICLE 12.  MISCELLANEOUS

        12.1  Amendments....................................................................45
        12.2  Entire Agreement..............................................................45
        12.3  Governing Law.................................................................46
        12.4  Expenses......................................................................46
        12.5  Notices.......................................................................46
        12.6  Counterparts..................................................................47
        12.7  Assignment....................................................................47
        12.8  Waivers.......................................................................47
        12.9  Third Parties.................................................................47
        12.10  Schedules and Exhibits.......................................................47
        12.11  Headings; References.........................................................48
        12.12  Certain Definitions..........................................................48
        12.13  Remedies Not Exclusive.......................................................48
        12.14  Gender and Number............................................................48

                             TABLE OF DEFINED TERMS

Term                                                                             Section
----                                                                             -------
510(k)s.....................................................................      1.3(a)
Accounts Receivable.........................................................      1.1(c)
Acquired Assets.............................................................      1.1(s)
AccuMed UK..................................................................      1.1(q)
AccuMed UK Charter..........................................................      5.1(c)
AccuMed UK Contracts........................................................      5.1(e)
AccuMed UK Real Property....................................................      5.1(g)
Adjustment Request..........................................................      3.2(d)
Affiliate...................................................................     12.12(a)
Agreement...................................................................     Recitals
Appraiser...................................................................      7.16
Assumed Liabilities.........................................................      2.1
Audited Balance Sheet.......................................................      3.2(a)
Auditor Statement...........................................................      3.2(b)
Balance Sheet Date..........................................................      5.1(i)
Balance Sheet Liabilities...................................................      2.1(a)
BD..........................................................................      6.2(h)
BioKit License..............................................................      1.2(e)
Business....................................................................     Recitals
Business Contracts..........................................................      5.1(e)
Business Real Property......................................................      5.1(g)
Buyer.......................................................................     Recitals
Buyer's Auditor.............................................................      3.2(b)
CA Breach...................................................................      7.4(d)
Closing.....................................................................      4.1
Closing Date................................................................      4.1
Closing Payment.............................................................      3.1(a)
Closing Statement...........................................................      3.2(a)
Closing Net Working Capital.................................................      3.2(b)
Code........................................................................      5.1(s)
Computer Systems............................................................      5.1(bb)
Confidentiality Agreement...................................................      9.1(b)
Consents....................................................................      1.3(a)
Contamination...............................................................      5.1(t)
Contracts...................................................................      1.1(k)
Current Assets..............................................................      3.2(a)
Customer(s).................................................................      1.1(h)
Employee(s).................................................................      5.1(s)
Employee Health Records.....................................................      9.6(d)
Employee Plan(s)............................................................      5.1(s)
Employee Services Agreement.................................................      7.14
Environmental Laws..........................................................      5.1(t)

EPA.........................................................................      5.1(t)
ERA.........................................................................      5.1(s)
ERISA.......................................................................      5.1(s)
Escrow Agent................................................................      3.1(b)
Escrow Funds................................................................      3.1(b)
Escrow Period...............................................................      3.1(b)
ESP Products................................................................      2.1(a)
Financial Statements........................................................      5.1(i)
Fixed Assets................................................................      1.1(e)
GAAP........................................................................      3.2(a)
G&G Collaboration Agreement.................................................      1.2(d)
Governmental Authorities....................................................      1.1(l)
Hazardous Substances........................................................      5.1(t)
IDEs........................................................................      1.3(a)
Indebtedness................................................................      2.2(k)
Intellectual Property.......................................................      1.1(f)
Laws........................................................................      2.2(c)
Leases......................................................................      1.1(p)
Liabilities.................................................................     11.1
Liens.......................................................................      4.2(a)
LOI.........................................................................      5.1(bb)
Materials...................................................................      1.1(i)
MDRs........................................................................      2.2(n)
Millennium Compliance.......................................................      5.1(bb)
Minimum Net Working Capital.................................................      3.2(e)
Nonassignable Items.........................................................      1.3(b)
Non-Assigned Contracts......................................................      1.2(a)
PCBs........................................................................      5.1(t)
Permits.....................................................................      1.1(l)
Permitted Liens.............................................................      5.1(f)
Person......................................................................      1.3(a)
PMAs........................................................................      1.3(a)
Products....................................................................     Recitals
Protected Employees.........................................................      7.13
Proxy Statement.............................................................      9.2(a)
Purchase Price..............................................................      3.1(a)
Release.....................................................................      6.2(m)
Retained Assets.............................................................      1.2
Retained Liabilities........................................................      2.2
Retained Name...............................................................      1.2(b)
SEC.........................................................................      9.2(a)
Seller......................................................................     Recitals
Seller's knowledge..........................................................     12.12(b)
Seller Charter..............................................................      5.1(c)
Seller Disclosure Documents.................................................      5.1(k)
Seller Real Property........................................................      5.1(g)

Seller SEC Documents........................................................      5.1(j)
Seller Stockholder Meeting..................................................      9.2(b)
Seller Stockholder Vote.....................................................      5.1(a)
Shares......................................................................      1.1(q)
Solvency Letter.............................................................      7.16
Sublease....................................................................      7.13
Subsequent Seller SEC Documents.............................................      5.1(j)
Sun Prairie Facility........................................................      6.2(h)
Supplier(s).................................................................      1.1(i)
Tax(es).....................................................................      5.1(v)
Third Party Claim...........................................................     11.3(a)
Termination Date............................................................     10.1(b)
Tradenames..................................................................      1.1(f)
Trade Payables..............................................................      2.1(a)
Transaction Documents.......................................................      5.1(b)
Unaudited Balance Sheet.....................................................      5.1(i)
Unaudited Business Financial Statements.....................................      5.1(i)
Unaudited Consolidated Financial Statements.................................      5.1(i)
U.S. Contracts..............................................................      1.1(k)
WARN........................................................................      2.2(j)

                                    SCHEDULES


Schedule       Title
--------       -----
1.1(e)         Fixed Assets
1.1(k)         Contracts
1.1(l)         Permits
1.1(r)         Shared Tools and Equipment
1.2(a)         Non-Assigned Contracts
2.1(a)         Certain Balance Sheet Liabilities
2.2(k)         Capital Leases
2.2(o)         Miscellaneous
3.2(a)         Calculation of Current Liabilities
3.3            Purchase Price Allocation
5.1(a)         Organization; Standing and Authorization
5.1(d)         Capitalization of AccuMed UK
5.1(f)(i)      Existing Liens
5.1(f)(ii)     Permitted Liens
5.1(f)(iii)    Fixed Assets
5.1(g)(i)      Seller Real Property
5.1(g)(ii)     AccuMed UK Real Property
5.1(h)         Contracts
5.1(m)         Accounts Receivable; Collection; Trade Payables
5.1(n)         Litigation
5.1(o)         Regulatory Compliance
5.1(p)         Intellectual Property
5.1(q)         Permits
5.1(s)(i)      Employees and Employee Plans
5.1(s)(iv)     Employment Contracts
5.1(t)         Environmental Matters
5.1(u)         Absence of Certain Changes
5.1(w)         Insurance
5.1(x)         Approvals
5.1(bb)        Millenium Compliance
6.2(p)         Corrective Actions relating to Intellectual Property
7.12           Protected Employees
9.6            Future Employment

                                    EXHIBITS

Exhibit                Title
-------                -----
Exhibit A              Escrow Agreement
Exhibit B              Bill of Sale
Exhibit C              Patent Assignment
Exhibit D              Trademark Assignment
Exhibit E              Assumption of Assumed Liabilities
Exhibit F              Release
Exhibit G              Sublease

                            ASSET PURCHASE AGREEMENT


               This Asset Purchase Agreement (this "Agreement"), dated as of November 20, 1998, is by and between AMI Acquisition Corp., a Delaware corporation ("Buyer"), and AccuMed International, Inc., a Delaware corporation ("Seller").

                                    RECITALS

        A. Seller and AccuMed UK (as defined in Section 1.1(q)) are engaged through Seller's Microbiology Division in, among other things, the business (the "Business") of developing, manufacturing and marketing in vitro diagnostic clinical microbiology products, devices and equipment for the human clinical laboratory, veterinary and pharmaceutical markets (collectively, the "Products");

        B. Seller desires to sell certain assets, properties, rights and interests relating to the Business, and to transfer certain liabilities relating to the Business, to Buyer; and

        C. Buyer desires to purchase and acquire from Seller, upon the terms and subject to the conditions hereinafter set forth, such assets, properties, rights and interests of Seller, in consideration of certain payments by Buyer and the assumption by Buyer of certain liabilities and obligations of Seller specifically disclosed in this Agreement.

               NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained and other good and valuable consideration had and received, Buyer and Seller, on the basis of, and in reliance upon, the representations, warranties, covenants, obligations and agreements set forth in this Agreement, and upon the terms and subject to the conditions contained herein, hereby agree as follows:


                            ARTICLE 1.  PURCHASE AND SALE OF ASSETS

               1.1 Sale and Transfer of Assets. At the Closing and effective as of the Closing Date (as defined in Section 4.1), Seller will sell, assign, convey, transfer and deliver to Buyer free and clear of all Liens (as defined in Section 4.2 (a)), other than Permitted Liens (as defined in Section 5.1(f)), and Buyer will purchase and acquire from Seller, all of the assets, properties, rights and interests of Seller related to the Business, wherever situated, as the same shall exist as of the Closing Date, including, without limitation, the following:

               (a) Cash and Cash-Equivalents. All cash and cash-equivalents and marketable securities of Seller relating to the Business, cash in transit and cash, cash-equivalents and marketable securities in lockboxes or on deposit with or held by any financial institution;

               (b) Prepaids. All prepaid expenses, advance payments, deposits, surety accounts and other similar assets of Seller relating to the Business, including, without limitation, prepaid deposits with suppliers and utilities;

               (c) Accounts Receivable. All accounts receivable (including royalties receivable and accounts receivable owed to AccuMed UK by Seller or any Affiliate thereof), any payments received with respect thereto after the Closing Date, unpaid interest accrued on any such accounts receivable and any security or collateral relating thereto (collectively, "Accounts Receivable") of Seller relating to the Business, provided that "Accounts Receivable" shall not include any intercompany accounts receivable owed to or from Seller's Chicago and Westlake facilities;

               (d) Purchased Inventory. All raw materials and supplies, work-in-process and finished goods of Seller relating to the Business, including items purchased for distribution or resale and items which have been ordered for the Business;

               (e) Fixed Assets. All tangible personal property, plant, machinery and equipment (collectively, "Fixed Assets") of Seller relating to the Business, including, without limitation, the Fixed Assets identified on Schedule 1.1(e) attached hereto;

               (f) Intellectual Property Rights. All inventions, discoveries, trademarks, service marks, patents, trade names, copyrights, know-how, intellectual property, software and information systems, shop rights, licenses, developments, designs, technology, discoveries, trade secrets, test procedures, processes, research data, formulae and other confidential information, intellectual and similar intangible property rights, whether or not patentable (or otherwise subject to legally enforceable restrictions or protections against unauthorized third party usage), and any and all applications for, and extensions, divisions and reissuances of, any of the foregoing, and rights therein relating to the Business, including, without limitation, (i) the names "AccuZone," "alamarBlue," "ARIS," "ESP," "Extra Sensing Power," "Flouretone," "EZ DRAW," "EZ VIEW," "INSIGHT," "JustOne," "Pathos," "Pipetar," "ReadAr," "SAMS," "Sensititre," "SensiTouch," "YeastOne," and all related trade names and trademarks (collectively, the "Tradenames"), (ii) the intellectual and intangible property rights described on Schedule 5.1(p), and (iii) the production methods, formulae, know-how and technical expertise relating to the manufacture of Products presently or previously manufactured or sold by the Business (collectively, the "Intellectual Property");

               (g) Business Records. All books and records relating to the Business, including, without limitation, all files, invoices, forms, accounts, correspondence, production records, technical, accounting, manufacturing and procedural records and manuals (including all good manufacturing practice records and manuals), employment records relating to Employees (as defined in Section 5.1(s)), and other books and written and electronic records of Seller and relating to the Business, and any confidential information that has been reduced to writing or other tangible medium relating to the Business;

               (h) Customer List. Any lists of Persons (as defined in Section 1.3(a)) to whom or to which Seller has sold or otherwise furnished Products, directly or indirectly, (individually, a "Customer" and collectively, the "Customers," such terms to include any assignee or successor of any such Person, whether by consolidation, merger, sale of assets or otherwise), including related information as to the unit and dollar volume of such sales, the type of Products so sold or furnished and other relevant marketing and product information for each Customer;

               (i) Supplier List. Any lists of Persons from whom or from which Seller has purchased or otherwise received supplies, ingredients, equipment, materials or components ("Materials") used in the development or production of Products, directly or indirectly (individually, a "Supplier" and collectively, the "Suppliers," such terms to include any assignee or successor of any such Person, whether by consolidation, merger, sale of assets or otherwise), including related information as to the unit and dollar volume of such purchases, the type of Materials so purchased or received and other relevant product information for such Supplier;

               (j) Catalogs and Advertising Materials. All promotional and advertising materials relating to the Business or to the Products, including, without limitation, all catalogs, brochures, plans, supplier lists, manuals, handbooks, equipment and parts lists, dealer and distributor lists, and labels and packaging materials;

               (k) Contracts. All rights, benefits and interests of Seller in and to all licenses, leases, purchase orders, contracts, agreements (including, without limitation, marketing, distribution and supply agreements), commitments and undertakings (collectively, "Contracts") identified on Schedule 1.1(k) attached hereto (the "U.S. Contracts");

               (l) Permits. All licenses, permits, approvals, clearances, variances, waivers or consents (collectively, "Permits"), to the extent assignable, issued by any foreign, United States, state or local governmental entity or municipality or subdivision thereof or any authority, department, commission, board, bureau, agency, court or instrumentality (collectively, "Governmental Authorities") and related to the Business, including, without limitation, the Permits identified on Schedule 1.1(l) attached hereto;

               (m) Insurance. All rights, claims and benefits of Seller in, to or under all insurance policies maintained by Seller for the Business or the Acquired Assets (as defined in Section 1.1(s));

               (n)  Goodwill.  The goodwill of the Business;

               (o) Real Property. All real property rights and interests of any kind whatsoever owned by Seller and relating to the Business, including the rights and interests identified under the heading "Seller Real Property" on Schedule 5.1(g)(i), which consist of (i) the land more particularly described under such heading, which descriptions are incorporated herein by reference, (ii) all buildings, structures and leasehold improvements located thereon and all appurtenances relating thereto, and (iii) all fixtures, machinery, apparatus or equipment attached to such premises, including, without limitation, all of the electrical, heating, plumbing, air conditioning, air compression and all other systems located on said premises, and all other structures, fences and improvements (collectively, "Real Property");

               (p) Leased Property. All rights and interests under the leases (the "Leases") described under the heading "Seller Leased Property" on
        Schedule 5.1(g)(i), which descriptions are incorporated herein by reference;

               (q) AccuMed UK. 2,000,000 ordinary shares of pound sterling 1 each (the "Shares"), comprising the entire issued share capital of AccuMed International, Limited, a limited liability company organized under the laws of England and Wales with company number 2038515 ("AccuMed UK"), and all tax loss carry-forwards relating to AccuMed UK, to the extent transferable; and

               (r) Shared Tools and Equipment. All of the tools and equipment set forth on Schedule 1.1(r).

               (s) Miscellaneous. All other assets, properties, rights and interests of Seller otherwise relating to the Business, of every kind, nature and description, whether tangible or intangible, real, personal or mixed, and wherever situated, including, without limitation, those assets, properties, rights and interests set forth on the Unaudited Balance Sheet (as defined in Section 5.1(i)), all of which are to be sold, transferred, conveyed, assigned and delivered to Buyer at the Closing pursuant to this Agreement, except as otherwise specifically set forth in this Agreement.

All of the assets, properties, rights and interests of Seller relating to the Business that are to be sold, transferred, conveyed, assigned and delivered by Seller to Buyer at the Closing as contemplated herein, including without limitation, those described in clauses (a) through (s) above are referred to herein collectively as the "Acquired Assets."

               1.2 Retained Assets. Anything in Section 1.1 to the contrary notwithstanding, the following assets (collectively, the "Retained Assets") shall be retained by Seller, and Buyer shall in no way be construed to have purchased or acquired (or to be obligated to purchase or to acquire) any interest whatsoever in any of the following:

               (a) Non-Assigned Contracts. All of the rights and interests, and all of the liabilities and obligations, of Seller in, under or pursuant to any Contract (i) that is listed on Schedule 1.2(a), or (ii) that Buyer, in a writing or writings delivered to Seller prior to the Closing Date, identifies as not desired by Buyer to be included within, or to constitute a part of, the Acquired Assets (collectively, the "Non-Assigned Contracts");

               (b) Retained Names. The name "AccuMed" (the "Retained Name"), except to the extent otherwise contemplated by Section 7.6 of this Agreement;

               (c) Corporate Records. Seller's minute books, stock books, stock ledger and corporate seal and all books, records and other data that relate primarily to (i) the Retained Assets, (ii) the Retained Liabilities (as defined in Section 2.2), or (iii) Seller's businesses other than the Business;

               (d) Rights Under G&G Collaboration Agreement. All of the rights and interests, and all of the liabilities, debts and obligations, of Seller in, under or pursuant to, the Collaboration Agreement and Worldwide Exclusive License, between Seller and G&G Dispensing, Inc., dated March 22, 1994 (the "G&G Collaboration Agreement"); and

               (e) Rights Under BioKit License Agreement. All of the rights and interests, and all of the liabilities, debts and obligations, of Seller in, under or pursuant to, the License & Distribution Agreement, dated as of February 20, 1996, between Seller and BioKit, S.A. (the "BioKit License").

               1.3  Assignability and Consents.

               (a) Required Consents. Schedule 5.1(x) sets forth a list of all Acquired Assets, including Contracts and Permits, that are non-assignable or non-transferable or cannot be subleased to Buyer without the Consent (as defined below) of some other individual, partnership, corporation, association, joint stock company, trust, joint venture, limited liability company or Governmental Authority (collectively, a "Person"). Seller has commenced and shall continue to take, or cause to be taken by others, all necessary actions required to obtain or satisfy, at the earliest practicable date, all consents, novations, approvals, authorizations, requirements (including filing and registration requirements), waivers and agreements ("Consents") from any Persons necessary to authorize, approve or permit the full and complete sale, conveyance, assignment, sublease or transfer of the Acquired Assets, and to consummate and make effective the transactions contemplated by this Agreement and to continue such efforts as may be required after the Closing Date to facilitate the full and expeditious transfer of legal title, or the sublease, as the case may be, of the Acquired Assets. Seller has executed or will execute letters in a form acceptable to Buyer that notify the Food and Drug Administration ("FDA") of the transfers of 510(k) Pre-Market Notifications ("510(k)s"), Pre-Market Approval Applications ("PMAs") and Investigative Device Exemptions ("IDEs") for the Products.

               (b) Nonassignable Items. Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to sell, convey, assign, sublease or transfer any Acquired Assets, including Contracts and Permits, if an attempted sale, conveyance, assignment, sublease or transfer thereof, without the Consent of another party thereto or a Governmental Authority, would constitute a breach of, or in any way affect the rights of Seller or Buyer with respect to, such Acquired Asset ("Nonassignable Items"). Seller shall use commercially reasonable efforts and Buyer shall cooperate in all reasonable respects with Seller to obtain and satisfy all Consents and to resolve all impracticalities of sale, conveyance, assignment, sublease or transfer necessary to convey to Buyer all Nonassignable Items. If any such Consents are not obtained and satisfied or if an attempted sale, conveyance, assignment, sublease or transfer would be ineffective, Seller and its appropriate Affiliates (as defined in Section 12.12(a)) shall at the Closing enter into such arrangements (including related written agreements) as Buyer may reasonably request in order to fairly compensate Buyer for the loss of, or to provide to Buyer the benefit of, any such Nonassignable Items (it being acknowledged that such arrangement may include obligations imposed on Seller and such Affiliates promptly to pay to Buyer when received all monies and other items of value received by Seller and such Affiliates under any such Nonassignable Item).


                             ARTICLE 2. LIABILITIES

               2.1 Assumption of Liabilities. On the terms and subject to the conditions set forth in this Agreement, Buyer shall assume, at the Closing and effective as of the Closing Date, and shall thereafter pay, perform and discharge as and when due, the following, and only the following, liabilities and obligations of Seller or AccuMed UK (collectively, the "Assumed Liabilities"):

               (a) Certain Balance Sheet Liabilities. All liabilities and obligations of Seller or AccuMed UK existing on the Closing Date (i) that constitute non-interest bearing trade accounts payables due to Suppliers incurred by Seller solely on account of the Business and in the ordinary course of business of the Business consistent with past practice ("Trade Payables"); provided, that, "Trade Payables" shall not include any intercompany accounts payable owed to or from Seller's Chicago and Westlake facilities, (ii) on account of current accrued liabilities and deferred revenues as reflected on the books and records of Seller as of the Closing Date in the categories listed on Schedule 2.1(a) relating solely to the Business and of the type reflected on the Unaudited Balance Sheet, (iii) on account of Product warranty claims (but not Product liability claims or recall claims) arising from Products manufactured or sold by the Business prior to the Closing; provided, that, Buyer shall not assume any liabilities or obligations of Seller or AccuMed UK on account of such Product warranty claims in excess of (y) in the case of ESP blood culture Products (the "ESP Products"), $967,299 (which includes $600,000 reclassified as a reserve against the Fixed Assets), and (z) in the case of all other Products of the Business, $25,000 and (iv) payables owed by AccuMed UK to Seller (the obligations and liabilities described in Section 2.1(a)(i) and (ii) are hereinafter referred to as the "Balance Sheet Liabilities");

               (b) Contracts and Permits. All liabilities and obligations of Seller and AccuMed UK arising under the terms of the Contracts and Permits included in the Acquired Assets, other than contracts that constitute Non-Assigned Contracts or Nonassignable Contracts, but only to the extent such liabilities and obligations relate solely to the Business and arise or accrue after the Closing Date in the ordinary course of business of the Business and consistent with the representations, warranties, covenants, obligations and agreements set forth in this Agreement; provided, however, that Buyer shall not assume or be responsible for any such liabilities or obligations that arise from breaches thereof or defaults thereunder by Seller or AccuMed UK, all of which liabilities and obligations shall constitute Retained Liabilities; and

               (c) Certain Other Liabilities. Up to an aggregate of $10,000 in other liabilities or obligations of Seller and/or AccuMed UK not otherwise provided for in this Section 2.1, provided that such liabilities and obligations relate solely to the Business.

               2.2 Retained Liabilities. Except as provided in Section 2.1, Seller shall assume or retain, and Buyer and AccuMed UK shall not assume, or be responsible or liable with respect to, any liabilities, debts or obligations of Seller or AccuMed UK relating to the Business or otherwise or any present or former owner, operator or manufacturer thereof, whether or not of, associated with, or arising from, any of the Acquired Assets, and whether fixed, contingent or otherwise, known or unknown (collectively, the "Retained Liabilities"), including, without limitation, the following:

               (a) Pre-Closing. All liabilities and obligations relating to, based in whole or in part on, events or conditions occurring or existing in connection with, or arising out of, the Business operated by Seller or AccuMed UK, prior to the Closing Date, or Seller's or AccuMed UK's ownership, possession, use, operation or sale or other disposition prior to the Closing Date of any Products or any of the Acquired Assets (or any other assets, properties, rights or interests associated, at any time prior to the Closing Date, with the Business operated by Seller or AccuMed UK);

               (b) Liabilities Relating to this Agreement. All liabilities and obligations of Seller arising out of, or relating to, this Agreement or the transactions contemplated hereby, whether incurred prior to, at, or subsequent to the Closing Date, including, without limitation, all finder's or broker's fees and expenses, and any and all fees and expenses of any attorneys, accountants or other professionals retained by or on behalf of Seller or any of its Affiliates;

               (c) Employee-Related Liabilities. Except to the extent reflected as an accrual on the books and records of Seller as of the Closing Date, all liabilities and obligations to any persons at any time employed by Seller, AccuMed UK, their respective Affiliates or their respective predecessors-in-interest in the Business or otherwise, at any time, or to any such person's spouse, children, other dependents or beneficiaries, with respect to incidents, events, exposures or circumstances occurring at any time during the period or periods of any such persons' employment by Seller, AccuMed UK, their respective Affiliates or their respective predecessors-in-interest, whenever such claims mature or are asserted, including, without limitation, all liabilities and obligations arising (i) under any Employee Plans (as defined in Section 5.1(s)), (ii) under any employment, wage and hour restriction, equal opportunity, discrimination, plant closing or immigration and naturalization statutes, laws, rules, regulations, orders, ordinances, codes, judgments and decrees of Governmental Authorities (collectively, "Laws"), (iii) under any collective bargaining Laws, agreements or arrangements, or (iv) in connection with any workers' compensation or any other employee health, accident, disability or safety claims;

               (d) Litigation. All liabilities and obligations relating to any litigation, action, suit, claim, investigation or proceeding pending or threatened on the date of this Agreement, or constituted hereafter, based in whole or in part on events or conditions occurring or existing in connection with, or arising out of, or otherwise relating to, the Business as operated by Seller or any of its Affiliates (including, without limitation, AccuMed UK) (or any of their respective predecessors-in-interest), or Seller's or any of its Affiliate's (including, without limitation, AccuMed UK) ownership, possession, use, operation, sale or other disposition prior to the Closing Date of any Products (including Product recalls) or any of the Acquired Assets (or any other assets, properties, rights or interests of Seller or its Affiliates (including, without limitation, AccuMed UK) associated, at any time prior to the Closing Date, with the Business, the Products or the Acquired Assets);

               (e) Product and Safety Liability. All liabilities and obligations relating to the Business operated by Seller or AccuMed UK, any Products or the Acquired Assets (or any other assets, properties, rights or interests of Seller or its Affiliates (including, without limitation, AccuMed UK) associated, at any time prior to the Closing Date, with the Business, Products or the Acquired Assets), based in whole or in part on events or conditions occurring or existing prior to the Closing Date and connected with, arising out of or relating to (i) any dispute for services rendered or goods manufactured, including, without limitation, Product warranty claims, Product liability claims and Product recalls, and claims for refunds, returns, personal injury and property damage,
        (ii) claims relating to employee health and safety, including claims for injury, sickness, disease or death of any Person, or (iii) compliance with any Laws relating to any of the foregoing;

               (f) Taxes. All liabilities and obligations of Seller or AccuMed UK or any of their respective Affiliates (or any of their respective predecessors-in-interest) for any Taxes (as defined in Section 5.1(v)) for any taxable period or portion thereof, ending on or before the Closing Date due or becoming due by reason of (i) the conduct of the Business, or (ii) the ownership, possession, use, operation, purchase, acquisition, sale or disposition, of any Products or any of the Acquired Assets, including, without limitation, (A) Taxes attributable to the sale of inventory and employee withholding tax obligations; (B) Taxes imposed on, or accruing as a result of the purchase and sale of the Acquired Assets; and (C) Taxes attributable to, or resulting from, recapture of depreciation, other tax benefit items, or otherwise arising from the transactions contemplated by this Agreement;

               (g) Breach of Agreement. All liabilities and obligations, known or unknown, fixed, contingent or otherwise, the existence of which is a breach of, or inconsistent with, any representation, warranty, covenant, obligation or agreement of Seller set forth in this Agreement or in any of the other documents or agreements contemplated hereby;

               (h) Liabilities Relating to Retained Assets. All liabilities and obligations relating to, based in whole or in part on events or conditions occurring or existing in connection with, or arising out of, any and all assets, properties, rights and interests that are not being acquired by Buyer hereunder, including, without limitation, the Retained Assets;

               (i) Post-Closing Liabilities. All liabilities and obligations incurred by Seller or its Affiliates or their respective directors, officers, shareholders, agents or employees after the Closing;

               (j) Shutdown Costs. Any liabilities or obligations relating to, based in whole or in part on events or conditions occurring or existing in connection with, or arising out of, the shutdown of any of the operations and facilities utilized by Seller or AccuMed UK in connection with the Business, including, without limitation, any action that could be



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

        construed as a "plant closing" or "mass layoff," as those terms are defined in the Worker Adjustment and Retraining Notification Act, 29 U.S.C. Sections 2101-2109 ("WARN"), or any "employment loss," as defined in WARN, that any employee of Seller or any of its Affiliates (including, without limitation, AccuMed UK) may suffer or may be deemed to suffer;

               (k) Indebtedness. Any liabilities and obligations of Seller or AccuMed UK on account of any indebtedness or accrued interest thereon
        (i) in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments, (ii) representing the balance deferred and unpaid of the purchase price of any property, including capital leases (other than those capital leases listed on Schedule 2.2(k)), (iii) obligations under interest rate and foreign exchange swaps, futures or similar agreements, or (iv) guarantees, direct or indirect, in any manner (including, without limitation, reimbursement agreements in respect to letters of credit), of all or any part of the indebtedness of any third party (collectively, "Indebtedness"), of Seller or AccuMed UK, whether or not relating to the Business;

               (l) Liabilities Relating to the G&G Collaboration Agreement. All of the liabilities, debts and obligations of Seller in, under or pursuant to, the G&G Collaboration Agreement;

               (m) Liabilities Relating to the BioKit License Agreement. All of the liabilities, debts and obligations of Seller in, under or pursuant to, the BioKit License;

               (n) MDRs. Any and all liabilities and obligations associated with all Medical Device Reports ("MDRs") received by Seller from the FDA following the Closing for any Products manufactured or sold by Seller or AccuMed UK prior to the Closing; and

               (o) Miscellaneous. The liabilities set forth on Schedule 2.2(o).


                            ARTICLE 3. PURCHASE PRICE

               3.1 Payment.

               (a) Closing Payment. In addition to assuming the Assumed Liabilities, and in full consideration for the transfer of the Acquired Assets by Seller free and clear of all Liens, but subject to (i) the escrow described in Section 3.1(b) and (ii) the adjustment, if any, required by Section 3.2, at the Closing, Buyer shall deliver and pay to Seller a total purchase price of Fifteen Million Seven Hundred Fifty Thousand Dollars ($15,750,000) (the "Purchase Price"), comprised as set forth in this Section 3.1(a) and in Section 3.1(b). At the Closing, Buyer shall pay to Seller Fifteen Million One Hundred Fifty Thousand Dollars ($15,150,000) (the "Closing Payment") in immediately available funds by bank wire transfer to an account designated in writing for this purpose by Seller to Buyer at least two business days prior to the Closing. At the Closing, Seller shall deliver evidence of the then existing intercompany account balance (net to reflect the payables and



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        receivables due thereunder) between AccuMed UK and Seller. If such evidence indicates that there is a payable due Seller from AccuMed UK, then the Purchase Price shall be reduced by the amount of such payable, and Buyer will cause such payable to be paid as of the Closing. If such evidence indicates that there is a payable due AccuMed UK from Seller, then the Purchase Price shall be increased by the amount of such payable, and Seller will cause such payable to be paid at the Closing.

               (b) Escrow Funds. At the Closing, Buyer shall deliver to National City Bank, Cleveland, Ohio (the "Escrow Agent"), into escrow, $600,000 (the "Escrow Funds") to secure the Minimum Net Working Capital obligation described in Section 3.2. The Escrow Funds shall be held by the Escrow Agent pursuant to the terms of an Escrow Agreement in substantially the form of Exhibit A (it being understood that the parties intend that the Escrow Funds will be released within 90 days after the Closing Date absent a dispute (the "Escrow Period")). The Escrow Funds will be disbursed to the parties after the adjustment described in, and in accordance with the procedures set forth in,
        Section 3.2.

               3.2  Adjustment of Purchase Price.

               (a) Closing Statement. At the Closing, Seller shall submit to Buyer an estimated statement of the Current Assets (as defined below) and the Current Liabilities of the Business as of the Closing Date (the "Closing Statement"). The Closing Statement shall be prepared (i) from the books and records maintained by Seller in connection with the Business, (ii) in accordance with generally accepted accounting principles consistently applied ("GAAP"), (iii) on a basis consistent with the audited consolidated balance sheet of Seller dated as of December 31, 1997 (the "Audited Balance Sheet"), and (iv) in accordance with the matters reflected on Schedule 3.2(a), and shall fairly present the Current Assets and the Current Liabilities of the Business as of the Closing Date. For purposes of this Section 3.2, "Current Assets" means current assets of the Business determined in accordance with GAAP, except that such current assets shall exclude (i) any intercompany accounts receivable and (ii) any value for used ESP instrumentation and inventory with less than four months expiration dating.

               (b) Closing Net Working Capital. On the basis of the Closing Statement, and within 60 days of the Closing Date, Ernst & Young, LLP (the "Buyer's Auditor") shall (i) confirm the inventory of the Business by means of a physical inventory as of the Closing Date and (ii) prepare a statement (the "Auditor Statement") containing a computation of the Closing Net Working Capital as of the Closing Date (as defined below) determined in accordance with, and to reflect such adjustments (if any) as may be required by, GAAP, and in accordance with the matters reflected on Schedule 3.2(a). The Closing Net Working Capital shall reflect terms consistent with the ordinary course of business of the Business and the Business's historical experience with respect to collection of accounts receivable, and payment of amounts due to employees, consultants, vendors, licensors and others. Other current accounts, as well the value of the inventory, shall be consistent with the Business's prior operations. Liabilities shall be adequately accrued, and deferred revenues from the normal course of business shall be recorded. The fees and expenses of



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        Buyer's Auditors will be borne solely by Buyer. For purposes of this
        Section 3.2, "Closing Net Working Capital" shall equal the excess of the Current Assets of the Business over Current Liabilities of the Business, each as determined in accordance with GAAP, as of the Closing Date. For purposes of this calculation, any change in the Balance Sheet Liabilities since December 31, 1997 due to changes in reserves established as a result of purchase accounting will be excluded.

               (c) Cooperation. Seller shall cooperate fully and completely in responding to questions and requests for information submitted by Buyer or its representatives in connection with the preparation of the Auditor Statement, and shall, with reasonable prior notice, provide them with full access to the facilities and inventory of the Business and to all books and records of Seller and its Affiliates to the extent related to the Business or the calculation of the Closing Net Working Capital, as well as to the personnel and work papers of Seller's accountants, in any way relating to the preparation, review and audit of the Closing Statement.

               (d) Review of Auditor Statement. Seller shall have 15 days from the date of the submission of the Auditor Statement in which to review the Auditor Statement, and if, in Seller's reasonable judgment, the Auditor Statement does not fairly present the items set forth in Section 3.2(b), Seller shall have the right to propose any adjustment thereto within such 15-day period. Any such proposed adjustment shall be in writing (the "Adjustment Request"), shall be submitted to Buyer within the 15-day period referred to in the first sentence of this Section 3.2(d), and shall specify (i) the amount of the proposed adjustment,
        (ii) the item to which such proposed adjustment relates, and (iii) the facts and circumstances supporting the reasonableness and propriety of such adjustment under the standards set forth in this Section 3.2. Unless Seller notifies Buyer within such 15-day period that it objects to the findings contained in the Auditor Statement, the Auditor Statement shall be binding upon Seller and Buyer. Buyer and Seller shall use their reasonable efforts for 15 days after the submission of any Adjustment Request to agree upon any proposed adjustments to the Auditor Statement. Any dispute as to the content or preparation of the Auditor Statement which is not resolved by Buyer and Seller during such 15-day period shall be submitted for resolution to a mutually acceptable independent "Big Five" public accounting firm (except the Auditor and KPMG Peat Marwick LLP). One-half of the fees, costs and expenses of such firm shall be paid by Buyer, and one-half of such fees, costs and expenses shall be paid by Seller. The decision of such firm shall be final and binding on Buyer and Seller.

               (e) Adjustment and Payment Procedures. (i) If the amount of the Closing Net Working Capital is greater than $4,500,000 (the "Minimum Net Working Capital"), the Purchase Price shall be adjusted, dollar for dollar, upward by the amount of such surplus, and the Escrow Agent shall, on the expiration date of the Escrow Period, disburse to Seller the full amount of the Escrow Funds.

               (ii) If the amount of the Closing Net Working Capital is less than the Minimum Net Working Capital, the Purchase Price shall be adjusted, dollar for dollar, downward by such difference, and the Escrow Agent shall, on the expiration of the Escrow Period, (A)



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        disburse to Buyer out of the Escrow Funds the amount of such difference and (B) disburse to Seller the remaining Escrow Funds, if any. If the Minimum Net Working Capital exceeds the Closing Net Working Capital by more than $600,000, Seller shall remit to Buyer the excess amount in immediately available funds by bank wire transfer on the expiration date of the Escrow Period.

               (iii) Interest earned on the Escrow Funds during the Escrow Period shall be paid to Buyer and Seller in proportion to the respective disbursements made to the parties pursuant to Sections 3.2(e)(i) and 3.2(e)(ii).

               3.3 Purchase Price Allocation. The Purchase Price, as adjusted pursuant to Section 3.2, represents the amount agreed upon by the parties to be the aggregate value of the Acquired Assets, and shall be allocated among the Acquired Assets in accordance with the fair market values of the Acquired Assets, which the parties have agreed are or shall be as set forth on Schedule 3.3, which shall be prepared by Buyer, submitted to Seller for Seller's approval (which shall not be unreasonably withheld) and attached to this Agreement as a Schedule on or prior to the Closing Date. Any excess of the Purchase Price, as so adjusted, over the fair market value of such assets shall be allocated to goodwill. Each of the parties shall report the purchase and sale of the Acquired Assets, including, without limitation, in all Federal, foreign, state, local and other Tax returns and reports prepared and filed by or for either of Seller and Buyer, in accordance with the basis of allocation described in this Section 3.3.


                               ARTICLE 4. CLOSING

               4.1 General. As used in this Agreement, the "Closing" shall mean the time at which Seller consummates the sale, assignment, transfer and delivery of the Acquired Assets to Buyer as provided herein by the execution and delivery by Seller of the documents and instruments referred to in Section 4.2 against delivery by Buyer of the payments and documents provided in Sections 3.1 and
4.3. In the absence of a prior termination of this Agreement by one of the parties in accordance with Article 10, the Closing shall take place at the offices of Jones, Day, Reavis & Pogue, North Point, 901 Lakeside Avenue, Cleveland, Ohio 44114 at 10:00 A.M. not later than the third business day after all the conditions to the Closing set forth in Article 6 are satisfied or waived or at such other time and place and on such other day as shall be mutually agreed upon in writing by the parties hereto (the "Closing Date"). Legal title, equitable title and risk of loss with respect to the Acquired Assets shall not pass to Buyer until the Acquired Assets are transferred at the Closing, which transfer, once it has occurred, shall be deemed effective for tax, accounting and other computational purposes as of 11:59 P.M. (Eastern Time) on the Closing Date.

               4.2 Documents to be Delivered by Seller. At the Closing, Seller shall deliver to Buyer:

               (a) A bill of sale, in the form of Exhibit B, transferring the personal property included in the Acquired Assets and deeds for the transfer of the Seller Real Property to Buyer, free and clear of any and all liens, equities, claims (including any "adverse claim" as



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        such term is defined in the Uniform Commercial Code), prior assignments, mortgages, charges, options, calls, security interests, pledges, trusts, conditional sales contracts, collateral security arrangements and other title retention arrangements, restrictions or encumbrances and any other commitments, agreements or arrangements whatsoever (collectively, "Liens"), other than Permitted Liens;

               (b) Copies of all Consents to the transfer, assignment or sublease to Buyer of each Acquired Asset, including Contracts and Permits, as contemplated by Sections 1.3(a) and 5.1(x);

               (c) Instruments of assignment, in the forms of Exhibits C and D, to Buyer of all Intellectual Property, including all trademarks, trade names, service marks, patents, licenses and copyrights (and all applications for, and extensions and reissuances of, any of the foregoing and rights therein) identified on Schedule 5.1(p);

               (d) Duly executed transfer of the Shares in favor of Buyer, together with all share certificates and any waivers and consents as are required to enable Buyer to be registered as the holder of the Shares;

               (e) Releases, including, without limitation, termination statements under the Uniform Commercial Code of any financing statements filed against any Acquired Assets, evidencing discharge, removal and termination of all Liens, other than Permitted Liens;

               (f) Such other deeds, bills of sale, endorsements, assignments, affidavits, and other good and sufficient instruments of sale, assignment, conveyance and transfer in form and substance satisfactory to Buyer and its counsel, as are required to effectively vest in Buyer good and marketable title in and to all of the Acquired Assets, free and clear of any and all Liens;

               (g) The certificates and documents to be delivered pursuant to
        Section 6.2 and such other documents, certificates or instruments reasonably requested to be furnished to Buyer pursuant to the terms of this Agreement;

               (h) Written resignations of all the directors and secretary of AccuMed UK, together with an acknowledgment under seal from each of them that he or she has no claim against AccuMed UK in respect of compensation for loss of office, breach of contract, redundancy, unfair dismissal or otherwise;

               (i) Written resignation without compensation (except for fees for services performed prior to the Closing Date to the extent accrued on the Auditor Statement) of KPMG Peat Marwick LLP, as statutory auditors to AccuMed UK;

               (j) The Certificate of Incorporation, the certificates of incorporation on change of name, the common seal and the statutory books and registers (all entered up to date) of AccuMed UK; and



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

               (k) All deeds and documents relating to the title of AccuMed UK to any real property, and all cheque books, papers, books, records, keys, credit cards and other property of AccuMed UK which are in the possession of or under the control of the Seller or any person who resigns as an officer of AccuMed UK in accordance with this Section 4.2(k).

               4.3 Documents to be Delivered by Buyer. At the Closing, Buyer shall deliver to Seller:

               (a) An Instrument of Assumption of the Assumed Liabilities, in the form of Exhibit E; and

               (b) The certificates and documents to be delivered pursuant to
        Section 6.3, and such other documents, certificates or instruments reasonably requested to be furnished to Seller pursuant to the terms of this Agreement.


                    ARTICLE 5. REPRESENTATIONS AND WARRANTIES

               5.1 Representations and Warranties of Seller. Subject only to those exceptions and qualifications listed and described (including an identification by section reference to the representations and warranties to which such exceptions and qualifications relate) on the Schedules, Seller hereby represents and warrants on behalf of itself and, as applicable, AccuMed UK, to Buyer that:

               (a) Organization; Standing and Authorization. Seller is a corporation, and AccuMed UK is a limited liability company, in each case duly organized, validly existing and, to the extent that the concept of good standing exists in the relevant jurisdiction, in good standing, under the laws of the jurisdiction of its organization, having full corporate power and authority to operate the Business, to own or lease the Acquired Assets, to carry on the Business as now being conducted, and, subject, with respect to the sale of the Acquired Assets, to approval of this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of the common stock, par value $0.01, of Seller entitled to vote thereon (such approval, the "Seller Stockholder Vote"), to enter into and perform this Agreement and the transactions and other agreements and instruments contemplated by this Agreement. Except for the Seller Stockholder Vote, the transactions contemplated by this Agreement have been duly authorized by all necessary corporation action. Except as disclosed on Schedule 5.1(a), Seller and AccuMed UK are the only business enterprises, firms or corporations through which the Business is conducted, or that owns, leases, holds or uses assets related to the Business. Seller and AccuMed UK are duly qualified or licensed to do business as foreign corporations and are, to the extent that the concept of good standing exists in the relevant jurisdiction, in good standing, in each jurisdiction in which the ownership or lease of the Acquired Assets or the operation of the Business requires such qualification.

               (b) Effect of Agreement. This Agreement and all other agreements and instruments executed and delivered or to be executed and delivered by Seller in connection herewith (collectively, the "Transaction Documents") have been, or upon execution thereof will be, duly executed and delivered by Seller. This Agreement and the transactions and other agreements and instruments contemplated hereby have been duly approved by the Board of Directors of Seller, and, subject to the Seller Stockholder Vote, constitute the valid and binding obligations of Seller, enforceable in accordance with their respective terms.

               (c) Articles and By-Laws. The Certificate of Incorporation of Seller, certified by the Secretary of State of Delaware, and the By-Laws of Seller (together, the "Seller Charter"), copies of which have previously been provided to Buyer, are true, correct and complete. The Certificate of Incorporation, all certificates of incorporation on change of name and the Memorandum and Articles of Association of AccuMed UK (the "AccuMed UK Charter"), copies of which have previously been provided to Buyer, are true, correct and complete.

               (d) Capitalization of AccuMed UK. Schedule 5.1(d) sets forth the authorized equity interests of AccuMed UK, the equity interests outstanding and the owners thereof. The Shares are in issue fully paid and are beneficially owned and, except as set forth on Schedule 5.1(d), registered in the name of Seller free and clear of all Liens. There are no outstanding options, warrants or other rights of any kind relating to the sale, issuance or voting of any equity interests or partnership interests of AccuMed UK that have been issued, granted or entered into by Seller or AccuMed UK, or any securities convertible into or evidencing the right to purchase any such equity interests or partnership interests. AccuMed UK does not have any ownership or other equity or partnership interest in any Person.

               (e) Conflicts; Defaults. Except as set forth on Schedule 5.1(x), neither the execution and delivery of this Agreement or the Transaction Documents executed or to be executed in connection herewith by Seller or AccuMed UK, nor the performance by Seller or AccuMed UK of the transactions contemplated hereby or thereby, will (i) violate, conflict with, or constitute a default under, any of the terms of the Seller Charter or the AccuMed UK Charter or any provisions of, or result in the acceleration of any obligation under, any contract, sales commitment, license, purchase order, security agreement, mortgage, note, deed, lien, lease, agreement or instrument, including, without limitation, the Contracts, or any order, judgment or decree, relating to the Business or the Acquired Assets, or by which any of Seller, AccuMed UK or the Acquired Assets are bound, (ii) result in the creation or imposition of any Liens in favor of any third Person upon any of the Acquired Assets,
        (iii) violate any Law, (iv) constitute an event that, after notice or lapse of time or both, would result in such violation, conflict, default, acceleration, or creation or imposition of Liens, (v) constitute an event that, after notice or lapse of time or otherwise would create, or cause to be exercisable or enforceable, any option, agreement or right of any kind to purchase any of the Acquired Assets. No consent, novation, approval, filing or authorization will be required to be obtained or satisfied for the continued performance by Buyer following the Closing of any contract, agreement,



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

        commitment or undertaking included in the Acquired Assets. Seller and AccuMed UK are not in violation of or in default under the Seller Charter or the AccuMed UK Charter, respectively, or any material provision (including, without limitation, any provision imposing a financial obligation on Seller or AccuMed UK) of any Contract relating to the Business, including, without limitation, (i) the U.S. Contracts and (ii) the Contracts to which AccuMed UK is a party ("AccuMed U.K. Contracts," (a true and correct copy of each having been previously made available to Buyer) and together with the U.S. Contracts, the "Business Contracts"), or any order, judgment or decree, relating to the Business or the Acquired Assets, or by which any of Seller, AccuMed UK, or the Acquired Assets is bound, or in the payment of any of Seller's or AccuMed UK's monetary obligations or debts relating to the Business, and there exists no condition or event that, after notice or lapse of time or both, would result in any such violation or default.

               (f) Acquired Assets; Title to the Acquired Assets. The Acquired Assets are the only assets, properties, rights or interests owned or used by Seller in connection with the Business. The Acquired Assets to be conveyed to Buyer under this Agreement constitute all of the assets, properties, rights and interests necessary to conduct the Business in substantially the same manner as conducted by Seller and AccuMed UK prior to the date of this Agreement. All of the Acquired Assets used in connection with the operation of the Business (including, without limitation, the assets reflected on the Unaudited Balance Sheet) are in good operating condition and repair and are adequate and sufficient for the uses to which they are put in the Business. None of the Acquired Assets have any material defects or are in need of maintenance or repair, except for ordinary, routine maintenance and repairs that are not material in nature or cost. Seller or AccuMed UK have good, marketable and exclusive title to, and the valid and enforceable power and unqualified right to use and transfer to Buyer, each of the Acquired Assets used in the Business, whether located at Seller's facilities, AccuMed UK's facilities, or at the facilities of their respective customers or suppliers, and, except as set forth on Schedule 5.1(f)(i), the Acquired Assets are free and clear of all Liens of any kind or nature whatsoever, except for Permitted Liens. The consummation of the transactions contemplated by this Agreement (including, without limitation, the transfer or assignment of the Acquired Assets, and all rights and interests therein, to Buyer as contemplated herein) will not adversely affect such title or rights, or any terms of the applicable agreements (whether written or oral) evidencing, creating or granting such title or rights. None of the Acquired Assets are subject to, or held under, any lease, mortgage, security agreement, conditional sales contract or other title retention agreement, or are other than in the sole possession and under the sole control of (i) Seller or AccuMed UK or (ii) a vendor under the direction of Seller or AccuMed UK. Seller or AccuMed UK have the right under valid and existing leases to occupy, use or control all properties and assets leased by it and included in the Acquired Assets. The delivery to Buyer of the instruments of transfer of ownership contemplated by this Agreement will vest good, marketable and exclusive title to (as to all Acquired Assets owned by Seller or AccuMed
        UK) or full right to possess and use (as to all Acquired Assets not owned by Seller or AccuMed UK) the Acquired Assets in Buyer, free and clear of all Liens of any kind or nature whatsoever, except for (i) current real estate Taxes or governmental charges or levies that are a Lien but not yet due and payable, and (ii) Liens disclosed on Schedule 5.1(f)(i)(ii) (the Liens described in



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

        clauses (i) and (ii), collectively, "Permitted Liens"). Schedule 5.1(f)(iii) contains true, correct and complete lists of all Fixed Assets relating to the Business as of the dates specified therein.

               (g) Real Property. (i) The real property listed under the heading "Seller Real Property" on Schedule 5.1(g)(i) constitutes all of the Real Property used by Seller in the Business, including all buildings, improvements and fixtures thereon and other appurtenances thereto. Seller has title to the Seller Real Property indicated on Schedule 5.1(g)(i) as owned by Seller and a binding leasehold interest in the Seller Real Property indicated on Schedule 5.1(g)(i) as leased by Seller (subject to the terms of the applicable instruments governing Seller's interests therein, as listed on Schedule 5.1(g)(i)), free and clear of all Liens, other than Permitted Liens.

               (ii) (A) The real property listed under the heading "AccuMed UK Real Property" on Schedule 5.1(g)(ii) constitutes all of the Real Property owned, used or held for use by AccuMed UK, including all buildings, improvements and fixtures thereon and other appurtenances thereto (collectively, the "AccuMed UK Real Property"; and together with the Seller Real Property, the "Business Real Property"). AccuMed UK has title to the AccuMed UK Real Property indicated on Schedule 5.1(g)(ii) as owned by AccuMed UK and a binding leasehold interest in the AccuMed UK Real Property indicated on Schedule 5.1(g)(ii) as leased by AccuMed UK (subject to the terms of the applicable instruments governing AccuMed UK's interests therein, as listed on Schedule 5.1(g)(ii)), free and clear of all Liens other than Permitted Liens and there are appurtenant to all AccuMed UK Real Property all rights and easements necessary for its use and enjoyment.

                      (B) No Person is in adverse possession of the AccuMed UK
               Real Property. All payments of rent and other payments due in respect of all AccuMed UK Real Property are paid up to date and there are no notices, negotiations or proceedings pending in relation to rent reviews. All licenses, consents and approvals required from any lessor have been obtained and the lessor has performed its covenants and obligations under any relevant lease by which such AccuMed UK Real Property is held. No notice to terminate the term of the lease by which the AccuMed UK Real Property is held has been served or received by AccuMed UK.

                      (C) AccuMed UK does not have any actual or potential
               continuing liability in respect of any other property formerly owned, leased or occupied by AccuMed UK either as original contracting party or by virtue of any direct covenant having been given on a sale or assignment to AccuMed UK or under an authorized guarantee agreement or as surety for the obligations of any other person in relation to any property.

               (iii) No condemnation proceedings are pending, or to the Knowledge of Seller, threatened, with respect to any of the Business Real Property, nor has any such property been condemned.



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

               (h) Contracts. The Business Contracts, together with the Non-Assigned Contracts, are all of the Contracts of Seller and AccuMed UK related to the Business. Except as disclosed on Schedule 5.1(h), Seller or AccuMed UK have performed (i) all financial obligations and
        (ii) all other material obligations, required to be performed by them to date under the Business Contracts, and none of Seller, AccuMed UK, nor any other party to any Business Contract has breached or improperly terminated any Business Contract or is in default under any Business Contract by which it is bound, and there exists no condition or event that after notice or lapse of time or both, would constitute any such breach, termination or default. Each of the Business Contracts is in full force and effect, and is a legal, binding and enforceable obligation of or against the parties thereto. At the Closing, each Business Contract of AccuMed UK will be legal, binding and enforceable by Buyer in accordance with its terms. Upon Buyer's assumption of Seller's liability thereunder, each Business Contract of Seller as is assigned at the Closing will be legal, binding and enforceable by Buyer in accordance with its terms.

               (i) Financial Statements; SEC Filings. (i) Seller has heretofore delivered to Buyer the following financial statements (collectively, together with the notes thereto and the financial statements to be delivered pursuant to Section 7.2(b), the "Financial Statements"):

             (A) the unaudited Balance Sheet of the Business (the "Unaudited Balance Sheet") as of September 30, 1998 (the "Balance Sheet Date"), and the unaudited Statement of Income and Statement of Cash Flows of the Business for the nine-month period ended September 30, 1998 (collectively, the "Unaudited Business Financial Statements");

             (B) the consolidated unaudited balance sheets of Seller as of September 30, 1998 and the consolidated unaudited Statements of Income and Statements of Cash Flows for the nine-month period ended September 30, 1998 (collectively, the "Unaudited Consolidated Financial Statements");

             (C) the consolidated audited balance sheets of Seller as of December 31, 1997, 1996 and 1995 and the audited Statements of Income and Statements of Cash Flows for the years ended December 31, 1997, 1996 and 1995, together with the footnotes thereto and the report thereon by KPMG Peat Marwick LLP, certified public accountants.

        To be best of Seller's knowledge, each of the Financial Statements is true, complete and correct in all material respects. Each of the Financial Statements was prepared from the books and records maintained by Seller, and fairly presents, as applicable, the (i) consolidated financial position of Seller as of such dates, and the results of Seller's operations and Seller's cash flows for the periods then ended in accordance with GAAP, and (ii) financial position of the Business as of such dates, and the results of the Business' operations and the Business' cash flows for the periods then ended, in accordance with GAAP. Since December 31, 1997, there has been no material adverse change in the condition (financial or otherwise), results of operations, properties, assets, liabilities, business or prospects of the Business, nor has there been any event or condition of any character that has materially and adversely affected, or that is likely to materially and adversely affect, the condition (financial or otherwise), results of operations, properties, assets, liabilities, business or prospects of the Business. The Unaudited Balance Sheet reflects all properties and assets, real, personal or mixed, that are currently used in connection with the Business, except for (x) inventory purchased or sold consistent with past practice and in the ordinary and normal course of business since the Balance Sheet Date,
        (y) other properties and assets (other than capital assets) not in excess of $10,000 (in the aggregate) purchased or sold since the Balance Sheet Date consistent with past practice and in the ordinary and normal course of business, and (z) capital assets purchased since the Balance Sheet Date in an amount not in excess of $10,000 (in the aggregate).

               (j) SEC Filings. Seller has filed all required reports, schedules, forms, statements and other documents with the Securities and Exchange Commission (the "SEC") since January 1, 1995 (collectively, the "Seller SEC Documents"). As of their respective dates, or if amended, as of the date of the last such amendment, the Seller SEC Documents complied, and all documents required to be filed by Seller with the SEC after the date hereof and prior to the Closing (the "Subsequent Seller SEC Documents") will comply, in all material respects with the requirements of the 1933 Act or the 1934 Act, as the case may be, and the applicable rules and regulations promulgated thereunder, and none of the Seller SEC Documents contained, and the Subsequent Seller SEC Documents will not contain, any untrue statements of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

               (k) Disclosure Documents. (i) Each document required to be filed by Seller with the SEC in connection with the transactions contemplated by this Agreement (the "Seller Disclosure Documents"), including, without limitation, the Proxy Statement (as defined in Section 9.2), to be filed with the SEC in connection with the adoption of this Agreement by the Stockholder Vote, and any amendments or supplements thereto, will, when filed, comply as to form in all material respects with the applicable requirements of the 1934 Act.

               (ii) At the time the Proxy Statements or any amendment or supplement thereto is first mailed to stockholders of Seller, and at the time such shareholders vote on the adoption of this Agreement, the Proxy Statement, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. At the time of the filing of any Seller Disclosure Document other than the Proxy Statement and at the time of any distribution thereof, such Seller Disclosure Document will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 5.1(k) will



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

        not apply to statements included in or omissions from the Seller Disclosure Documents based upon information furnished to Seller in writing by Buyer specifically for use therein.

               (l) Liabilities. Except (i) as and to the extent disclosed in the Balance Sheet, (ii) for liabilities incurred in the ordinary course of business subsequent to the date thereof in accordance with Section 7.1 and (iii) for liabilities not assumed by Buyer under this Agreement, none of the Business, Seller (with respect to the Business) or AccuMed UK has any liabilities (accrued, contingent or otherwise and whether or not reflected, accrued or provided for, or required to be reflected, accrued or provided for on a balance sheet of the Business prepared in accordance with GAAP) that relate to or arise out of the Business or any of its operations as heretofore or presently conducted, or any of the Acquired Assets or the past or present operation, condition or use of any of the Acquired Assets.

               (m) Accounts Receivable; Collection; Trade Payables. All Accounts Receivable (i) of Seller relating to the Business and (ii) AccuMed UK, that are outstanding as of the Closing Date will represent sales actually made in the ordinary and normal course of business of the Business. Except as provided for in reserves reflected on the books and records of Seller, there are no counterclaims or setoffs against (or any basis therefor), or any other matter or condition likely to interfere with full and timely collection of, any of such outstanding Accounts Receivable. Schedule 5.1(m) sets forth an aged listing by customer of the Accounts Receivable that are outstanding as of the Balance Sheet Date. Neither Seller nor AccuMed UK has experienced or suffered undue delay in its payment of its liabilities and obligations to its trade creditors (including suppliers) or trade debt.

               (n) Litigation. Except as set forth on Schedule 5.1(n), neither Seller nor AccuMed UK is subject to any order of, or written agreement or memorandum or understanding with, any Governmental Authority relating to the Business, and there exists no litigation, action, suit, claim or proceeding pending, or, to the best of Seller's knowledge, any litigation, action, suit, investigation, claim or proceeding threatened against or affecting Seller (with respect to the Business), AccuMed UK, the Business or the Acquired Assets, or any employee associated with the Business or the Acquired Assets (other than relating solely to the G&G Collaboration Agreement or the BioKit License), or that would affect the transactions contemplated by this Agreement, at law or in equity or before any Governmental Authority, including, without limitation, claims for product warranty, product liability, antitrust, unfair competition, price discrimination, Product legality, patent or trademark infringement, environmental issues, FDA issues or other liability or obligation relating to Products, whether manufactured or sold by Seller, AccuMed UK, any of their respective Affiliates or any of their respective predecessors-in-interest in respect of the Business, or that would adversely affect the transactions contemplated by this Agreement, and, to Seller's knowledge, no Person has grounds to assert any such litigation, action, suit, claim or proceeding. Set forth on Schedule 5.1(n) is a description of (i) all litigation, actions, suits, investigations, claims and proceedings asserted or brought against Seller or its Affiliates or predecessors-in-interest in respect of the Business since December 31, 1995, together with a description of the outcome or present status thereof, and (ii) all judgments, orders, decrees, writs or injunctions entered into by or against Seller (with respect to the Business) or AccuMed UK.

               (o) Regulatory Compliance. Except as set forth on Schedule 5.1(o), the Business has been conducted, the Acquired Assets have been maintained and Seller (with respect to the Business) and AccuMed UK are currently in compliance with all applicable Laws, and no material expenditures are or will be required to comply with any Laws. Neither Seller (with respect to the Business) nor AccuMed UK is in default under, and no event has occurred that, with the lapse of time or action by a third party, could result in default under, the terms of any judgment, decree, order, writ or injunction of any Governmental Authority, whether at law or in equity. Seller has obtained all necessary approvals, clearances and authorizations from Governmental Authorities required by applicable Laws to engage in its current activities pertaining to the Products, including, without limitation, investigation, manufacturing, marketing, exporting and importing the Products.

               (p) Intellectual Property. Schedule 5.1(p) sets forth a complete and correct list of all patents, trademarks, trade names, service marks, copyrights and registrations and applications therefor used in the conduct of the Business. Except as set forth on Schedule 5.1(p), Seller or AccuMed UK is the sole owner and has the exclusive right to use, free and clear of any payment, restrictions or encumbrance, all Intellectual Property. Except as set forth on Schedule 5.1(p), no Intellectual Property that is or has been used in the conduct of, or that relates to, the Business is owned otherwise than by Seller or AccuMed UK. Except as set forth on Schedule 5.1(p), neither Seller nor AccuMed UK has received any notice of any conflict with the asserted rights of others in connection with the conduct of the Business and, to the best of Seller's knowledge, the conduct of the Business as presently conducted does not conflict with or infringe upon any intellectual property rights of others. Except as set forth on Schedule 5.1(p), no Person has been granted any rights, title or interest in or to any of the Intellectual Property. Seller and AccuMed UK have taken reasonable actions to preserve and maintain its Intellectual Property relating to the Business.

               (q) Permits. Schedule 5.1(q) contains a true, correct and complete list of all Permits issued to Seller or AccuMed UK that are currently used by Seller or AccuMed UK in connection with the Business. Seller and AccuMed UK have, and are in full compliance with, all Permits that are necessary or required for the operation of the Business as it is currently being operated and its present activities on its properties and facilities, all of which Permits are in full force and effect.

               (r) Employee Relations; Collective Bargaining Agreements. There are no material controversies, including strikes, disputes, slowdowns or work stoppages, pending, or to the best of Seller's knowledge, threatened that involve any employees employed in connection with the Business. Seller and AccuMed UK have complied and are complying with all Laws relating to the employment of labor, including, without limitation, any provision thereof relating to wages, hours, collective bargaining, employee health, safety and welfare, and the payment of social security and similar taxes. Neither Seller nor AccuMed UK has experienced any material labor difficulties, including, without limitation, strikes, slowdowns, or work stoppages, since December 31, 1995. Neither Seller nor AccuMed UK is a party to any collective bargaining or union contract, and to the best of Seller's knowledge, there exists no current union organizational effort with respect to any of the Employees.

               (s) Employees and Employee Plans. (i) For purposes of this Agreement, (A) the term "Employee Plan" means each employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and each other material plan, program, agreement or arrangement, whether or not subject to ERISA, that
        (1) provides benefits for Employees and (2) is maintained by Seller, AccuMed UK or any of their respective Affiliates or to which Seller, AccuMed UK or any of their respective Affiliates contributes or is obligated to contribute, or under which Seller, AccuMed UK or any of their respective Affiliates is liable in respect of Employees and (B) the term "Employee" means each Person employed by Seller, AccuMed UK or their respective Affiliates in the Business, as listed on Schedule 5.1(s)(i), and each Person employed in the Business as of or at any time prior to the Closing, including by any predecessors-in-interest of Seller, AccuMed UK or their respective Affiliates. (The term "Employee" will include, where an Employee Plan provides benefits for beneficiaries or dependents, the beneficiaries and dependents of an Employee.)
        Schedule 5.1(s)(i) lists or describes all Employee Plans currently in effect other than Employee Plans mandated or implied by Law and usual and customary for a business such as the Business. None of the Employee Plans is a multiemployer plan within the meaning of Section 3(37) of ERISA or multiple employer plan within the meaning of Section 413(c) of the Internal Revenue Code of 1986, as amended (the "Code").

               (ii) With respect to each Employee Plan listed or described on
        Schedule 5.1(s)(i), Seller has delivered or made available to Buyer, to the extent applicable, a copy of (i) the plan document for each Employee Plan as currently in effect (or a description of any Employee Plan for which there is no written plan document), including any agreements entered into in connection with such Employee Plan, (ii) the most recent annual report (Form 5500 Series) filed with the Internal Revenue Service, (iii) the most recent actuarial report, and (iv) the most recent summary plan description, together with each summary of material modifications that has been distributed to Employees. Except as set forth on Schedule 5.1(s)(i), each Employee Plan that is intended to be qualified under Section 401(a) of the Code, and the trust (if any) forming a part thereof, has received a favorable determination from the Internal Revenue Service as to the qualification under the Code of each such Employee Plan. Seller has delivered to Buyer a copy of the most recent determination letter with respect to each such Employee Plan, and to Seller's knowledge nothing has occurred since the date of such determination letter that would adversely affect such qualification that cannot be corrected within the remedial amendment period provided under
        Section 401(b) of the Code.

               (iii) Neither Seller nor any of its Affiliates has engaged in a transaction with respect to any Employee Plan that would reasonably be expected to subject any Employee Plan or Buyer to a material civil penalty under ERISA or a material tax under the Code. Each of the Employee Plans has been operated and administered in all material respects in accordance with applicable Laws, including without limitation, to the extent applicable, ERISA. Neither Seller nor any of its Affiliates has incurred any liability under Title IV of ERISA that would reasonably be expected to result in material liability to Buyer. With respect to each Employee Plan that is a group health plan benefitting any current or former employee of Seller, any of Seller's Affiliates or any other trade or business which, together with Seller, is treated as a single employer under Section 414(t) of the Code, that is subject to Section 4980B of the Code, or was subject to Section 162(k) of the Code, Seller, any of Seller's Affiliates and each other trade or business which, together with Seller, is treated as a single employer under Section 414(t) of the Code, have complied with (i) the continuation coverage requirements of
        Section 4980B of the Code and Section 162(k) of the Code, as applicable, and Part 6 of Subtitle B of Title I of ERISA and (ii) the Health Insurance Portability and Accountability Act of 1996. There is not pending or, to Seller's knowledge, threatened, any material claim by or on behalf of any Employee Plan, by any Employee covered under any Employee Plan or otherwise involving any Employee Plan (other than routine claims for benefits).

               (iv) Except as set forth on Schedule 5.1(s)(iv), all contracts of employment between AccuMed UK and its directors and Employees are terminable by AccuMed UK without compensation (except under the Employment Rights Act of 1996 ("ERA")) by giving the applicable minimum period of notice specified in Section 86 ERA. No director or Employee of AccuMed UK has given notice terminating his contract of employment or is under notice of dismissal. There are no arrears of remuneration due to any director or Employee of AccuMed UK. AccuMed UK has complied in all material respects with all obligations imposed on it by all UK statutes and regulations relating to employment. AccuMed UK has not introduced any share incentive scheme, share option scheme or any other scheme or arrangement relating to the acquisition of any interest in shares of AccuMed UK or the Seller or profit related pay scheme for any of its directors or Employees. AccuMed UK is under no obligation, nor is AccuMed UK a party to an ex-gratia arrangement or promise, to pay, nor is AccuMed UK accustomed to paying gratuities, superannuation allowances or the like, or otherwise to provide "relevant benefits" within the meaning of Section 612(l) Income and Corporate Taxes Act 1988, to or for any of its past or present officers or Employees, or their dependents.

               (v) True and accurate copies of the trust deeds, rules and memoranda and booklet relating to the AccuMed UK retirement and death benefit scheme ("AccuMed UK Pension Scheme") have been delivered to Buyer. The AccuMed UK Pension Scheme is an exempt approved scheme within the meaning of Chapter I of part XIV of the Income and Corporation Taxes Act 1988 and there are no circumstances which will result in the withdrawal of the scheme's exempt approved status. A current contracting-out certificate under part III of the Pensions Act 1993 is in force in respect of the employment of the Employees and officers of AccuMed UK. Since the date of the last actuarial valuation of the AccuMed UK Pension Scheme, contributions have been paid at the rate recommended in that valuation. All contributions due to the AccuMed UK Pension Scheme have been promptly paid and duly accounted for by AccuMed UK. The AccuMed UK Pension Scheme has been administered and operated in accordance with the requirements of the Pensions Act 1995.

               (t) Environmental Matters. (i) The Business Real Property and all activities thereon comply in all material respects with all applicable statutes, ordinances, regulations, rules, orders and requirements of common law concerning the protection of human health, safety or the environment (collectively, "Environmental Laws").

               (ii) No Contamination is present in, on or under any of the Business Real Property. "Contamination" shall mean the presence of Hazardous Substances that may require remediation under any Environmental Law. "Hazardous Substances" shall mean materials that are or contain substances regulated pursuant to any Environmental Law.

               (iii) None of the following is present at any of the Business Real Property: polychlorinated biphenyls ("PCBs") or substances containing PCBs; asbestos or materials containing asbestos; radon exceeding the action level established by the U.S. Environmental Protection Agency ("EPA"); urea formaldehyde foam insulation; or Hazardous Substances storage tanks.

               (iv) Neither Seller nor AccuMed UK has been notified by any Governmental Authority or third party of, or has knowledge of, any violation by Seller or AccuMed UK of, or any liability of or any condition that could give rise to any liability of Seller or AccuMed UK under any Environmental Law. No civil, criminal or administrative action, claim, or other legal proceeding pursuant to any Environmental Law has been filed against Seller or AccuMed UK, or is anticipated or threatened. Neither Seller nor AccuMed UK has entered into any consent order, consent decree, administrative order, judicial order or settlement pursuant to any Environmental Law.

               (v) Schedule 5.1(t) includes a correct and complete list of all of Consents and Permits relating to the Business pursuant to Environmental Law (collectively, "Approvals"), copies of which have been delivered to Buyer. The Approvals listed on Schedule 5.1(t) are all Approvals that are necessary to conduct the Business in compliance with Environmental Law, are in full force and effect, and all fees payable in connection therewith have been paid. Neither the execution and delivery of this Agreement nor any of the transactions contemplated herein will cause any of the Approvals to be invalidated, violated or otherwise adversely affected.

               (vi) Seller has delivered to Buyer copies of all applications, reports, records, manifests, records of analyses or tests, notices of violation, summonses, orders, complaints, and any other documents relating to compliance with or liability under Environmental Law, or the environmental condition of the Business Real Property of which Seller or AccuMed UK has knowledge or possession.

               (vii) Schedule 5.1(t) discloses a correct and complete listing of all facilities at which (i) Seller (with respect to the Business) or AccuMed UK has generated, treated, stored or disposed of Hazardous Substances; or (ii) any third party under contract with Seller (with respect to the Business) or AccuMed UK has generated, treated, stored or disposed of Hazardous Substances received from Seller (with respect to the Business) or AccuMed UK.

               (viii) The generation, treatment, storage, transportation or disposal by or on behalf of Seller or AccuMed UK of any Hazardous Substance was and is in compliance with Environmental Law. Neither any facility at which such Hazardous Substances were or are generated, treated, stored or disposed of nor any of the Business Real Property, has been or is the subject of any listing by any governmental body or agency as a targeted hazardous site under any Environmental Law. No legal action under any Environmental Law has been brought against Seller or AccuMed UK by any governmental body, agency or third party.

               (ix) Nothing has occurred prior to the date of this Agreement, and nothing will occur prior to the Closing Date, that could give rise to expenditures by, and/or the filing of any lien by any governmental authority against Seller or AccuMed UK or any of the Business Real Property pursuant to any Environmental Law.

               (x) Except as set forth on Schedule 5.1(t), neither Seller nor AccuMed UK is required to obtain any Consent or file or record any environmental disclosure statement under any Environmental Law in connection with the transactions contemplated by this Agreement for any of the Business Real Property.

               (u) Absence of Certain Changes. Except as disclosed in Schedule 5.1(u), since December 31, 1997, Seller and AccuMed UK (i) have conducted the Business and operated the Acquired Assets only in the ordinary and normal course consistent with past practice and (ii) have not taken action that if taken after the date of this Agreement would constitute a violation of Section 7.1.

               (v) Taxes. Seller and AccuMed UK have prepared in good faith and duly filed or caused to be duly filed all Tax returns and reports relating to the Business and the Acquired Assets and required to be filed by Seller or AccuMed UK with any Governmental Authority. All such Tax returns were (or to the extent not yet filed will be) true, complete and correct in all material respects and filed on a timely basis. All Taxes owed to any Governmental Authority by Seller relating to the Business or by AccuMed UK for periods covered by such returns and reports, and all claims, demands, assessments, judgments, costs and expenses connected therewith, have been paid in full. Neither Seller nor AccuMed UK is a party to any action or proceeding, nor to the best of Seller's knowledge, is any such action or proceeding contemplated or threatened, for the assessment or collection of any Taxes relating to the Business or the Acquired Assets, and no deficiency notices or reports have been received by Seller or AccuMed UK in respect of any Tax relating to the Business or the Acquired Assets. For the purposes of this Agreement, "Tax" or "Taxes" means all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, customs duties, value added, or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign).

               (w) Insurance. Schedule 5.1(w) contains a list of all insurance policies (specifying the location, insured, insurer, amount of coverage, type of insurance and policy number) maintained by Seller or AccuMed UK for the Business or the Acquired Assets. All such policies are in full force and effect, all premiums with respect thereto have been paid, and no notice of cancellation or termination has been received with respect to any such policy.

               (x) Approvals. Schedule 5.1(x) sets forth a list of all Consents that must be obtained or satisfied by Seller or AccuMed UK for the consummation of the transactions contemplated by this Agreement. All Consents prescribed by any Law, or any contract, agreement, commitment or undertaking, and that must be obtained or satisfied by Seller or AccuMed UK for the consummation of the transactions contemplated by this Agreement, or for the continued performance by them of their rights and obligations thereunder, have been, or by the Closing shall have been, made, obtained and satisfied.

               (y) No Other Agreements to Sell the Acquired Assets or the Business. Neither Seller nor AccuMed UK nor either of their respective Affiliates has any legal obligation, absolute or contingent, to any Person other than Buyer to sell any Acquired Assets, the Business, any product line of the Business, or any other assets or properties of the Business, except inventory and Products in the ordinary course of business, consistent with past custom and practice.

               (z) No Brokers. Neither Seller nor AccuMed UK has entered into and will not enter into any agreement, arrangement or understanding with any Person that will result in the obligation of Buyer to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby or any other transaction.

               (aa) Solvency. Immediately after the consummation of the transactions contemplated by this Agreement, (i) Seller will be solvent (in that both the fair value of its assets will not be less than the sum of its debt and that the present fair saleable value of its assets will not be less than the amount required to pay its probable liability on its debts as they become absolute and matured), (ii) Seller will have adequate capital with which to engage in its business, and (iii) Seller will not have incurred and does not plan to incur debts beyond its ability to pay as they become absolute and matured. The Purchase Price (as adjusted pursuant to Section 3.2) is equal to or greater than the fair value of the Acquired Assets.

               (bb) Millennium Compliance. (i) Schedule 5.1(bb) contains the material details of measures that have been implemented to determine the extent to which the computer systems used in the Business (the "Computer Systems") are not in Millennium Compliance, and the material details of any program undertaken with a view toward causing the Computer Systems to achieve Millennium Compliance.

               (ii) As used herein, "Millennium Compliance" means that the Computer Systems are capable of the following before, during and/or after January 2000:

                      (A) handling date information involving all and any dates
               before, during and/or after January 1, 2000, including accepting input, providing output and performing date calculations in whole or in part;

                      (B) operating, accurately without interruption on and in
               respect of any and all dates before, during and/or after January 1, 2000 and without any change in performance;

                      (C) responding to and processing two digit year input
               without creating any ambiguity as to the century; and

                      (D) storing and providing date input information without
               creating any ambiguity as to the century.

               (cc) Confidential Information. On or prior to the date of this Agreement, Seller delivered to all parties, other than Buyer, with whom it discussed a potential sale of all or part of the Business, a letter attaching a copy of the press release issued with respect to the letter of intent by and between Seller, Key Equity Capital Corporation and Michael D. Burke, dated June 11, 1998 (the "LOI"), and advising each recipient that the confidentiality agreement between Seller and such party remains in full force and effect.

               5.2 Representations and Warranties of Buyer. Buyer represents and warrants to Seller that:

               (a) Organization and Standing; Corporate Power and Authority. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware, and has full corporate power and authority to make and perform this Agreement, and to perform the transactions contemplated by this Agreement. This Agreement and all other agreements and instruments executed and delivered by Buyer in connection herewith have been duly executed and delivered by Buyer. This Agreement and the transactions and other agreements and instruments contemplated by this Agreement have been duly authorized by all necessary corporation action, including approval by the Directors of Buyer, and constitute the valid and binding obligations of Buyer, enforceable in accordance with their respective terms.

               (b) Conflicts; Defaults. Neither the execution and delivery of this Agreement by Buyer, nor the performance of their respective obligations hereunder, will conflict with or constitute a default under any of the terms of the Articles of Incorporation or By-Laws of Buyer.

               (c) No Brokers. Buyer has not entered into and will not enter into any agreement, arrangement or understanding with any Person that will result in the obligation of Seller to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby or any other transaction.

               5.3 General. The representations and warranties of the parties hereto made in this Agreement, subject to the exceptions thereto, shall not be affected by any information furnished to, or any investigation conducted by, any of them or their representatives in connection with the subject matter of this Agreement. The representations and warranties made in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing.


                        ARTICLE 6. CONDITIONS TO CLOSING

               6.1 Conditions to the Obligations of Each Party. The respective obligations of each party to consummate the transactions provided for by this Agreement is subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

               (a) Seller Stockholder Approval. This Agreement shall have been approved by the Seller Stockholder Vote;

               (b) No Injunction. No preliminary or permanent injunction, temporary restraining order or other judicial or administrative order or decree in any jurisdiction prohibiting the Closing shall have been entered and be continuing in effect; and

               (c) Governmental Consents. All Consents of Governmental Authorities described in Section 9.5 shall have been obtained and satisfied.

               6.2 Conditions to Buyer's Obligations. The obligation of Buyer to consummate the transactions provided for by this Agreement is subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by Buyer:

               (a) Representations and Warranties. Each of the representations and warranties of Seller made in Section 5.1 shall be true and correct both on the date of this Agreement and as of the Closing Date as though made at such time;

               (b) Covenants. Seller shall have performed and complied with all covenants and agreements required to be performed or complied with by it at or prior to the Closing Date;

               (c) Consents. All Consents of third parties (other than Governmental Authorities) described in Section 5.1(x) shall have been obtained and satisfied;

               (d) Certificate of Seller. At the Closing, Seller shall have delivered to Buyer a certificate signed by Seller's President, and attested to by its Secretary or an Assistant Secretary, and dated the Closing Date, to the effect that the conditions specified in Sections 6.1(a), (b) and (c) and 6.2(a), (b) and (c) have been fulfilled;

               (e) Documents; Approvals. Seller shall have delivered the documents required by Section 4.2 and evidence reasonably satisfactory to Buyer to the satisfaction of the conditions set forth in Sections 6.1(a), (b) and (c);

               (f) Material Adverse Change. Since the date of the LOI, there shall have been no material adverse change in the condition (financial or otherwise), results of operations, properties, assets, liabilities, business or prospects of the Business, nor has there been any event or condition, whether or not discovered, of any character that has materially and adversely affected, or that is likely to materially and adversely affect, the condition (financial or otherwise), results of operations, properties, assets, liabilities, business or prospects of the Business;

               (g) Agreement with Akzo Nobel. Seller and Akzo Nobel shall have entered into a covenant not to sue, in form and substance satisfactory to Buyer, in connection with the threatened litigation described on
        Schedule 5.1(n);

               (h) Sun Prairie Facility. With respect to the Sun Prairie, Wisconsin facility (the "Sun Prairie Facility") owned by Becton Dickinson & Company or an Affiliate thereof ("BD"), the following shall have occurred: (i) Seller and BD shall have entered into the following agreements, in form and substance reasonably satisfactory to Buyer, (a) an Exchange Agreement and Amendment, (b) Manufacturing Agreement, (c) Option to Purchase, and (d) Purchase and Sale Agreement, (ii) Buyer shall have completed a due diligence investigation of the environmental condition of the Sun Prairie Facility and shall be satisfied with the results of such investigation, and (iii) BD shall not have expressed an intention not to proceed with the consummation of the transactions contemplated by clause (h)(i) above;

               (i) Elimination of Certain Liens. At or prior to the Closing, Seller shall take such actions as may be required to secure the release as of the Closing of all Liens on the Acquired Assets and the assets of AccuMed UK;

               (j) Sublease. Seller and Buyer shall have executed and delivered the Sublease (as defined in Section 7.13;

               (k) UK Environmental Review. Buyer shall have completed such environmental assessments and investigations of the AccuMed UK Real Property and surrounding property as Buyer or its advisors and consultants deem necessary or appropriate, including, without limitation, sampling and analysis of environmental media to detect the presence or confirm the absence of contamination, including any contamination that may be present in groundwater, and the sources of any such contamination;

               (l) Solvency Letter. The Solvency Letter referred to in Section
        7.16 shall have been reaffirmed in writing by the Appraiser as of the Closing Date;

               (m) Release. Seller shall have executed and delivered to Buyer a release relating to AccuMed UK in substantially the form of Exhibit F (the "Release");

               (n) Closing Statement. The Closing Statement shall be reasonably satisfactory to Buyer;

               (o) Return of Confidential Information. Seller shall have delivered evidence reasonably satisfactory to Buyer that all parties, other than Buyer, with whom Seller discussed a potential sale of all or part of the Business, have returned to Seller or destroyed all confidential information relating to the Business provided to such parties by Seller or AccuMed UK or their respective representatives; and

               (p) Concerning Intellectual Property. Seller shall have taken all corrective action specified in Schedule 6.2(p) with respect to the Intellectual Property identified therein.

               6.3 Conditions to Seller's Obligations. The obligations of Seller to consummate the transactions provided for by this Agreement are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by Seller, except for the conditions set forth in Section 6.3(c):

               (a) Representations and Warranties. Each of the representations and warranties of Buyer made in Section 5.2 of this Agreement shall be true and correct both on the date hereof and as of the Closing Date as though made at such time;

               (b) Covenants. Buyer shall have performed and complied with all covenants and agreements required to be performed or complied with by them at or prior to the Closing Date;

               (c) Certificates of Buyer. At the Closing, Buyer shall have delivered to Seller a certificate signed by its President or a Vice President, and attested to by its Secretary or an Assistant Secretary, and dated the Closing Date, to the effect that the conditions specified in Sections 6.3(a) and (b) have been fulfilled; and

               (d) Certificates; Documents. Buyer shall have delivered the documents required by Section 4.3.

                         ARTICLE 7. COVENANTS OF SELLER

               7.1 Conduct of Business. During the period from the date of this Agreement through the Closing Date, Seller shall, and shall cause AccuMed UK to,
(i) conduct the Business as a going concern and conduct the Business and maintain and operate the Acquired Assets diligently and in the ordinary and normal course and consistent with past custom and practice (including, without limitation, using its commercially reasonable efforts to (A) preserve beneficial relationships between Seller and AccuMed UK and their respective employees, distributors, agents, lessors, suppliers and customers and (B) continue normal maintenance, marketing, advertising, distributional and promotional expenditures in connection with the Business) and (ii) consult with Buyer in relation to any matters relating to the Business that are material or out of the ordinary course of business. Without limiting the generality of the foregoing and except as otherwise expressly provided in this Agreement, during the period from the date of this Agreement through the Closing Date, neither Seller nor AccuMed UK shall:

               (a) Obligations for Borrowed Money. In connection with the Business or the Acquired Assets (i) create, incur or assume any debt (including obligations in respect of capital leases) or any debt for money borrowed (whether long- or short-term), except to the extent permitted under credit facilities existing on the date hereof; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligation of any other Person; or (iii) make any loans, advances or capital contributions to any other Person, other than Trade Payables;

               (b) Employee Matters. (i) Increase in any manner the rate of compensation of any of their respective officers or other employees employed or retained in connection with the Business, (ii) make or agree to make any payment pursuant to any Employee Plan, including, without limitation, any payment of any bonus, incentive compensation, deferred compensation, pension, retirement allowance, severance or other employee benefit, except as required by any existing Employee Plan disclosed on the Schedules to this Agreement, to any such officers or employees, whether past or present; (iii) enter into or modify any collective bargaining agreement relating to the Business, except as required by Law; or (iv) commit itself to any additional Employee Plan, or employment or consulting agreement with a Person employed or retained in connection with the Business, or to amend any of such plans or agreements, except as required by Law;

               (c) Sale of Assets. Sell, transfer, license or otherwise dispose of or agree to sell, transfer, license or otherwise dispose of any Acquired Assets, except inventory in the ordinary and normal course of business consistent with past custom and practice;

               (d) Failure to Maintain Assets. Fail to maintain the Acquired Assets in good working condition, normal wear and tear excepted;

               (e) Contracts. (i) Enter into any other agreements, commitments, contracts or undertakings relating to the Business or the Acquired Assets, except agreements, commitments, contracts or undertakings made in the ordinary and normal course of business consistent with past practice and the representations and warranties of Seller contained in this Agreement; or (ii) amend any Contracts;

               (f) Encumbrances. Encumber or grant or create a Lien on any of the Acquired Assets;

               (g) Insurance. Cause any of the policies of insurance referred to in Section 5.1(w) to terminate, lapse or be canceled, unless equivalent replacement policies, without lapse of coverage, shall be put in place;

               (h) Litigation. Enter into any compromise or settlement of any litigation, action, suit, claim, proceeding or investigation relating to the Business or the Acquired Assets, except (i) settlements made in the ordinary and normal course of business or by insurers, involving amounts not in excess of $10,000 and (ii) settlements related solely to Retained Liabilities;

               (i) Representations and Warranties. Take any action the taking of which, or omit to take any action the omission of which, would cause any of the representations and warranties contained in Section 5.1 to fail to be true and correct as of the Closing as though made at and as of the Closing;

               (j) Affiliate Transactions; Dividends. Engage in any transactions in connection with the Business or the Acquired Assets, including transactions relating to the purchase or sale of goods, raw materials, inventories or other operating or production items, intracorporate or otherwise, with any of their respective Affiliates from the date of this Agreement until the Closing, except in the ordinary course of business of the Business. Neither Seller nor AccuMed UK shall (i) declare or pay any dividend, whether payable in cash or securities or (ii) authorize for issuance, issue, sell or deliver any capital stock or split, combine or subdivide its capital stock, except for shares of AccuMed common stock upon exercise or conversion of options, warrants, preferred stock or 12% Convertible Notes outstanding on the date of this Agreement;

               (k) Charter Amendments. Make any amendment to the AccuMed UK Charter;

               (l) Accounting Methods. Make any change to its accounting (including tax accounting) systems, policies, principles, practices or methods, including, without limitation, any change in its method of computing reserves, or fail to maintain its books, accounts and records for the Business in accordance with GAAP;

               (m) Permits. Terminate or fail to renew or preserve any existing Permits other than those which are no longer required, or fail to operate the Business under the terms of its existing Permits and in compliance with all applicable Laws, or fail to file with the FDA any application, registration, filing, report, including, without limitation, any MDR or other document required to be filed in connection with the operation of the Business;

               (n) Accounts Payable and Receivable. Delay or postpone the payment of accounts payable and other liabilities or institute any unusual or accelerated collection efforts with respect to its accounts receivable, in each case, beyond its normal practice;

               (o) Transfer of Employees. Permit any of Seller's employees who are not employees of the Business to transfer employment to the Business; or

               (p) Commitments. Agree or commit to do any of the foregoing.

               7.2  Disclosure Supplements.

               (a) From time to time prior to the Closing, Seller shall promptly supplement or amend the Schedules to this Agreement with respect to any matter (i) that may arise hereafter and that, if existing or occurring at or prior to the date of this Agreement, would have been required to be set forth or described in the Schedules to this Agreement, or (ii) that makes it necessary to correct any information in the Schedules to this Agreement or in any representation and warranty of Seller that has been rendered inaccurate thereby. No supplement or amendment to the Schedules to this Agreement or any delivery of Schedules after the date of this Agreement, unless expressly consented in writing by Buyer, shall be deemed to (i) cure any breach of any representation or warranty made in this Agreement, (ii) modify, affect or diminish Buyer's right to terminate this Agreement pursuant to Section 10.1(c) of this Agreement or (iii) limit the indemnity provided in Section 11.2.

               (b) During the period from the date of this Agreement to the Closing, Seller shall promptly (i) furnish or make available to Buyer copies of all operating reports and monthly, quarterly and year-end financial statements relating to the Business as soon as they become available, all certified by Seller's chief financial officer that such financial statements fairly present the financial position and results of operations of the Business for the periods covered by such statements in accordance with GAAP consistently applied (subject to normally recurring year-end audit adjustments and without footnote disclosures), and (ii) notify Buyer of (A) any material change in the condition (financial or otherwise), business, assets, properties, operations or prospects of the Business, and (B) the institution or settlement of any litigation, action, suit, investigation, claim or proceeding involving the Business (other than those relating solely to Retained Liabilities) and of any developments therein.

               7.3 Closing. Seller shall use its reasonable efforts to cause the conditions set forth in Sections 6.1 and 6.2 to be satisfied by the Closing Date.

               7.4  Confidentiality.

               (a) Seller shall, and shall cause its Affiliates, officers, employees, representatives, consultants and advisors to, hold in confidence and not use all confidential information that remains in the possession of Seller or its Affiliates after the Closing concerning the Business and the Acquired Assets. Seller shall not release or disclose any such information to any Person other than Buyer and its authorized representatives. Notwithstanding the foregoing, the confidentiality obligations of this Section shall not apply to information:

               (b) that Seller is compelled to disclose by judicial or administrative process (including arbitration or settlement negotiations), or, in the opinion of counsel, by other mandatory requirements of Law;

               (c) that can be shown to have been generally available to the public other than as a result of a breach of this Section; or

               (d) that can be shown to have been provided to Seller by a third party who obtained such information other than from Seller or other than as a result of a breach of this Section.

                       (i) Seller shall, and shall cause its Affiliates to,
               promptly notify Buyer if it learns of any unauthorized use of disclosure of any confidential information concerning the Business or the Acquired Assets by any Person that is subject to a confidentiality agreement with Seller, whether such use or Seller's discovery thereof occurs prior to or after the Closing (such unauthorized use or disclosure, a "CA Breach").

                      (ii) In the event Seller or Buyer discover a CA Breach,
               Seller shall, upon Buyer's request, take all commercially reasonable actions necessary to enjoin such Person's use or disclosure of the confidential information and to pursue all other remedies available pursuant to the parties' confidentiality agreement and at law; provided, however, that if Seller is required to take such enforcement actions after the Closing, Buyer shall reimburse Seller for its reasonable costs and expenses, including attorneys' fees, in connection therewith.

               7.5 Maintenance of Insurance. Seller shall after the Closing use its reasonable efforts to maintain any policies of insurance that cover liabilities associated with the operation of the Business prior to the Closing; provided, that after the Closing Seller shall not be required to pay any additional premiums in respect of such policies or maintain in effect any insurance coverage other than coverage disclosed on the Schedules hereto.

               7.6  Trade Names.

               (a) License. To the extent the Retained Name appears on (i) any plant, building or equipment, or (ii) any stationery, business form, packaging, container, sign or other property (real or personal) included in the Acquired Assets, Seller grants, and/or confirms the grant by its Affiliates of, a royalty-free license to Buyer to use the Retained Name with respect to and on such Acquired Assets until the later of (i) December 31, 1999 or (ii) the exhaustion of such materials.

               (b) Use of Tradenames by Seller. After the Closing Date, Seller and its Affiliates shall not use any of the Tradenames for any reason, including use of such names in connection with any product, business, subsidiary, division or other affiliated entity of Seller.

               (c) Remedies. If this Section 7.6 is breached or threatened to be breached, Buyer and Seller expressly consent that in addition to any other remedy the other may have, Buyer and Seller shall be entitled to apply for and receive injunctive relief in order to prevent the continuation of any existing breach or the occurrence of any threatened breach.

               7.7 Maintenance of, and Access to, Records. After the Closing Date, Seller shall provide Buyer with access (with an opportunity to make copies), during normal business hours, and upon reasonable notice, to any records relating to the Business that are retained by Seller. Seller shall preserve and maintain any books and records relating to the Business and retained by Seller for at least five years after the Closing Date.

               7.8  Non-Competition.

               (a) Period and Conduct. As further consideration for the purchase and sale of the Acquired Assets and the transactions contemplated by this Agreement, during the period commencing on the Closing Date, and ending on the third anniversary thereof, Seller shall not:

                      (i) enter into or engage in any business that currently
               competes with the Business within the Restricted Territory (as defined below);

                      (ii) solicit customers, active prospects, business or
               patronage for any business wherever located, that competes with the Business within the Restricted Territory or sell any products or services for any business, wherever located, that competes with the Business within the Restricted Territory;

                      (iii) solicit, divert, entice or otherwise take away any
               customers, former customers, active prospects, business, patronage or orders of the Business or attempt to do so; or

                      (iv) promote or assist, financially or otherwise, any
               Person engaged in any business that competes with the Business within the Restricted Territory.

               (b) Restricted Territory. "Restricted Territory" means: (a) the geographic area within a 100 mile radius of any and all of the locations where the Business maintains an office or a manufacturing facility during the two years prior to the date of this Agreement; and (b) all of the specific customers, whether within or outside of the geographic area described in (a) above, with which Seller (with respect to the Business) or AccuMed UK conducted business during the two years prior to the date of this Agreement.

               (c) Tolling of Covenants. If it is judicially determined that Seller has violated any of its obligations under Section 7.8(a), then the period applicable to each obligation that

        Seller has been determined to have violated automatically will be extended by a period of time equal in length to the period during which such violation(s) occurred.

               (d) Nonsolicitation. Seller shall not, and shall cause each of its Affiliates not to, directly or indirectly, at any time solicit or induce or attempt to solicit or induce any employee, representative or agent of the Business to terminate his, her or its employment, representation or other association with the Business.

               (e) Non-Competition - Direct or Indirect. Seller will be in violation of this Section if it engages in any or all of the activities set forth in Section 7.8 directly on its own account, or indirectly for any other Person and whether as partner, joint venturer, agent and/or director of any Person or as an equity holder of any Person in which Seller owns, directly or indirectly, any of the outstanding equity interests; provided, however, that the direct or indirect ownership by Seller of an interest constituting no more than five percent in the aggregate of the outstanding voting capital stock in any Person whose shares are traded on a recognized stock exchange or over the counter market shall not, of itself, be a violation of this Section 7.8.

               (f) Remedies. Inasmuch as a breach, or failure to comply with,
        Section 7.8 will cause serious and substantial damage to Buyer, if Seller or any of its Affiliates should in any way breach, or fail to comply with, the terms of this Section 7.8, Buyer shall be entitled to an injunction restraining Seller and such Affiliates from any such breach or failure. All remedies expressly provided for in this Section 7.8(d) are cumulative of any and all other remedies now existing at law or in equity. Buyer shall, in addition to the remedies provided in this Agreement, be entitled to avail itself of all such other remedies as may now or hereafter exist at law or in equity for compensation, and for the specific enforcement of the covenants contained in this Agreement. Resort to any remedy provided for hereunder or provided for by law shall not preclude or bar the concurrent or subsequent employment of any other appropriate remedy or remedies, or preclude the recovery by Buyer or monetary damages and compensation.

               (g) Subsidiaries, Division and Affiliates. For the purpose of this Section 7.8, "Buyer" shall include its subsidiaries, divisions and Affiliates as they may exist from time to time.

               (h) Severability. Each subsection of this Section 7.8 constitutes a separate and distinct provision hereof. In the event that any provision of this Section 7.8 shall finally be judicially determined to be invalid, ineffective or unenforceable, such determination shall apply only in the jurisdiction in which such adjudication is made and every other provision of this Section 7.8 shall remain in full force and effect. The invalid, ineffective or unenforceable provision shall, without further action by the parties, be automatically amended to effect the original purpose and intent of the invalid, ineffective or unenforceable provision; provided, however, that such amendment shall apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made.

               7.9 Accounts Receivable. In the event that Seller or any of its Affiliates receives any payment relating to any Account Receivable included in the Acquired Assets outstanding on or after the Closing Date, such payment shall be the property of, and shall be immediately forwarded and remitted to, Buyer. Seller or such Affiliate will promptly endorse and deliver to Buyer any cash, checks or other documents received by Seller on account of any such Accounts Receivable. Seller or such Affiliate shall advise Buyer (promptly following Seller's becoming aware thereof) of any counterclaims or set-offs that may arise subsequent to the Closing Date with respect to any Account Receivable.

               7.10 No Solicitation. From the date of this Agreement through and until the earlier of termination of this Agreement pursuant to Article 10 or Closing, except to the extent contemplated by the letter agreement, dated September 25, 1998, between Seller and BD, none of Seller nor any of its Affiliates, employees, officers, agents or advisors shall, directly or indirectly, (a) solicit, initiate or encourage any inquiries, proposals or offers from any Person relating to any acquisition (or sublease as the case may be) of the Acquired Assets or the Business, or any securities of, or any merger, consolidation or business combination with, Seller or AccuMed UK, or (b) with respect to any effort or attempt by any other Person to do or seek any of the foregoing, (i) participate in any discussions or negotiations, (ii) furnish to any other Person any information with respect to, or afford access to the properties, books or records of or relating to, Seller, AccuMed UK, the Acquired Assets or the Business, or (iii) otherwise cooperate in any way with, or assist or participate in, or facilitate or encourage any such effort. Seller shall promptly notify Buyer if any such proposal or offer or any inquiry or contact with any Person with respect thereto is made.

               7.11 Plant Closing Obligations. If Seller, AccuMed UK or any of their respective Affiliates takes any action that could be construed as a "plant closing" or "mass layoff," or that results in any employee retained or employed in connection with the Business suffering or deeming to have suffered any "employment loss," as those terms are defined in WARN or any similar Law, Seller or AccuMed UK, as the case may be, and such Affiliates shall be solely responsible for providing any notice required by WARN or any similar Law and for making payments, if any, that may be required under WARN or any similar Law for failure to provide appropriate notice.

               7.12 No Interference. From the date of this Agreement through and until the earlier of termination of this Agreement pursuant to Article 10 or Closing, Seller and its Affiliates, employees, officers, agents or advisors shall (a) not interfere, directly or indirectly, with Buyer's efforts to secure the employment of, the individuals listed on Schedule 7.12 (the "Protected Employees"), and (b) shall use commercially reasonable efforts to retain the Protected Employees as Employees.

               7.13 Sublease. Prior to the Closing, Seller and Buyer shall enter into an agreement (the "Sublease") by which Seller shall lease to Buyer a portion of Seller's Chicago, Illinois facility, substantially on the terms set forth in Exhibit G.

               7.14 Further Assurances; Customer and Supplier Relationships; Assertion of Claims.

               (a) Seller shall use its reasonable efforts to implement the provisions of this

        Agreement, and for such purpose Seller, at the request of Buyer, at or after the Closing, shall, without further consideration, promptly execute and deliver, or cause to be executed and delivered, to Buyer such deeds, assignments, bills of sale, Consents and other instruments in addition to those required by this Agreement, in form and substance satisfactory to Buyer, and take all such other actions, as Buyer may reasonably deem necessary or desirable to implement any provision of this Agreement or to more effectively transfer, convey and assign to Buyer good and marketable title to, and to put Buyer in actual possession and operating control of, all of the Acquired Assets, free and clear of all Liens, other than Permitted Liens.

               (b) From and after the Closing, Seller shall use its reasonable efforts to assist in the transfer to Buyer of the goodwill and reputation associated with the Business.

               (c) Seller covenants and agrees with Buyer that after the Closing Date, Seller shall give Buyer 10 days' prior written notice of any intent on the part of Seller or any of its Affiliates to assert any claim against any former customer (including the Customers) or supplier (including the Suppliers) of Seller or such Affiliate relating to the Business or the Acquired Assets.

               7.15 Confidential Information.

               (a) Within three business days following the date of this Agreement, Seller shall deliver to Buyer copies of all written correspondence sent by Seller to any party with whom Seller discussed a potential sale of all or part of the Business informing such party that the LOI had been executed.

               (b) Prior to Closing, Seller shall use its best efforts to cause all parties, other than Buyer, with whom Seller discussed a potential sale of all or part of the Business, to return to Seller or destroy all confidential information relating to the Business provided to such parties by Seller or AccuMed UK or their respective representatives.

               7.16 Solvency Letter. Seller shall have delivered to Buyer no later than 30 days after the execution of this Agreement a letter (the "Solvency Letter") from an independent third party selected by Seller and reasonably satisfactory to Buyer (the "Appraiser") attesting that, immediately after the Closing Date: (i) Seller will be solvent (in that both the fair value of its assets will not be less than the sum of its debts and that the present fair saleable value of its assets will not be less than the amount required to pay its probable liability on its debts as they become absolute and matured); (ii) Seller will have adequate capital with which to engage in its business; and
(iii) Seller will not have incurred and does not plan to incur debts beyond its ability to pay as they become absolute and matured.

                          ARTICLE 8. COVENANTS OF BUYER

               8.1 Maintenance of, and Access to, Records. From and after the Closing, Buyer shall, whenever reasonably requested by Seller, permit Seller to have access to such business records turned over to Buyer pursuant to this Agreement as may be required by Seller in connection with any audit or investigation by any Governmental Authority, or any matter relating to insurance coverage or third party claims, in each such case to the extent relating to the operation of the Business by Seller and AccuMed UK prior to the Closing. Buyer shall preserve and maintain the records relating to the Business that are part of the Acquired Assets for at least six years after the Closing Date.

               8.2 Closing. Buyer shall use its reasonable efforts to cause the conditions set forth in Sections 6.1(c) and 6.3 to be satisfied by the Closing Date.


                     ARTICLE 9. CERTAIN ADDITIONAL COVENANTS

               9.1  Due Diligence Investigation.

               (a) Access to Records and Properties. Prior to the Closing, (a) Buyer shall be entitled, and Seller shall permit Buyer, to conduct such investigation of the condition (financial or otherwise), business, assets, properties, operations or prospects of the Business as Buyer shall reasonably deem appropriate, and (b) Seller shall (i) provide Buyer and its agents and representatives, including its independent accountants, internal auditors and attorneys, full and complete access to all the facilities, offices and personnel of Seller, and to all of the books and records of Seller with respect to the Business and the Acquired Assets (including, without limitation, access to records related to the Business dating from January 1, 1995 to the Closing Date as necessary for tax and accounting purposes and work papers of any independent accountant), (ii) cause Seller's officers, employees and advisors to furnish Buyer with such financial and operating data (including the data described in Section 7.2(b)) and other information with respect to the condition (financial or otherwise), business, assets, properties, operations or prospects of Seller with respect to the Business as Buyer shall reasonably request, and (iii) permit Buyer to make such inspections and copies thereof as Buyer may reasonably require. In addition, Buyer shall be provided with full and complete access to the customers, suppliers and employees of the Business and the opportunity to make cooperative and investigative sales calls on purchasers of Products, for the purpose of both due diligence investigation of the Business and to seek confirmation of their intent to maintain an employment or business relationship with Buyer after the Closing.

               (b) Confidentiality. Buyer shall maintain, and will cause its Affiliates and representatives to maintain, the confidentiality of proprietary information it learns as a result of its and their investigation in accordance with the terms of that Confidentiality Agreement, between Michael D. Burke and Seller, dated March 2, 1998 (the "Confidentiality Agreement"). Buyer and Seller agree that as of the date of this

        Agreement, the Confidentiality Agreement shall be deemed to be amended to add Buyer and its Affiliates as parties thereto.

               9.2  Proxy Material; Stockholder Meeting.

               (a) Preparation of Proxy Statement. Seller and Buyer shall as promptly as practicable prepare and file with the SEC a proxy statement in definitive form relating to the meeting of Seller's stockholders to be held in connection with the approval of this Agreement, as amended or supplemented (such definitive proxy statement, as it may be amended or supplemented from time to time, the "Proxy Statement"). Seller shall use all reasonable efforts, and Buyer shall cooperate with Seller, to have the Proxy Statement cleared by the SEC as promptly as practicable. Seller shall, as promptly as practicable, provide copies of any written comments received from the SEC with respect to the Proxy Statement to Buyer and advise Buyer of any verbal comments with respect to the Proxy Statement received from the SEC. Seller shall use all reasonable efforts to cause the Proxy Statement to be mailed to its stockholders at the earliest practicable date and to obtain the necessary approvals by its stockholders of this Agreement and the transactions contemplated hereby. If at any time prior to Closing, any event with respect to Seller of any of its subsidiaries or with respect to other information supplied by Seller or for inclusion in the Proxy Statement shall occur which is required to be described in an amendment of, or a supplement to, the Proxy Statement, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of Seller, with a copy to Buyer.

               (b) Stockholder Meeting. Seller shall cause a meeting of its stockholders (the "Seller Stockholder Meeting") to be duly called and held as soon as reasonably practicable for the purpose of voting on the approval of the sale of the Acquired Assets and the Assumed Liabilities as contemplated by this Agreement, and the Directors of Seller shall recommend adoption of this Agreement by Seller's stockholders. Seller will comply with all legal requirements applicable to such meeting.

               9.3 Bulk Transfer Laws. Buyer hereby waives compliance by Seller with the laws of any jurisdiction relating to bulk transfers that may be applicable in connection with the transfer of the Acquired Assets to Buyer. This provision shall not be deemed in any way to limit the indemnity provided in
Section 11.2.

               9.4 Press Releases and Disclosure. Except (i) as otherwise expressly provided in this Agreement and (ii) as required by Law or the rules and regulations of the National Association of Securities Dealers, Inc., no party hereto and none of their respective Affiliates shall issue or cause publication of any press release or other announcement or public communication with respect to this Agreement or the transactions contemplated hereby or otherwise disclose this Agreement or the transactions contemplated hereby to any third party (other than attorneys, advisors and accountants to Seller or Buyer) without (i) the prior written consent of the other party hereto and (ii) the prior written approval of the other party hereto on the timing and content of such press release, announcement or communication, which consent and approval shall not be unreasonably withheld.

               9.5 Regulatory Approvals. Seller will, and will cause its appropriate Affiliates to, and Buyer will, use, in each case, commercially reasonable efforts (which shall not be construed to require Buyer to divest any businesses or assets or enter into any hold separate agreement, consent decree or similar order) to obtain any authorizations, consents, orders and approvals of any Governmental Authority necessary for the performance of its respective obligations pursuant to this Agreement and any of the other Transaction Documents, and the consummation of the transactions contemplated hereby and thereby, and will cooperate fully with each other in all reasonable respects in promptly seeking to obtain such authorizations, consents, orders and approvals. Neither Seller, on the one hand, nor Buyer, on the other hand, will take any action that will have the effect of delaying, impairing or impeding the receipt of any required regulatory approvals (which shall not be construed to require Buyer to divest any businesses or assets or enter into any hold separate agreement, consent decree or similar order). Seller will supply Buyer with copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof) between Seller or its representatives, on the one hand, and any Governmental Authority or members of their respective staffs, on the other hand, with respect to this Agreement or the transactions contemplated hereby.

               9.6  Employee Matters.

               (a) Employee Benefits. Seller shall retain all liabilities and obligations in respect of its past, present and future employees under the Employee Plans and applicable Laws. Without limiting the generality of the foregoing or of Section 2.2(c), Buyer shall have no liability or obligation whatsoever under the Employee Plans, nor shall Buyer have any obligation to provide any employee benefits to any Employees. Seller shall offer to all employees of the Business at the time of the Closing the right to continue their coverage under Seller's group health plan(s) (as defined in Section 5000(b)(1) of the Code), such offers to be made in accordance with the continuation coverage requirements of Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code.

               (b) Future Employment. Except as set forth on Schedule 9.6, Buyer shall offer employment from and after the Closing to all Employees who are actively employed on the Closing Date, on such terms and conditions as Buyer may, in its sole discretion, determine, and will recognize for seniority purposes the past services of such Employees. Prior to the Closing, upon reasonable prior notice to Seller, Buyer may communicate with any of the Employees currently employed in the Business.

               (c) No Employment by Seller. After the Closing, Seller shall not solicit or hire any Employee listed on Schedule 5.1(s)(i) that does not accept employment with Buyer.

               (d) Employee Information. (i) Subject to applicable legal restrictions, Buyer and Seller shall provide each other, in a timely manner, with any information that the other may reasonably request with respect to any Employee of Seller or, after the Closing, any Person employed by Buyer in the Business, his employment with and compensation from Seller or Buyer, or rights or benefits under any Employee Plan or any personnel policy of Seller or Buyer relating to the Business.

                      (ii) Without in any way limiting the generality of Section
               9.6(d)(i), and to the extent they may legally do so, Seller shall afford Buyer and its representatives such access to the medical, workers' compensation and other health-related records of the Employees (the "Employee Health Records") as are maintained by or available to Seller and as Buyer shall, in its sole discretion, deem reasonably necessary or desirable, and Buyer shall be permitted, to the extent Seller may legally give such permission, to make copies of such Employee Health Records as it may deem reasonably necessary or desirable. Promptly after the date of this Agreement, Seller shall use its reasonable efforts to obtain or cause to be obtained any consent of any Employee, health care provider, workers' compensation authority or other Person as may be necessary in order to permit Seller to afford Buyer and its representatives with access to and permission to copy Employee Health Records as provided in this Section 9.6(c).


                             ARTICLE 10. TERMINATION

               10.1 Termination. This Agreement and the transactions contemplated hereby may be terminated at any time prior to the Closing:

               (a) Mutual Consent. By mutual written consent of Seller and Buyer;

               (b) Closing Date. By Seller or Buyer if the Closing shall not have occurred on or before March 31, 1999 (the "Termination Date");

               (c) Seller Misrepresentation or Breach. By Buyer if there has been a material breach by Seller of any of its representations, warranties, covenants, obligations or agreements set forth in this Agreement or in any writing delivered pursuant hereto by Seller;

               (d) Buyer Misrepresentation or Breach. By Seller, if there has been a material breach by Buyer of any of its representations, warranties, covenants, obligations or agreements set forth in this Agreement or in any writing delivered pursuant hereto by Buyer;

               (e) Court Order. By Seller or Buyer if consummation of the transactions contemplated hereby shall violate any non-appealable final order, decree or judgment of any court or Governmental Authority having competent jurisdiction;

               (f) Buyer's Conditions. By Buyer, if (i) any condition precedent to Buyer's obligation to effect the Closing set forth in Section 6.1(c) or 6.2 is not satisfied, or shall have become incapable of fulfillment, and such condition is not waived, if waivable, by Buyer on or prior to the Termination Date or (ii) any condition precedent to Buyer's obligation to effect the Closing set forth in Section 6.1(a) is not satisfied, or shall have become incapable of fulfillment, on or prior to the Termination Date;

               (g) Seller's Conditions. By Seller, if (i) any condition precedent to Seller's obligation to effect the Closing as set forth in
        Section 6.1(c) or 6.3 is not satisfied, or shall have become incapable of fulfillment, and such condition is not waived, if waivable, by Seller on or prior to the Termination Date or (ii) any condition precedent to Seller's obligation to effect the Closing set forth in Section 6.1(a) is not satisfied, or shall have become incapable of fulfillment, on or prior to the Termination Date; or

               (h) Solvency Letter. By Buyer if Seller shall fail to deliver, or cause to be delivered to Buyer, the Solvency Letter within 30 days after the date of this Agreement.

               10.2 Effect of Termination. If this Agreement is terminated pursuant to Section 10.1, written notice thereof shall forthwith be given to the other party and this Agreement shall thereafter become void and have no further force and effect and all further obligations of Seller and Buyer under this Agreement shall terminate without further liability of Seller or Buyer, except that (a) each party will return all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution of this Agreement, to the party furnishing the same, and all confidential information received by any party hereto with respect to the business of any other party shall be treated in accordance with Section 7.4; (b) the obligations of Seller and Buyer under Sections 7.4, 9.4, 12.4 and 12.13 shall survive such termination; and (c) such termination shall not constitute a waiver by any party of any claim it may have for damages caused by reason of, or relieve any party from liability for, any breach of this Agreement prior to termination under Section 10.1.


                           ARTICLE 11. INDEMNIFICATION

               11.1 Indemnification by Buyer. From and after the Closing, Buyer shall indemnify, defend and hold Seller, its Affiliates, and their respective directors, officers, representatives, employees and agents harmless from and against any and all claims, actions, suits, demands, assessments, judgments, losses, liabilities, damages, costs and expenses (including, without limitation, interest, penalties, attorneys' fees and expenses, accounting fees and investigation costs) (collectively, "Liabilities") that may be incurred by them resulting or arising from or related to, or incurred in connection with: (a) the failure of Buyer to assume, pay, perform and discharge the Assumed Liabilities,
(b) the failure of Buyer to report the purchase of the Acquired Assets in accordance with the allocations required by Section 3.3, (c) any breach of any representation, warranty, covenant, obligation or agreement of Buyer contained in this Agreement or in any other Transaction Document and (d) the conduct of the Business following the Closing.

               11.2  Indemnification by Seller.

               (a) From and after the Closing, Seller shall indemnify, defend and hold Buyer and AccuMed UK and their respective Affiliates, and their respective directors, officers, representatives, employees and agents harmless from and against any and all Liabilities that may be incurred by Buyer or AccuMed UK resulting or arising from, related to or incurred in connection with: (a) the failure of Seller to assume, pay, perform and discharge the Retained Liabilities, (b) the failure of Seller to report the sale of the Acquired Assets in accordance with the allocations required by Section 3.3, (c) any breach of any representation, warranty, covenant, obligation or agreement of Seller contained in this Agreement or in any other Transaction Document, (d) any failure to comply with the laws of any jurisdiction relating to bulk transfers that may be applicable in connection with the transfer of the Acquired Assets to Buyer and (e) any liability or obligation described in Section 2.2(a).

               (b) In addition to the provisions of Section 11.2(a) and without limiting the generality of such provisions, Seller agrees to fully indemnify and hold harmless Buyer and its respective parent corporations and subsidiaries and all other members, if any, of any group of which Buyer is a member for Tax purposes (any subsequent reference to "Buyer" in this clause shall mean either Buyer individually or one or more of its affiliates as described herein, as appropriate) against and in respect of and, on demand, will reimburse Buyer for, any and all liability whatsoever, and however imposed (including any claim asserted or deficiency assessed against or collected from Buyer), in respect of
        (1) any Taxes for any and all taxable periods (or portion thereof) ending on or prior to the Closing Date, (2) any unpaid Taxes, whether determined on a separate, consolidated, combined or unitary basis, relating to Seller (or any member of a group for tax purposes in which Seller is or was included) (A) imposed under Treasury Regulation Section 1.1502-6 or any comparable provision of state, local or foreign law with respect to any taxable period beginning prior to the Closing Date or (B) pursuant to any guaranty, indemnification, Tax sharing or similar agreement made on or before the Closing Date relating to the sharing of liability for, or payment of, Taxes or (3) any Taxes payable by Seller pursuant to Section 12.4.

               11.3 Notice of Claim; Right to Participate in and Defend Third Party Claim.

               (a) If any indemnified party receives notice of the assertion of any claim, the commencement of any suit, action or proceeding, or the imposition of any penalty or assessment by a third party in respect of which indemnity may be sought hereunder (a "Third Party Claim"), and the indemnified party intends to seek indemnity hereunder, then the indemnified party shall provide the indemnifying party with prompt written notice of the Third Party Claim, but in any event not later than 10 calendar days after receipt of such notice of Third Party Claim. The failure by an indemnified party to notify an indemnifying party of a Third Party Claim shall not relieve the indemnifying party of any indemnification responsibility under this Article 11, unless such failure materially prejudices the ability of the indemnifying party to defend such Third Party Claim.

               (b) The indemnifying party shall have the right to control the defense, compromise or settlement of the Third Party Claim with its own counsel (reasonably satisfactory to the indemnified party) if the indemnifying party delivers written notice to the indemnified party, within 10 days following the indemnifying party's receipt of notice of the Third Party Claim from the indemnified party, acknowledging its obligations to indemnify the indemnified party with respect to such Third Party Claim in accordance with this Article 11, and, to the extent litigation counsel to the indemnified party deems reasonable after assessing the merits of such Third Party Claim, establishes security in form and substance reasonably satisfactory to the indemnified party to secure the indemnifying party's obligations under this Article 11 with respect to such Third Party Claim; provided, however, that the indemnifying party shall not enter into any settlement of any Third Party Claim (i) that would impose or create any obligation or any financial or other liability affecting the indemnified party if such liability or obligation is not covered by the indemnification provided to the indemnified party hereunder or (ii) that does not include as an unconditional term thereof the giving to such indemnified party by each claimant or plaintiff to such Third Party Claim of a release from all liability with respect to such Third Party Claim. In its defense, compromise or settlement of any Third Party Claim, the indemnifying party shall timely provide the indemnified party with such information with respect to such defense, compromise or settlement as the indemnified party shall request, and shall not assume any position or take any action that would impose an obligation of any kind on, or restrict the actions of, the indemnified party.

               (c) The indemnified party shall be entitled (at the indemnified party's expense) to participate in the defense by the indemnifying party of any Third Party Claim with its own counsel. In addition, in the event that the indemnified party shall in good faith determine, based upon the advice of counsel, that the indemnified party may have available to it one or more defenses or counterclaims that are inconsistent with one or more of those that may be available to the indemnifying party in respect of such Third Party Claim, the indemnified party shall have the right to participate in the defense thereof, in which case the indemnifying party shall be responsible for the reasonable fees and expenses of one separate counsel for all indemnified parties with respect to such Third Party Claim. In the event that the indemnifying party does not undertake the defense, compromise or settlement of a Third Party Claim in accordance with Section 11.3(b), the indemnified party shall have the right to control the defense or settlement of such Third Party Claim with counsel of its choosing.

               (d) Any indemnifiable claim hereunder that is not a Third Party Claim shall be asserted by the indemnified party by promptly delivering notice thereof to the indemnifying party. If the indemnifying party does not respond to such notice within 30 days after its receipt, it shall have no further right to contest the validity of such claim.


                            ARTICLE 12. MISCELLANEOUS

               12.1 Amendments. This Agreement may be amended only by a writing executed by all of the parties hereto.

               12.2 Entire Agreement. This Agreement, the other agreements expressly provided for in this Agreement and the Confidentiality Agreement set forth the entire understanding of the parties hereto with respect to the subject matter of this Agreement, and supersede all prior contracts, agreements, arrangements, communications, discussions, representations and warranties, whether oral or written, between the parties, including, without limitation, the LOI.

               12.3 Governing Law. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of Ohio, without regard to its conflicts of law doctrine. Seller hereby agrees to submit to the personal jurisdiction of the state or federal courts located in the State of Ohio. Notwithstanding the foregoing, any party may initiate and prosecute any legal proceeding or seek enforcement of any judgment in any proper court having jurisdiction in the United States or elsewhere.

               12.4 Expenses. All legal, accounting and other costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense. All sales, transfer, recordation and documentary Taxes and fees that may be payable in connection with the transactions contemplated by this Agreement shall be borne by Seller.

               12.5 Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given (a) when received if personally delivered or sent by registered or certified mail, return receipt requested, postage prepaid, (c) within 12 hours after being sent by telecopy, with confirmed answerback, or (d) within one business day of being sent by priority delivery by established overnight courier, to the parties at their respective addresses set forth below.

               To Seller:      AccuMed International, Inc.
                               900 N. Franklin Street, Suite 401
                               Chicago, Illinois  60610
                               Telephone:  (312) 642-9200
                               Telecopy:   (312) 642-3101

                               Attention:   Paul F. Lavallee
                                            Chairman, President and Chief
                                            Executive Officer

               With a copy to: AccuMed International, Inc.
                               1500 7th Avenue
                               Sacramento, California  95818
                               Telephone:  (916) 443-6800
                               Telecopy:   (916) 443-6850

                               Attention:   Joyce L. Wallach
                                            General Counsel


               To Buyer:       Key Equity Capital Corporation
                               127 Public Square
                               Cleveland, Ohio  44114
                               Telephone:  (216) 689-5776
                               Telecopy:   (216) 689-3204

                               Attention:   Stephen R. Haynes
                                            Vice President
                      and      Michael D. Burke
                               626 Blue Spruce Trail
                               Auburn Township, Ohio  44023
                               Telephone:  (440) 708-0557
                               Telecopy:    (440) 708-0558

               With a copy to: Jones, Day, Reavis & Pogue
                               North Point
                               901 Lakeside Avenue
                               Cleveland, Ohio 44114
                               Telephone:  (216) 586-3939
                               Telecopy:   (216) 579-0212

                               Attention:    Charles W. Hardin, Jr.

Any party by written notice to the others given in accordance with this Section
12.5 may change the address or the Persons to whom notices or copies thereof shall be directed.

               12.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together will constitute one and the same instrument.

               12.7 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but no rights, obligations or liabilities hereunder shall be assignable by any party without the prior written consent of the other parties, except that Buyer may effect any such assignment to (i) one or more of its Affiliates, (ii) a purchaser of all or substantially all of the Acquired Assets or (iii) any lender to the Buyer as collateral.

               12.8 Waivers. Except as otherwise provided in this Agreement, Buyer or Seller (acting on behalf of itself and its appropriate Affiliates), may waive in writing compliance by any of the other parties hereto (to the extent such compliance is for the benefit of the party giving such waiver) with any of the terms, covenants or conditions contained in this Agreement or in any of the other Transaction Documents (except such as may be imposed by law). Any waiver by any party of any violation of, breach of, or default under, any provision of this Agreement or any of the other Transaction Documents, by any other party shall not be construed as, or constitute, a continuing waiver of such provision, or waiver of any other violation of, breach of or default under any other provision of this Agreement or any of the other Transaction Documents.

               12.9 Third Parties. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any Person or entity other than Buyer or Seller any rights or remedies under or by reason of this Agreement.

               12.10 Schedules and Exhibits. The Schedules and Exhibits attached to this Agreement are incorporated into, and shall be part of, this Agreement for all purposes.

               12.11 Headings; References. The headings in this Agreement are solely for convenience of reference and shall not be given any effect in the construction or interpretation of this Agreement. Unless otherwise indicated, all references to Articles, Sections and Schedules refer to the Articles and Sections of this Agreement and the Schedules to this Agreement, respectively.

               12.12  Certain Definitions.

               (a) For purposes of this Agreement, the term "Affiliate" shall mean any Person that directly, or indirectly through one or more Persons, controls, is controlled by, or is under common control with, the Person specified or, directly or indirectly, is related to or otherwise associated with any such Person or entity; provided that the term "Affiliate," when used with reference to Seller, shall not be deemed to include AccuMed UK.

               (b) For purposes of this Agreement and of any other Transaction Document, the phrase, "to the best of Seller's knowledge" or "Seller's knowledge" shall be deemed to include all information that is actually known or, in the exercise of reasonable diligence in the normal course of their employment and/or assigned duties, should be known, by each of the following individuals: (i) the officers of Seller and all management who are employed or retained by Seller or any of its Affiliates in connection with the Business, whether or not such individuals were or are also officers, directors of employees of Seller or any of its Affiliates, and (ii) all other individuals employed or retained by Seller or any of its Affiliates who have (or should have) exercised by reason of their position, responsibilities or duties, the principal supervisory, monitoring or compliance function with respect to any of the particular subject matters addressed by the representations and warranties set forth in Article 5.

               12.13 Remedies Not Exclusive. No remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy and each remedy shall be cumulative and shall be in addition to every other remedy given hereunder or hereafter existing at law or in equity or by statute or otherwise. No remedy shall be deemed to be a limitation on the amount or measure of damages resulting from any breach of this Agreement. The election of any one or more remedies shall not constitute a waiver of the right to pursue other available remedies.

               12.14 Gender and Number. The masculine, feminine or neuter gender and the singular or plural number shall each be deemed to include the others whenever the context so indicates.

               IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this Agreement as of the date first above written.


                                        ACCUMED INTERNATIONAL, INC.


                                        By:  /s/ PAUL F. LAVALLEE
                                             -----------------------------------
                                             Name:  Paul F. Lavallee
                                             Title: Chairman, President and
                                                    Chief Executive Officer



                                        AMI ACQUISITION CORP.


                                        By:  /s/ STEPHEN R. HAYNES
                                             -----------------------------------
                                             Name:  Stephen R. Haynes
                                             Title: Vice President

                           Accumed International, Inc.
                      900 North Franklin Street, Suite 401
                             Chicago, Illinois 60610


                           For the Special Meeting of
                    Stockholders to be held December 21, 1998


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoints Paul F. Lavallee and Leonard R. Prange and each of them, Proxies, each with full power of substitution to vote all of the stock of the undersigned at the Special Meeting of Stockholders of AccuMed International, Inc. (the "Company") to be held on December 21, 1998 at 10:00 a.m. (Chicago time) at the Company's offices located at 900 North Franklin Street, Suite 401, Chicago, Illinois, and at any adjournment thereof, in the manner indicated and in their discretion on any other business which may properly come before said meeting, all in accordance with and as more fully described in the Notice and accompanying Proxy Statement for said meeting, receipt of which is hereby acknowledged. THE SHARES REPRESENTED BY THIS PROXY SHALL BE VOTED AS SPECIFIED BELOW. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR APPROVAL OF EACH OF THE PROPOSALS LISTED ON THE REVERSE SIDE.

        1. Approval of the sale of the Microbiology Business in accordance with the terms of the Asset Purchase Agreement.

           FOR [  ]              AGAINST [  ]                 ABSTAIN [  ]

        2. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof, if such business was not known to the Board of Directors prior to the solicitation of this Proxy.

           FOR [  ]              AGAINST [  ]                 ABSTAIN [  ]

IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF THE PROPOSALS SET FORTH DESCRIBED ABOVE.

                                        Dated: ______________________, 1998


                                        ________________________________________
                                        Signature of Stockholder

                                        ________________________________________
                                        Signature of Stockholder



                                        Please sign exactly as your name appears hereon. Please mark, date, sign and return the Proxy promptly in the enclosed envelope. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If the signature is for a corporation, please sign full corporate name by authorized officer. If the shares are registered in more than one name, all holders must sign.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.